UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to §240.14a-12

AMERICAN ORIENTAL BIOENGINEERING, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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AMERICAN ORIENTAL BIOENGINEERING, INC.

1 Liangshuihe First Avenue
Beijing Economic and Technology Development Area, E-Town
Beijing, 100176 PRC

February __, 2014

Dear Stockholder,

You are cordially invited to attend a special meeting of stockholders, which we refer to as the special meeting, of American Oriental Bioengineering, Inc., a Nevada corporation (the “Company,” “AOB”, “we”, “us” or “our”), to be held on March 14, 2014, at 9:00 p.m. Beijing Time (local time), which is equivalent to March 14, 2014 and 8:00 a.m. US Eastern Standard Time. The meeting will be held at 1 Liangshuihe First Avenue, Beijin E-town Economic and Technology Development Area, E-Town, Beijing 100176, People’s Republic of China.

The Company intends to engage in a transaction that is structured to reduce the number of record holders of our common shares, par value $0.002 (the “Common Shares”) to fewer than 300 allowing us to terminate registration of our Common Shares under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and suspend our reporting obligations under Section 13(a) of the Exchange Act. This transaction will eliminate the significant expense required to comply with the reporting and related requirements of being a publicly traded company in the U.S. Often referred to as a “going private” transaction, the transaction (the “Transaction”) will consist of a reverse stock split of our Common Shares, whereby each 501 outstanding Common Shares will be converted into one whole Common Share (the “Reverse Stock Split”), and, in lieu of us issuing fractional shares to stockholders who will hold fractional shares as a result of the Reverse Stock Split, we will pay cash equal to $0.50 (the “Cash Payment”) multiplied by the number of pre-Reverse Stock Split Common Shares held by such stockholder. Accordingly, stockholders owning fewer than 501 pre-Reverse Stock Split shares will have no further interest in the Company, no longer be stockholders of the Company and will be entitled to receive only the Cash Payment multiplied by the number of pre-Reverse Stock Split shares owned by them. Stockholders owning at least 501 pre-Reverse Stock Split shares, who after the Reverse Stock Split will continue as stockholders, but own a fractional share as a result of the Reverse Stock Split will receive a Cash Payment based on their pre-Reverse Stock Split share equivalent of their fractional share. Although none of our officers and directors hold a number of shares evenly divisible by 501, they will not receive a Cash Payment for fractional shares and will continue to hold such fractional shares after the Transaction.

After careful consideration, our Board of Directors has concluded that the costs associated with being a public reporting company in the U.S. are not justified by the benefits. After the termination of the registration of our Common Shares and suspension of our duty to file periodic reports and other information with the Securities and Exchange Commission (the “SEC”), we will no longer be subject to the reporting and related requirements under the Exchange Act and we will cease to file reports and information with the SEC, as more fully described in the accompanying Proxy Statement.

A special committee of our Board of Directors (the “Special Committee”) was formed to review the Transaction and has determined that the Transaction is in the best interests of the Company and is substantively and procedurally fair to the stockholders of the Company, including stockholders who will be cashed-out and stockholders who will continue to hold our Common Shares after the Transaction. In connection with its review, the Special Committee retained Roth Capital Partners (“Roth”), as independent valuation consultants and received Roth’s opinion regarding the fairness of the Cash Payment to our stockholders. Upon the recommendation of the Special Committee to approve the Transaction, the Board of Directors adopted the Special Committee’s conclusion as to fairness, and approved the Transaction.

The Company’s Board of Directors, by unanimous written consent dated as of October 31, 2013, authorized and approved the Reverse Stock Split. Under Nevada law we must seek stockholder approval in connection with the Reverse Stock Split. At the special meeting, you will be asked to consider and vote upon a proposal to approve the Reverse Stock Split. Under Nevada law, stockholders are entitled to certain dissenters’ rights of appraisal in connection with the Reverse Stock Split. Our Board of Directors recommends that you vote for the proposal to approve the Reverse Stock Split.

The accompanying proxy statement contains details on the Transaction described in this letter, including important information concerning the Reverse Stock Split, terminating the registration of our Common Shares and the suspension of our duty to file periodic reports and other information with the SEC. We strongly urge you to read the accompanying proxy statement, along with its Exhibits, carefully and in their entirety.

Although the Special Committee of our Board of Directors and our Board of Directors have approved the Reverse Stock Split, the Cash Payment and the subsequent deregistration of our Common Shares and suspension of our duty to file periodic reports and other information with the SEC, the Special Committee reserves the right to abandon, postpone or modify the foregoing at any time before they are consummated for any reason.

Your vote is very important. The Reverse Stock Split cannot be completed unless the Company obtains the affirmative vote of holders of at least a majority of the voting power of the our Common Shares. Please note that failing to vote has the same effect as a vote “AGAINST” the Reverse Stock Split.

Whether or not you plan to attend the special meeting, please complete, date, sign, and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. In order to be counted at the special meeting, your proxy card, telephone or electronic vote must be received by 11:59 p.m. (U.S. Eastern time) on March 13, 2014. Each stockholder is entitled to one vote for each share held as of the close of business on February 14, 2014.

If your Common Shares are held in “street name” by your bank, broker, or other nominee, your bank, broker, or other nominee will be unable to vote your Common Shares without instructions from you. You should instruct your bank, broker, or other nominee to vote your Common Shares in accordance with the procedures provided by your bank, broker, or other nominee. The failure to instruct your bank, broker, or other nominee to vote your Common Shares “FOR” the proposal to approve the Reverse Stock Split will have the same effect as a vote “AGAINST” the proposal to approve the Reverse Stock Split.

This proxy statement provides a detailed description of the Reverse Stock Split and the Transaction. In addition, it contains important information regarding the special meeting. We urge you to read carefully this entire proxy statement, its exhibits, the annual report and all of the documents incorporated into this proxy statement by reference. You may also obtain additional information about the Company from documents we have filed with the United States Securities and Exchange Commission, which we refer to as the SEC, which are available for free without charge at the SEC’s website www.sec.gov.

By order of the Board of Directors of American Oriental Bioengineering, Inc.

By: /s/ Tony Liu
Tony Liu
Chairman and Chief Executive Officer

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AMERICAN ORIENTAL BIOENGINEERING, INC.

1 Liangshuihe First Avenue, Beijing E-Town Economic and Technology Development Area, E-Town
Beijing 100176, People’s Republic of China

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
to be held on March 14, 2014

TO THE STOCKHOLDERS OF AMERICAN ORIENTAL BIOENGINEERING, INC:

The Special Meeting of the stockholders of American Oriental Bioengineering, Inc., a Nevada corporation (the “Company,” “AOB,” “we,” “us” or “our”), will be held on March 14, 2014, at 9:00 p.m. Beijing Standard Time (local time), which is equivalent to March 14, 2014, 2011 at 8:00 a.m. U.S. Eastern Standard Time (the “Special Meeting”), at 1 Liangshuihe First Avenue, Beijing E-Town Economic and Technology Development Area, E-Town, Beijing 100176, People’s Republic of China, for the following purpose:

•	To consider and vote on a proposal to approve a 1-for-501 reverse stock split (the “Reverse Stock Split”) of the Company’s common shares, par value $0.002 per share (the “Common Shares”).

The proposal to approve the Reverse Stock Split requires the vote of stockholders holding a majority of the voting power of the Company’s Common Shares. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE REVERSE STOCK SPLIT.

The Board of Directors set February 14, 2014 as the record date (the “Record Date”) to determine those holders of common stock, par value $0.002 per share, of the Company (the “Common Stock”), and series A preferred stock, par value $0.001 per share, of the Company (the “Series A Preferred Stock”), who are entitled to notice of, and to vote at, the Special Meeting. A list of the stockholders entitled to vote at the meeting may be examined at the Company’s office at 1 Liangshuihe First Avenue, Beijing E-Town Economic and Technology Development Area, E-Town, Beijing 100176, People’s Republic of China during the 10-day period preceding the Special Meeting.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of matters to be considered at the Special Meeting. Please read the attached proxy statement carefully. All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly, or submit your proxy by telephone or the Internet. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope is enclosed for your convenience.

On or about February 21, 2014, the Company shall mail to all stockholders of record, as of the Record Date, this Proxy Statement, proxy card and Annual Report for the Fiscal Year ended December 31, 2012 (the “Annual Report”). The Company will only deliver one Proxy Statement and Annual Report to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Proxy Statement, Annual Report and any future annual reports, proxy statements and other information to any security holder at a shared address to which a single copy of this Proxy Statement and Annual Report was delivered, or deliver a single copy of this Proxy Statement, and Annual Report and any future annual reports, proxy statements and other information to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the Company’s President at the address of the Company’s principal executive offices located at 1 Liangshuihe First Avenue, Beijing E-Town Economic and Technology Development Area, E-Town, Beijing 100176, People’s Republic of China, Telephone No. (86-10)-5982-2039.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF SUCH TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND A CRIMINAL OFFENSE. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT OR THE RELATED SCHEDULE 13E-3 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND IF GIVEN OR MADE, YOU SHOULD NOT RELY ON ANY SUCH INFORMATION OR REPRESENTATION AS HAVING BEEN AUTHORIZED BY THE COMPANY. ALL STOCKHOLDERS SHOULD CAREFULLY READ THIS PROXY STATEMENT AND ITS EXHIBITS IN THEIR ENTIRETY BEFORE MAKING ANY DECISION IN RESPECT OF OUR COMMON SHARES.

By Order of the Board of Directors, /s/ Tony Liu Tony Liu Chairman of the Board and Chief Executive Officer Dated: February ___, 2014

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EXHIBIT A: FAIRNESS OPINION OF ROTH CAPITAL PARTNERS, LLP

EXHIBIT B: DISSENTER’S RIGHTS UNDER NEVADA LAW

EXHIBIT C: MINUTES OF A MEETING OF BOARD OF DIRECTORS OF THE COMPANY

EXHIBIT D: COMPANY FINANCIAL PROJECTIONS

EXHIBIT E: PRECEDENT GOING PRIVATE ANALYSIS

EXHIBIT F: VALUATION ANALYSIS, DATED AUGUST 21, 2013

EXHIBIT G: VALUATION ANALYSIS, DATED OCTOBER 20, 2013

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SUMMARY TERM SHEET

This summary term sheet highlights selected information from this Proxy Statement about the proposed Transaction. This summary term sheet may not contain all of the information that is important to you. For a more complete description of the Transaction, you should carefully read this Proxy Statement and all of its Exhibits in their entirety. For your convenience, we have directed your attention to the location in this Proxy Statement where you can find a more complete discussion of each item listed below.

As used in this Proxy Statement, “the Company,” “we,” “our” and “us” refers to American Oriental Bioengineering, Inc., and the “Transaction” refers, collectively, to the Reverse Stock Split, together with the related Cash Payment to the stockholders in lieu of the issuance of fractional shares of our Common Shares.

The Transaction is considered a “going private” transaction as defined in Rule 13e-3 promulgated under the Exchange Act, because it is intended to, and, if completed, will enable us to, terminate the registration of (or deregister) our Common Shares under Section 12(g) of the Exchange Act and suspend our duty to file periodic reports and other information with the SEC under Section 13(a) thereunder. In connection with the Transaction, we have filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3.

Reverse Stock Split	We will effect a Reverse Stock Split of our Common Shares, whereby every 501 shares of our Common Shares issued and outstanding as of the effective date of the Reverse Stock Split will be converted into one whole share of our Common Shares. In lieu of issuing any fractional shares to stockholders who will only hold fractional shares as a result of the Reverse Stock Split, we will make a Cash Payment equal to $0.50 per pre-Reverse Stock Split share to such stockholders. Although none of our officers and directors hold a number of shares evenly divisible by 501, they will not receive a Cash Payment for fractional shares and will continue to hold such fractional shares after the Transaction. Accordingly, such stockholders owning fewer than 501 pre-Reverse Stock Split shares will have no further interest in the Company, will no longer be stockholders of the Company and will be entitled to receive only the Cash Payment of $0.50 multiplied by the number of pre-Reverse Stock Split shares owned by them. However, stockholders owning at least 501 pre-Reverse Stock Split shares, who after the Reverse Stock Split will continue as stockholders, but own a fractional share as a result of the Reverse Stock Split will also receive a Cash Payment based on their pre-Reverse Stock Split share equivalent of their fractional share. The fractional shares purchased by the Company will be cancelled and returned to the status of authorized but unissued shares. Stockholders owning 501 or more pre-Reverse Stock Split shares will continue to be stockholders of the Company after the Reverse Stock Split. Pursuant to Nevada law, the Reverse Stock Split requires the approval of holders of a majority of the voting power of the Company’s Common Shares. See “Special Factors - Material Terms” and “Special Factors – Purpose of the Transaction” beginning on page 10 and “Special Factors - Structure of the Transaction” beginning on page 29.

Determination of Reverse Split Ratio	On October 25, 2013, the Special Committee initially approved a ratio for the reverse split of 1-for-1001 and subsequently on October 31, 2013 altered the ratio to 1-for-501. The Special Committee altered the ratio because it believed that 1-for-501 was the right ratio, because it will support the Company’s plan to reduce the number of record stockholders below 300, so that the Company will no longer be registered with the SEC and can save over $3 million annually that is associated with its reporting duties. In addition, the Special Committee determined that this ratio is the appropriate ratio because it had to take into consideration the amount of cash the Company has available and will have available after the Cash Payment and costs associated with the Transaction. The Special Committee wanted to limit the overall cash payment to the stockholders and the costs to complete the Transaction below $5 million, which is essential as the Company’s cash balance as of September 30, 2013 was only $3,230,995. A ratio that was higher would have drained the Company of its cash. Limiting the cash paid in this transaction, along with the future savings as a result of going private, will help in the Company’s effort to stay in business while looking for future opportunities to improve its business situation. The Special Committee may at any time prior to the effectiveness of the Reverse Stock Split determine to use a different ratio if the Special Committee determines that it is in the best interests of our stockholders to do so. If the Special Committee subsequently alters the ratio, we will provide you with notice through an amendment to this Proxy Statement.

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Purpose of the Transaction	The primary purpose of the Transaction is to reduce the number of record holders of our Common Shares to fewer than 300, thereby allowing us to “go private.” We would file a Form 15 Certificate of Termination of Registration with the SEC under the Exchange Act as soon as possible after consummation of the Transaction so that we would no longer be required to file annual, quarterly or current reports, and we would not be required to comply with the SEC’s proxy rules. The Transaction is an isolated transaction and is not pursuant to a plan to periodically increase a stockholder’s proportionate interest in our assets or earnings and profits. After the Transaction, the Company will continue to be subject to and will comply with the requirements of Nevada law, including requirements with respect to stockholder meetings and information dissemination. See “Special Factors - Purpose of the Transaction” and “Special Factors - Effects of the Transaction” beginning on pages 10 and 13, respectively.

Fairness of the Transaction	A Special Committee of our Board of Directors has reviewed the Transaction and has determined that the Transaction is in the best interests of the Company and is substantively and procedurally fair to the stockholders of the Company. In connection with its review, the Special Committee retained Roth Capital Partners, LLC (“Roth”) as independent valuation consultants and received Roth’s opinion regarding the fairness of the Cash Payment. The full text of Roth’s written opinion, which sets forth assumptions made, procedures followed, matters considered and the qualifications and limitations on the scope of the review undertaken in connection with the opinion, is attached to this Proxy Statement as Exhibit A. You are urged to, and should, read the opinion of Roth carefully and in its entirety. See “Special Factors - Fairness of Transaction” beginning on page 15.

Effects of the Transaction	Following the completion of the Transaction, certain stockholders who will continue as stockholders of the Company, including certain affiliates and members of management owning our Common Shares, will own an increased percentage of our outstanding Common Shares than such stockholder held prior to the Transaction. We currently have no intention to change our business operations as a result of the Transaction, or to engage in any extraordinary transactions, such as a merger or sale of assets as a result of the Transaction. After the Transaction, we do not intend to make available to our stockholders any financial or other information about us that is not required by law. We do not intend, but may in our discretion elect, to distribute press releases for material and other events. We will continue to hold stockholder meetings as required under Nevada law, including annual meetings, or to take actions by written consent of our stockholders in lieu of meetings. See “Special Factors - Background of the Transaction,” “Special Factors - Effects of the Transaction” and “Security Ownership of Certain Beneficial Owners and Management” beginning on pages 11, 13 and 41, respectively.

Timing of the Transaction	The Company intends to effect the Transaction as soon as practicable after approval of the stockholders of the proposal to effect the Reverse Stock Split included in this Proxy Statement, however no later than March 25, 2014. The effective date of the Reverse Stock Split will be determined by the Board. The record date of the Reverse Stock Split will be at least 10 days prior to the effective date. See “Special Factors - Effects of the Transaction” beginning on page 13.

Advantages of the Transaction	The Special Committee believes that the Transaction may have the following advantages, among others:

	•	through the Transaction we will be able to provide complete liquidity for certain of our stockholders at a price determined by the Special Committee to be fair and in the best interests of the unaffiliated stockholders, where there has, recently, been somewhat limited liquidity available through the public trading markets;

	•	although liquidity is limited, unaffiliated stockholders will have some ability to either buy or sell shares in order to determine whether to remain as stockholders or to be cashed out;

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	•	we will eliminate the significant costs related to complying with our obligations as a public company to the benefit of those stockholders remaining after the Transaction. Since we will no longer have to comply with the public reporting and other requirements of the Exchange Act and the Sarbanes-Oxley Act, we will no longer need to incur certain expenses relating to printing and mailing stockholders documents, our investor relations function, SEC filing fees and personnel time required to comply with our obligations under certain U.S. federal securities laws. We estimate that following the Transaction, we will save approximately $3,000,000 in cash before taxes annually.

See the information under the captions “Special Factors—Purpose of the Transaction” and “Special Factors—Reasons for the Transaction” beginning on pages 10 and 11, respectively.

Disadvantages of the Transaction	The Special Committee believes that the Transaction may have the following disadvantages, among others:
	•	stockholders owning fewer than 501 shares of our Common Shares will not have an opportunity to liquidate their shares at a time and for a price of their choosing following effectiveness of the Transaction. Instead, these stockholders will be cashed out, will no longer be stockholders and will not have the opportunity to participate in or benefit from any future potential appreciation in our value;

	•	stockholders holding our Common Shares following the Transaction will no longer have readily available to them all of the information regarding our operations and financial results that is currently available in our filings with the SEC;

	•	stockholders holding our Common Shares following the Transaction will face a lack of a liquid market for their Common Shares;

	•	we will have no ability to access the public capital markets and to use public securities in attracting and retaining executives and other employees and a decreased ability to use stock to acquire other companies;

	•	certain rights and protections that the U.S. federal securities laws give to stockholders of public companies will cease and the termination of our Exchange Act registration will make many of the provisions of the Securities Exchange Act of 1934 that are intended to protect investors, such as the short-swing profit provisions of Section 16, the proxy solicitation rules under Section 14 and the stock ownership reporting rules under Section 13, no longer applicable, and the Sarbanes-Oxley Act, which imposed many additional rules and regulations on public companies that were designed to protect investors, will no longer apply to us;

	•	we will incur costs associated with the Transaction;

	•	there is the potential for renewed applicability of public reporting requirements if stockholders who continue to hold our Common Shares after the Transaction transfer stock in a manner that results in more than 300 record holders; and

	•	the Transaction may be taxable for cashed out stockholders

Source of Funds	Upon consummation of the Transaction, a maximum of approximately $3.7 million will be required to cash-out fractional shares as part of the Transaction. However, the amount actually paid in connection with the Transaction could be less or more depending on how many shares we are actually required to cash-out upon consummation of the Transaction, which will depend in part on whether stockholders who presently own less than 501 shares buy additional shares in order to remain stockholders following the Transaction and whether stockholders who presently own 501 or more shares sell shares in order to participate in the cash-out. We anticipate incurring approximately $400,000 in advisory, legal, financial, accounting, printing and other fees and costs in connection with the Transaction. See the information under the caption “Other Matters Related to the Transaction—Source and Amounts of Funds” in this Proxy Statement on page 34.

Tax Consequences	A stockholder who receives no Cash Payment as a result of the Transaction generally will not recognize any gain or loss for U.S. federal income tax purposes. A stockholder who receives a Cash Payment for a fractional share of our Common Shares as a result of the Transaction generally will recognize gain or loss or be treated as having received a distribution for U.S. federal income tax purposes. The specific U.S. federal income tax consequences to a stockholder will depend on the particular circumstances of such stockholder. See “Other Matters Related to the Transaction - Material U.S. Federal Income Tax Consequences” beginning on page 37. You are urged to consult with your own tax advisor regarding the tax consequences of the Transaction to you in light of your own particular circumstances.

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Dissenters’ Rights	Under Nevada law, our stockholders are entitled to dissenters’ rights with respect to the Cash Payment. Upon effectiveness of the Reverse Stock Split, any stockholder who believes that the Cash Payment of $0.50 per share is too low will have the right to object and have a court in Nevada determine the value of such stockholder’s shares, and to be paid the appraised value determined by the court, which could be more or less than the Cash Payment of $0.50 per share. A dissenters’ rights notice will be mailed to stockholders promptly after the effective date of the Reverse Stock Split. See “Other Matters Related to the Transaction - Dissenters’ Rights” and “Other Matters Related to the Transaction - Stockholder Approval under Nevada Law” both sections beginning on page 36.

Trading in the Shares	Stockholders are not prohibited from or restricted in trading their shares prior to the Transaction. However, the price of our Common Shares is volatile, in part because of the low volume of trading. This volatility may increase due to the announcement of the Transaction, especially if stockholders begin purchasing in high volumes to cover short positions.

Stockholders with Shares Held in Street Name	If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” with respect to those shares, and this Proxy Statement is being forwarded to you by your broker or other nominee. Your broker or other nominee is considered, with respect to those shares, the stockholder of record. Although the Transaction is designed to reduce the number of stockholders of record, we intend to treat stockholders holding our Common Shares in street name in substantially the same manner as stockholders whose shares are registered in their names for purposes of the Transaction. However, banks, brokers or other nominees may have different procedures, and stockholders holding our Common Shares in street name should contact their bank, broker or nominee regarding the treatment of their shares. If you hold a total of 501 or more Common Shares divided up among multiple brokerage and/or record accounts, each with fewer than 501 shares, we urge you to contact your bank, broker or other nominee immediately to make arrangements to register and/or consolidate your holdings or take such other steps as may be necessary in order to avoid processing delays after consummation of the Transaction.

Payment for Shares	As soon as practicable after the Transaction, the Exchange Agent will send all stockholders with stock certificates representing the right to receive Cash Payments a letter of transmittal with instructions to be used to transmit Common Share certificates. Upon proper completion and execution of the letter of transmittal, and the return of the letter of transmittal and accompanying stock certificate(s) to the Exchange Agent, each stockholder entitled to receive payment will receive a check for such stockholder’s stock. Stockholders should allow for approximately five business days after mailing for the Exchange Agent to receive the letter of transmittal and accompanying stock certificate. The Exchange Agent will send a check for such stockholder’s stock within approximately ten business days after receiving such properly completed letter of transmittal and accompanying stock certificate. In the event we are unable to locate a stockholder, or if a stockholder fails properly to complete, execute and return the letter of transmittal and accompanying stock certificate to the Exchange Agent, any funds payable to such holder pursuant to the Transaction will be held in escrow until a proper claim is made, subject to applicable abandoned property laws. Please do not send your stock certificates to us or the Exchange Agent until after you have received the letter of transmittal and instructions. See the information under the caption “Special Factors -- Structure of the Transaction—Exchange of Certificates for Cash Payment” beginning on page 32.

Affiliate Interests	As a result of the Transaction, we estimate that certain of our directors and executive officers will increase their collective percentage beneficial ownership of our Common Shares from approximately 24% to 30%. None of the Company’s directors and executive officers will receive any new benefits as a result of the transactions. It is currently anticipated that they will all continue in the same management positions and receive the same salary and equity compensation that they received prior to the Transaction and will continue to own their proportionate share of equity after the Reverse Stock Split. After the Transaction, Mr. Liu will own 25.50% of the Common Shares and continue to own 100% of the series A preferred stock pursuant to which he has 25% voting control over matters brought before the Common Shares. Mr. Min will own 2.03%, Ms. Li will own 1.93% and Messrs. Patti, Wang, Zhang, Xu and Gao will each own less than one percent. See the information under the caption “Other Matters Related to the Transaction – Potential Conflicts of Interest” beginning on page 35.

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Factors Considered by the Special Committee	In addition to the advantages and disadvantages described above, the Special Committee considered numerous factors in recommending approval of the Transaction, including:
	•	the opinion of Roth to the effect that, as of October 24, 2013 (the date of the opinion), that the Cash Payment of $0.50 is a fair price, from a financial point of view, for the value of the Company’s Common Shares;

	•	the fact the $0.50 per share price represented a premium of $0.07 to $0.43, the 30 day volume weighted average price as of October 21, 2013 of the Common Shares;

	•	the fact that there has been only a limited and inconsistent public trading market for our Common Shares;

	•	the fact that a substantial number of our stockholders will have an opportunity to liquidate their holdings at a price of $0.50 per share pursuant to the Reverse Stock Split without any brokerage costs;

	•	the lack of attractive strategic alternatives; and

	•	the significant capital required to improve our business and the available alternatives to finance these capital expenditures.
For a more comprehensive review of the factors considered by the Special Committee, see the information under the caption “Special Factors” beginning on page 10.

Factors Considered by the Board	The Board considered numerous factors in approving the Transaction, including:
	•	the recommendation of the Special Committee, based on the analysis and factors described herein which were adopted by the Board; and
	•	the Special Committee having received from its independent valuation consultants, Roth, an opinion on October 24, 2013 with respect to the fairness of the Cash Payment of $0.50, from a financial point of view for the value of the Company’s Common Shares.

Reservation	The Special Committee of our Board of Directors retains the right to abandon, postpone or modify the Transaction and the subsequent deregistration of our Common Shares under the Exchange Act and suspension of our duty to file periodic reports and other information with the SEC thereunder if it determines that it is not in the best interest of the Company and its stockholders. If the Special Committee determines not to proceed with the Transaction, we will continue to operate our business as presently conducted. A number of factors or circumstances could cause the Special Committee to abandon, postpone or modify the Transaction and such deregistration and suspension, including, without limitation, the following:

•	If, immediately prior to the Transaction, the Special Committee does not believe that the Transaction will sufficiently reduce the number of record holders of our Common Shares to a level that reasonably assures us that the Company would not be required under the Exchange Act to revert to a public reporting company in the foreseeable future after the Transaction is completed, then the Special Committee may elect to abandon, postpone or modify the Transaction.

•	The Special Committee may elect to abandon, postpone or modify the Transaction if the aggregate cash payments to stockholders necessary to complete the Transaction is expected to exceed $5.0 million.

•	Even if the aggregate cash payments to stockholders necessary to complete the Transaction is within the budgetary guideline set by the Special Committee, the Special Committee may elect to abandon, postpone or modify the Transaction if the then economic conditions or the financial condition of the Company, or their outlooks, be such that, in the judgment of the Special Committee, it is no longer advisable to effect the Transaction.

•	If the Special Committee determines that it is in the best interest of the Company and its stockholders for the Company to enter into any other strategic transaction that may arise in the future, such as an asset or stock sale or a business combination transaction, then the Special Committee may elect to abandon, postpone or modify the Transaction.

•	If for any other reason the Special Committee determines that the Transaction is no longer in the best interest of the Company and its stockholders, then it may elect to abandon, postpone or modify the Transaction.

If the Special Committee determines to abandon, postpone or modify the Transaction, then the Company will notify the stockholders of such determination in accordance with applicable rules and regulations. See “Special Factors - Structure of the Transaction-Reservation” beginning on page 29.

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SPECIAL FACTORS

Material Terms

The Special Committee of our Board of Directors has authorized the Reverse Stock Split, in order to reduce the number of record holders of our Common Shares to fewer than 300. As a result of the Reverse Stock Split, stockholders holding fewer than 501 pre-Reverse Stock Split shares as of the effective date of the Reverse Stock Split will have no further interest in the Company, will no longer be stockholders of the Company. Stockholders holding 501 or more pre-Reverse Stock Split shares as of the effective date of the Reverse Stock Split will continue to be stockholders of the Company after the Reverse Stock Split.

In lieu of issuing any fractional shares otherwise issuable to stockholders who hold fewer than 501 pre-Reverse Stock Split shares, we will make the Cash Payment of $0.50 per pre-Reverse Stock Split share to such stockholders. Stockholders owning at least 501 pre-Reverse Stock Split shares, who after the Reverse Stock Split will continue as stockholders, but own a fractional share as the result of the Reverse Stock Split, will receive a Cash Payment based on the pre-Reverse Stock Split share equivalent of their fractional share. Although none of our officers and directors hold a number of shares evenly divisible by 501, they will not receive a Cash Payment for fractional shares and will continue to hold such fractional shares after the Transaction. All such fractional shares acquired by the Company in the Reverse Stock Split will be cancelled and returned to the status of authorized but unissued shares.

Purpose of the Transaction

The purpose of the Transaction is to reduce the number of record holders of our Common Shares to fewer than 300, thereby enabling us to deregister our Common Shares under the Exchange Act and suspend our duty to file periodic reports and other information with the SEC thereunder. This will enable us to terminate the Company’s status as a public reporting company with the SEC and reduce the financial and administrative costs incurred with respect to such status. The Transaction is an isolated transaction and is not pursuant to a plan to periodically increase a stockholder’s proportionate interest in our assets or earnings and profits.

In determining whether the number of our stockholders of record falls below 300 as a result of the Reverse Stock Split, we must count stockholders of record in accordance with Rule 12g5-1 under the Exchange Act. Rule 12g5-1 provides, with certain exceptions, that in determining whether issuers, including the Company, are subject to the registration provisions of the Exchange Act, securities are considered to be “held of record” by each person who is identified as the owner of such securities on the respective records of security holders maintained by or on behalf of the issuers.

As a result of the Reverse Stock Split, we anticipate that the number of shares of our Common Shares issued and outstanding will be reduced from 36,568,669 (the number outstanding as of February 14 , 2014) to approximately 58,007. After completion of the proposed acquisition of fractional shares, we anticipate that: (i) the total number of record holders of our Common Shares , which number includes those brokers who hold shares on behalf of beneficial holders, will be reduced from approximately 359 to 111; and(ii) the total number of holders holding our Common Shares in street name will be reduced from approximately 16,140 to 3,528.

The cash-out of fractional stockholder interests represents the anticipated cancellation of 7,507,160 pre-Reverse Stock Split shares, or approximately 20.5% of our outstanding pre-Reverse Stock Split shares.

We estimate that the total cash to be paid to stockholders will be approximately $3.7 million. In addition, the expenses incurred to effect the Transaction are estimated to be approximately $400,000. The cash to be paid to stockholders and for expenses are expected to be paid out of our currently available cash. The fractional shares acquired in the Transaction will be cancelled and returned to the status of authorized but unissued shares of our Common Shares.

Upon the filing of the Form 15, our obligation to file periodic reports under the Exchange Act will be immediately suspended. Deregistration of our Common Shares will be effective 90 days after filing of the Form 15. Upon deregistration of our Common Shares, our obligation to comply with the requirements of the proxy rules and to file proxy statements under Section 14 of the Exchange Act will also be terminated. We will not be required to file periodic reports with the SEC in the future unless we subsequently file a registration statement under the Securities Act of 1933, as amended or again have record holders of our Common Shares in excess of 300 on the first day of a subsequent fiscal year.

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Background of the Transaction

We have been a publicly reporting company since 2000. As a public reporting company, we expected to be able to leverage our public company equity to raise capital and pursue acquisitions to help grow our business and expand our operations; however, in recent years, we have been unable to raise significant capital and have derived only minimal benefits from being a public reporting company. In addition, as a result of the delisting of our Common Shares from the NYSE in May 2012, we have been quoted in the Over-the-Counter Market on the Pink Sheets resulting in low trading volume of our Common Shares and our low market capitalization have reduced the traditional liquidity benefits of being a public reporting company to our stockholders. Our Common Shares have failed to attract significant interest from institutional investors or market analysts, which could have created a more active and liquid market for our Common Shares. We do not presently intend to raise capital through sales of our securities in a public offering or to acquire other businesses or entities using our securities as consideration.

As a result of the foregoing, we are not likely to make use of the advantages for raising capital, effecting acquisitions or other purposes that our status as a public reporting company may offer.

In July 2013, we began evaluating the advantages and disadvantages of being a public reporting company, including the costs with respect to filing reports and other information with the SEC, complying with certain of the rules and regulations under the Sarbanes-Oxley Act of 2002, and complying with applicable corporate governance requirements. We began to consider various alternatives to pursue that may enable us to continue to remain as a publicly listed company, but that would provide capital for us to continue operating our business. Prior to this time, there had been no contacts, meetings or negotiations undertaken by the Board regarding a going private transaction. At a meeting of the Board of Directors on July 17, 2013, at which all of the Company directors and legal counsel for the Company attended via teleconference. Mr. Liu and Ms. Li discussed the Company’s current operational status and situation and what had been the source of the challenges the Company was facing and the impact those challenges had on the Company. They explained that due to the China Medicare Reform, retail prices for Essential Drugs have been reduced a number of times over the last few years, to the point of approaching manufacturing costs. The Company has a large portfolio of drugs that are included in the National Essential Drug List, so it has been very difficult to generate profit from Essential Drugs without scales of economy. In addition, the price of raw material (herbs) for Traditional Chinese Medicine has been increasing, as well as the labor cost. As a result, profit margins have been reduced. Finally, in order to be in compliance with the SDFA's new Good Manufacturing Practices standard, the Company has been upgrading its facilities, which requires significant capital investment. These upgrades have contributed to a decrease in revenue due to a reduction in production, and in some cases a halt in production, to accommodate the work being performed. Ms. Li discussed preliminary options that the Board could consider, such as selling the Company’s assets, soliciting strategic investors to leverage the Company’s assets by forming a joint venture or going private. It was decided that a valuation analysis would be helpful in determining the best course of action. The independent directors were tasked to seek a third party professional valuation of the Company’s assets. Subsequent to the July Board meeting, Mr. Liu and Ms. Li had discussions via telephone with the Company’s legal counsel, about the process and timeline in the event the Board decided the Company should go private.The independent directors entered into an engagement agreement with Roth on July 17, 2013, pursuant to which Roth would provide a fairness opinion. After discussion with Roth, in August 2013, our independent directors amended its engagement with Roth to include a valuation analysis of the Company. The purpose of the valuation analysis was for the Board to use the information to assist it in determining if there were other viable strategic alternatives other than going private. Although Roth provided the valuation analysis, Roth was not retained for the purpose of proposing alternative transactions and did not propose or provide advice or information with respect to any other alternatives. At a Board meeting held via teleconference on August 19, 2013 at which the Company’s legal counsel attended, Mr. Liu described the continuing financial and business challenges of the Company. Ms. Li advised that the Company had tried to sell assets and solicit strategic investors, or sell the company, but there had been no offers due to the current operational status of the Company, so those options did not materialize. As a result the Board determine to further pursue the options of effecting a reverse split of the Company’s Common Shares.

Reasons for the Transaction

Although we have been a public reporting company since 2000, we believe that now we can derive only minimal benefits from being a public reporting company. Benefits of being a public reporting company (“Public Company Benefits”) typically include:

•	access to the public markets for liquidity purposes for our stockholders;

•	access to the public markets for purposes of raising capital through the sale of securities; and

•	the ability to make acquisitions using securities as consideration.

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Our Common Shares were delisted from the NYSE in May 2012, and since then have been quoted in the Over-the-Counter Market on the Pink Sheets. Even prior to our delisting our Common Shares had failed to attract significant interest from institutional investors or market analysts. This has resulted in a relatively low trading volume and market capitalization, which has limited the liquidity benefit to our stockholders. In addition, the legal requirements of public reporting companies create large administrative and financial costs for us. As a small company with limited managerial resources, we believe that these financial resources and this time could more effectively be devoted to other purposes. We considered de-registering since the delisting of our Common Shares from the NYSE. However, for a period of time, due to the change in auditors and the minimal support staff in our financial and accounting department, we were not current with our periodic report filings. As of August 2013 we were current in all of our required filings at the time, which is why we determined it was the best time to undertake the Reverse Stock Split.

Our Board of Directors believes that consummating a “going private” transaction is a necessary step to reduce corporate overhead costs by eliminating the costs associated with being a public reporting company, including with respect to filing reports with the SEC, complying with certain of the rules and regulations under the Sarbanes-Oxley Act of 2002, and complying with applicable corporate governance requirements. Furthermore, our Board of Directors has determined that the costs of being a public reporting company currently outweigh the Public Company Benefits and, thus, that it is no longer in the best interests of the Company or its stockholders, creditors, or other stakeholders, including unaffiliated stockholders, for the Company to remain a public reporting company, for the reasons described below. The primary purpose of the Transaction is to reduce the number of record holders of our Common Shares to fewer than 300 to enable us to elect to deregister our Common shares under the Exchange Act and suspend our duty to file periodic reports and other information with the SEC thereunder. The Board believes that the Transaction provides the most certainty for the Company to achieve this purpose.

•	Exchange Act Reporting Costs . The Company incurs significant direct and indirect costs in complying with its periodic reporting and other obligations under the Exchange Act (collectively, the “Public Company Costs”), including: the legal, accounting, printing, mailing, public relations, compliance and administrative costs of preparing, reviewing, filing, printing and distributing the reports and other filings required under the Exchange Act; the broker and transfer agent charges for forwarding materials to beneficial holders of our Common Shares; management’s time and attention expended in preparing and reviewing such reports and other filings; and the substantially higher premiums for directors’ and officers’ insurance policies payable by public reporting companies. The Company’s direct, out-of-pocket costs comprising the Public Company Costs were approximately $3,000,000 during 2012.

While we presently have no specific plans to do so, we may, periodically, send stockholders financial and/or other information. We anticipate that our consolidated financial statements will be subject to audit only to the extent required by applicable law and covenants in any credit or financing agreement which we may enter. We expect that, in connection with any pending litigation, contractual, regulatory and general business issues, we will, from time to time, engage and confer with outside counsel, as needed.

In addition, the Board of Directors believes that the Transaction and subsequent deregistration of our Common Shares and the suspension of our duty to file periodic reports and other information with the SEC, will allow our management and employees to devote more time and effort to improving our operations.

•	Liquidity for Small Stockholders . Our Board of Directors believes that our stockholders may be deterred from selling their shares because of the lack of an active trading market and because of disproportionately high brokerage costs. The trading volume in our common shares has been, and continues to be, limited. Our Common Shares do not trade every day. The average daily trading volume of our Common Shares over the twelve-month, six-month and three-month periods ended October 21, 2013 was approximately 26,794, 19,355 and 14,860 shares, respectively. Our Board of Directors believe that the Transaction would give stockholders who are cashed out an opportunity to receive a fair price in cash for their shares without having to pay disproportionately high brokerage commissions. The Cash-Out Price of $0.50 per share of our common shares held prior to the Reverse Stock Split represents a premium of 16.3% over the volume weighted average closing price of our Common Shares during the 30-trading day period ended October 21, 2013.

•	Lack of Capital from Public Markets . In addition to the Public Company Costs, the Company is not able to, and does not presently intend to exploit, many of the Public Company Benefits. The price of our Common Shares has significantly declined over the last two years, from a high of $1.86 during the quarter ended March 31, 2012 to a low of $0.32 during the quarter ended December 31, 2012. The current trading price of our Common Shares would make using it as a vehicle to raise capital or to provide acquisition consideration extremely dilutive to our stockholders. As a result, the Company is not receiving any of the traditional Public Company Benefits, yet, the Public Company Costs continue to increase, substantially depleting the limited resources of the Company. The increase in costs arises, among other things, because of an increase in securities regulation. Our Board of Directors believes that the Public Company Costs, if continued, would be detrimental to the financial condition of the Company.

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Other Public Company Benefits which exist for the benefit of public stockholders include: (i) the rights and protections afforded stockholders by the federal securities laws; (ii) the substantive requirements of the federal securities laws, including the Sarbanes-Oxley Act of 2002, which are imposed on public companies; and (iii) limitations and reporting requirements imposed on officers and directors of public companies, including restrictions on short-swing trading and the reporting obligations of officers and directors. These benefits were not considered to outweigh the Public Company Costs due to the small size of the Company, its limited staffing and the lack of a liquid trading market for our Common Shares. Accordingly, our Board of Directors has determined that the Public Company Costs, currently and in the foreseeable future, will continue to outweigh the Public Company Benefits and, thus, it is no longer in the best interests of the Company or its stockholders, creditors, or other stakeholders, including its unaffiliated stockholders, for the Company to remain a public reporting company.

Effects of the Transaction

Effects of the Transaction on our Unaffiliated Stockholders. Based on information available to us, we estimate that the Transaction will reduce the total number of record holders of our Common Shares from approximately 359 to approximately 111. The reduction in the number of our record stockholders below 300 will enable us to deregister our Common Shares under the Exchange Act and suspend our duty to file periodic reports and other information with the SEC thereunder, which will substantially reduce the information required to be furnished by us to the public, including our stockholders.

We intend to apply for deregistration of our Common Shares and suspension of our duty to file periodic reports and other information as soon as practicable following completion of the Transaction. See “Special Factors - Purpose of the Transaction.” However, the Special Committee reserves the right, in its discretion, to abandon, postpone or modify the Transaction prior to the effective date of the Reverse Stock Split if it determines that doing so is in our best interests and the best interests of our stockholders. See “Special Factors - Structure of the Transaction - Reservation” beginning on page 29.

The Reverse Stock Split will apply to all stockholders the same, whether or not they are unaffiliated, because the ratio will be the same for all stockholders. There is no class of stockholder of common stock who will not be impacted by the split. However, only unaffiliated stockholders with fractional shares will receive a Cash Payment. Although none of our officers and directors own a number of shares evenly divisible by 501, so that they will all own fractional shares after the Reverse Stock Split, none of these affiliates will receive the Cash Payment. Upon the consummation of the Transaction, they will continue to hold fractional shares. The Board and the Special Committee did not believe that it would be in the best interests of the unaffiliated stockholders for affiliates to receive the Cash Payment, given the Company’s limited cash position Instead, funds that would have been used to pay the Cash Payment for affiliate fractional shares, will be available for the Cash Payment to unaffiliated holders. The Special Committee and the Board believed that under these circumstances, the decision not to make Cash Payments to affiliated stockholders was fair to unaffiliated stockholders.

Depending upon the number of shares held by an unaffiliated stockholder, they may or may not remain as a stockholder of the Company after the Transaction is completed. Only those unaffiliated stockholders who have fewer than 501 shares will no longer be stockholders of the Company. Any unaffiliated stockholder who owns more than 501 shares will continue as a stockholder of the Company after the Transaction. We believe that the Transaction is fair to the unaffiliated stockholders who will remain as stockholders of the Company after the Transaction. We believe the Transaction is fair because all unaffiliated holders’ shares will be impacted the same by the Reverse Stock Split and all unaffiliated holders who have fractional shares as a result of the Reverse Stock Split will receive the Cash Payment. Those unaffiliated stockholders who own more than 501 shares have the ability to sell their shares in advance of the Transaction to reduce their holdings below 501 if they don’t wish to remain as stockholders. Ultimately, this is fair because the Company does not have the funds necessary to effect a reverse split that would allow all unaffiliated stockholders to no longer be holders of the Company after the Transaction. The Company has offered a solution that allows all unaffiliated stockholders the ability to partake in the Reverse Stock Split and receive the Cash Payment. Those stockholders who remain will have the benefit of potential future growth of the Company’s business once it’s able to reduce its costs associated with being public and focus solely on building the business.

When the Transaction is consummated, unaffiliated stockholders owning fewer than 501 pre-Reverse Stock Split shares will no longer have any equity interest and will not participate in our future earnings or any increases in the value of our assets or operations. Such unaffiliated stockholders owning fewer than 501 pre-Reverse Stock Split shares will, following the Transaction, have their pre-Reverse Stock Split shares cancelled and converted into the right to receive the Cash Payment. As soon as practicable after the effective date of the Reverse Stock Split, we will send these unaffiliated stockholders a letter of transmittal with instructions as to how such stockholders will be paid the Cash Payment. The letter of transmittal will include instructions on how to surrender stock certificates to our exchange agent.

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If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” with respect to those shares. Your broker or other nominee is considered, with respect to those shares, the stockholder of record. Although the Transaction is designed to reduce the number of stockholders of record, we intend to treat stockholders holding Common Shares in street name held through a broker or other nominee in the same manner as stockholders whose shares are registered in their names for purposes of the Transaction. Nominees will be instructed to effect the Transaction for their beneficial owners. However, nominees may have different administrative procedures with respect to how they communicate with beneficial owners, and stockholders owning shares in street name should contact their nominee(s).

Effects of the Transaction on our Affiliates. As of February 12 , 2014, our officers and directors held an aggregate of 8,352,073 shares of our Common Shares and vested options for 439,469 shares of our Common Shares. All of our affiliates own more than 501 shares of our Common Shares and, therefore, will continue to hold our Common Shares after the Transaction. Although none of our officers and directors hold a number of shares evenly divisible by 501, they will not receive a Cash Payment for fractional shares and will continue to hold such fractional shares after the Transaction. Additionally, none of our officers and directors will continue to be subject to the reporting requirements of Section 16 of the Exchange Act or be subject to the short-swing profit recapture provisions thereunder. Stockholders acquiring more than 5% of our common shares will no longer be required to report their beneficial ownership under the Exchange Act. The beneficial ownership percentage and the reduction in the number of Common Shares outstanding following the Transaction may increase or decrease depending on purchases, sales, and other transfers of Common Shares by our stockholders prior to the effective time of the Reverse Stock Split, and the number of shares that are actually cashed-out in the Transaction. The beneficial ownership percentage of shares of our Common Shares held by our officers and directors and the beneficial ownership percentage of the stockholders who will continue to hold our Common Shares after the Transaction, may increase or decrease as a result of such purchases, sales and other transfer of shares of our Common Shares by our stockholders prior to the effective time of the Reverse Stock Split, and depending on the number of shares that are actually cashed-out in the Transaction.

As a result of the Reverse Stock Split, Mr. Liu and each of the officers and directors will have an increase in the percentage of their voting power. The table below reflects the pre-Reverse Stock Split and post- Reverse Stock Split ownership of the officers and directors:

Name of Affiliate	Common Stock Pre-Reverse Stock Split[1]	Percentage[2]	Common Stock Post-Reverse Stock Split[3]	Percentage[4]

Tony Liu*	7,410,856	20.27%	14,792.13	25.50%
Yanchun Li	560,812	1.53%	1,119.39	1.93%
Jun Min	588,963	1.61%	1,175.58	2.03%
Cosimo J. Patti	179,896	0.49%	359.074	0.62%
Xianmin Wang	31,633	0.09%	63.139	0.11%
Baiqing Zhang	20,474	0.06%	40.866	0.07%
Xiaopeng Xu	1,234	*	2.463	*
Yan Gao	2,700	0.01%	5.389	0.01%
Total	8,796,568	24.05%	17,558.02	30.27%

*	The 1,000,000 shares of series A preferred stock, which gives Mr. Liu 25% of the combined voting power, will be unchanged as a result of the reverse stock split.
[1]	the number of Common Shares includes 180,237 Common Shares issuable to Tony Liu upon exercise of options; 150,871 Common Shares issuable to Yanchun Li upon exercise of options; 113,154 Common Shares issuable to Jun Min upon exercise of options.
[2]	the percentage calculation is based on 36,568,669 shares outstanding as of February 12 , 2014.
[3]	the post-reverse split shares include fractional shares for affiliated persons, as they will not receive cash
[4]	the percentage calculation is based on the assumption that 58,007 shares will remain outstanding after the 1 for 501 reverse stock split

Potential Disadvantages of the Transaction to Stockholders. While we believe that the Transaction will result in the benefits described above, several disadvantages should also be noted:

•

after the Transaction, we will deregister our Common Shares under the Exchange Act and suspend our duty to file periodic reports and other information with the SEC thereunder and, therefore, we will no longer be subject to the reporting requirements under the Exchange Act, such as periodic filings of financial statements and proxy or Proxy Statement disclosures in connection with stockholder meetings;

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•	we will no longer report our quarterly or annual results of operations or activities in reports filed with the SEC under the Exchange Act;

•	because the reporting requirements of the Exchange Act will no longer apply, less information about us will be required to be furnished to those stockholders who will continue to hold our Common Shares after the Transaction;

•	the reporting and short-swing profit recapture provisions of Section 16 of the Exchange Act will no longer apply to our executive officers, directors and 10% stockholders;

•	although we plan, at this time, to continue to engage independent accountants to audit the annual financial statements of the Company, these financial statements may be less comprehensive than the financial statements we are required to maintain and report as a public reporting company;

•	stockholders owning less than 501 pre-Reverse Stock Split shares will, after giving effect to the Transaction, no longer have any equity interest in the Company and, therefore, will not participate in our future earnings or growth, if any; and

•	the Transaction will require stockholders owning less than 501 pre-Reverse Stock Split shares to involuntarily surrender their shares in exchange for cash, rather than choosing their own time and price for disposing of their shares of our Common Shares.

Financial Effects of the Transaction. Completion of the Transaction will require us to spend approximately $400,000, which includes legal, financial and other fees and costs related to the Transaction. This estimate does not include the cost of the aggregate cash payment to Discontinued Stockholders, which we estimate will be approximately $3.7 million. These costs will be offset by the costs we would otherwise incur as a public reporting company to comply with SEC reporting requirements, which we estimate to be approximately $3,000,000 per year.

Trading Market for Our Common Shares. Our Common Shares are currently quoted in the Over-the-Counter market on Pink Sheets. The Pink Sheets is a listing service that offers financial and other information about issuers of securities, and collects and publishes quotes of market makers for over-the-counter securities through its website at www.pinksheets.com. The Pink Sheets is not a stock exchange, and we do not have the ability to control whether our shares are quoted on the Pink Sheets. Trading opportunities in the Pink Sheets will be dependent upon whether any broker-dealers commit to make a market for our Common Shares. Accordingly, we do not guarantee or anticipate whether our Common Shares will continue to be quoted on the Pink Sheets. We give no assurance, however, that there will be any Pink Sheets quotations after the Transaction or that they will continue for any length of time.

Fairness of Transaction

The Board of Directors established the Special Committee and delegated to it the authority to review, analyze and evaluate the fairness of the Transaction, present its conclusion and make a recommendation to the Board, after which the Board could determine whether to adopt the Special Committee’s conclusion on fairness or undertake its own evaluation. The Special Committee fully reviewed and considered the terms, purpose, alternatives and effects of the Transaction and has determined that the Transaction is in the best interests of the Company and is substantively and procedurally fair to the stockholders of the Company, including: (i) our stockholders who will be cashed-out as a result of the Transaction and (ii) our stockholders who will continue to hold our Common Shares after the Transaction. After studying the Transaction and its anticipated effects on our stockholders, the Special Committee unanimously approved the Transaction and deemed it procedurally and substantively fair to all of the Company’s stockholders and to the Company and recommended to the Board of Directors that it approve the Transaction.

The Board of Directors has fully reviewed and considered the terms, purpose, alternatives and effects of the Transaction, together with the analysis of the Special Committee described in this section “Fairness of the Transaction,” and has unanimously adopted the determination and recommendation of the Special Committee regarding the fairness of the Transaction.

Fairness of the Substance of the Transaction. In determining the fairness of the Transaction, the Special Committee considered the factors discussed below, in addition to the alternative transactions discussed in “Special Factors – Background of the Transaction” beginning on page 11. In light of these factors, the Special Committee believes that the Transaction is substantively fair to the Company’s stockholders, including our stockholders who will be cashed-out as a result of the Transaction and our stockholders who will continue to hold our Common Shares after the Transaction. The Special Committee did not assign specific weight to the factors set forth below in a formulaic fashion. Moreover, in their considerations, individual directors may have given differing weights to different factors. However, the Special Committee did place special emphasis on the significant cost and time savings we expect the Company to realize from deregistration of our Common Shares under the Exchange Act and the suspension of our duty to file periodic reports and other information with the SEC thereunder.

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Significant Cost and Time Savings .. By deregistering our Common Shares and suspending our duty to file periodic reports with the SEC, we expect to realize recurring annual cost savings of approximately $3,000,000, which represents our Public Company Costs and includes savings from personnel expense relating to the time spent by our management to prepare and review our reports required to be filed with the SEC under the Exchange Act. In addition, the Special Committee has determined that the Public Company Costs, currently and in the foreseeable future, will continue to outweigh the Public Company Benefits and, thus, it is no longer in the best interests of the Company or its stockholders, creditors, or other stakeholders, including its unaffiliated stockholders, for the Company to remain a public reporting company. See the “Special Factors - Purpose of the Transaction” and “Special Factors - Reasons for the Transaction” beginning on pages 10 and 11, respectively.

Opportunity to Remain a Holder of, or to Liquidate, Common Shares . Another factor considered by the Special Committee in determining the fairness of the Transaction to holders of our Common Shares is the opportunity the Company’s stockholders have to remain stockholders or to liquidate their Company holdings. Current holders of fewer than 501 shares of our Common Shares can either remain Company stockholders by acquiring additional shares so that they own at least 501 shares of our Common Shares immediately before the effective date of the Reverse Stock Split or be cashed out in the Reverse Stock Split. If a stockholder purchases additional shares of our Common Shares, then the stockholder may incur brokerage fees or commissions. Holders of fewer than 501 shares of our Common Shares at the effective time of the Reverse Stock Split will have their fractional post-Reverse Stock Split shares purchased by the Company at a premium price without paying any brokerage fees or commissions. The Special Committee did not quantify the consideration of brokerage fees and commissions paid for having such fractional shares cashed out in the Reverse Stock Split since such fees, if any, vary significantly depending upon the method used to acquire or dispose of shares. Conversely, stockholders who own 501 shares or more and who desire to liquidate their shares in connection with the Transaction at the premium price offered can reduce their holdings to less than 501 shares by selling or gifting shares prior to the effective date of the Reverse Stock Split. The Special Committee did not place undue emphasis on this factor due to the limited trading market for our common shares. See “Special Factors - Reasons for the Transaction” and “Special Factors - Structure of the Transaction” beginning on pages 11 and 29, respectively.

Recent and Historical Trading Prices . The Special Committee considered recent and historical trades of our Common Shares. Since May 2012, our Common Shares have been quoted in the Over-the-Counter market on the Pink Sheets.

The recent and historical trading of our Common Shares relates to the fairness of the Transaction to unaffiliated stockholders because it provides some insight into how the market has historically valued our Common Shares. Since Discontinued Stockholders will no longer be able to directly participate in the financial success of the Company, the Cash Payment paid to these stockholders as a result of the Reverse Stock Split represents the final opportunity to obtain value for their investment. Although not a perfect measure, the trends over time in the market price of our Common Shares reflect market perceptions about the Company’s intrinsic value.

Based on the foregoing, the Special Committee determined that a Cash Payment based on the historical trading prices of our Common Shares would be an appropriate method of determining the fair value of shares of our Common Shares being cashed out in the Transaction. In its deliberations concerning the fairness of the Transaction, the Special Committee considered:

•	the historical trading prices for our Common Shares over the past two (2) years (ranging from a low of $.32 to a high of $1.86);

•	the historical volume weighted average trading prices for our Common Shares during the 30-trading day period ended October 21, 2013 (a low of $0.30 and a high of $1.40); and

•	the closing price of our Common Shares at the time ($0.35 as of October 25, 2013).

The higher historical prices were achieved on the NYSE. If the Company’s Common Shares were still on NYSE, the Company believes the fair price would be significantly different. As part of the process in determining the Cash Payment, the Special Committee and the Board looked at the volume weighted average price of the Company’s Common Shares over a 30 day trading period, which provided a much more accurate depiction of our trading history. Due to the low trading volume any sales of stock could lead to a significant spike in our historical pricing which is not truly indicative of our value.

The Cash Payment to stockholders of $0.50 per share represents a 16.3% premium to the volume weighted average closing price of our Common Shares during the 30-trading day period ended October 21, 2013, which was $0.43. The Cash Payment to our stockholders of $0.50 represents a premium of approximately 28.2% over the $0.39 closing price of our Common Shares on October 21, 2013. The Special Committee determined that, as a result these premiums, the Cash-Out Price was a fair price for the shares our Common Shares being cashed out in the Transaction in light of the factors considered by the Special Committee.

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Net Book Value of Our Common Shares. Net book value is based upon the historical cost of the Company’s assets less the value of recorded liabilities, and generally ignores the current value of the Company unless such current value is less than the recorded value. Our net book value per outstanding share of our Common Shares as of: (i) December 31, 2011 and 2012 was $9.38 and $8.58, respectively, and (ii) September 30, 2013 was $7.44. The accounting value of the assets based on the net book value does not necessarily equate to the fair market value of the assets. It is very difficult to determine the market value of the Company’s assets located in China. If the Company’s assets had to be liquidated quickly the Company may not be able to realize the value of the assets based on the net book value. As reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, we have incurred substantial operating losses in our past two fiscal years, and expect to continue to incur future losses. For the year ended December 31, 2012, we recorded a loss from operations of $86,331,001 and utilized cash in operations of $46,453,319. As of December 31, 2012, we had a working capital deficit of $10,763,083. As operating losses increase, net book value decreases because either assets have to be used or liabilities have to be increased to cover such losses. Although generally important in a valuation discussion, the Special Committee does not believe that net book value is a good indicator of the fairness of the price for the Company, because of the operating losses that have been incurred. For the nine months ended September 30, 2013, we incurred substantial operating losses and expect that such losses will continue, which will continue to deteriorate actual net book value.

Liquidity of Our Common Shares. The Special Committee discussed the lack of an active trading market for our common shares, the lack of any market analyst coverage of the Company and our inability to access the public capital markets as some of the indications that our stockholders are not receiving the typical Public Company Benefits. Specifically, the Special Committee considered that our Common Shares had an average daily trading volume over the nine-month period ended September 30, 2013 of approximately 25,113 shares, respectively. The Special Committee determined that the lack of liquidity of our common shares was an additional indication of fairness to the Discontinued Stockholders. See “Special Factors - Reasons for Transaction” beginning on page 11.

Equal Treatment of Affiliated and Unaffiliated Holders of Our Common Shares. The Transaction will not affect holders of our Common Shares differently on the basis of affiliate status. The sole determining factor in whether a stockholder will no longer hold our Common Shares after the Transaction or will continue as a holder of our Common Shares as a result of the Transaction is the number of shares of our Common Shares held by the stockholder as of the effective date of the Reverse Stock Split.

Minimal Effect on Voting Power. The Transaction will have a minimal effect on the voting power of the Company’s stockholders. The voting and other rights of our Common Shares will not be affected by the Transaction. The only effect of the Transaction on the Company’s voting power will be a slight change in the overall ownership percentage of the stockholders who continue to hold our Common Shares following the Transaction.

The Special Committee also considered the following possible disadvantages of effecting the Transaction:

Reduction of Market for Our Common Shares. After the completion of the Transaction and the deregistration of our Common Shares and suspension of our duty to file periodic reports and other information with the SEC, and our stockholders may experience reduced liquidity for their shares of our Common Shares, even if our Common Shares continue to be quoted in the Pink Sheets. See “Special Factors - Effects of the Transaction” beginning on page 13 for more information.

Possible Decline in Price of Our Common Shares. After the completion of the Transaction, our stockholders may experience reduced liquidity for their shares of our Common Shares. This reduced liquidity may adversely affect the market price of our Common Shares. See “Special Factors - Effects of the Transaction” beginning on page 13 and “Termination of Publicly Available Information about the Company” immediately below.

Termination of Publicly Available Information About the Company. After deregistration of our Common Shares and suspension of our duty to file periodic reports and other information with the SEC, information regarding our operations and financial results that is currently available to the general public and our stockholders will no longer be readily available, and stockholders seeking information about us will have to contact us directly to receive such information. We may or may not provide stockholders with information, upon request or otherwise, that we are not required by law to provide. The Special Committee believes that the overall benefits to the Company of no longer being a public reporting company substantially outweigh the disadvantages associated with a lack of publicly available information about the Company. See “Special Factors - Effects of the Transaction” beginning on page 13.

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Sarbanes-Oxley Act and Other Reporting and Disclosure Provisions Will No Longer Apply to the Company. After the completion of the Transaction and the deregistration of our Common Shares and suspension of our duty to file periodic reporting and other information with the SEC, we will no longer be subject to the provisions of the Sarbanes-Oxley Act or the liability provisions of the Exchange Act that apply to public companies, including the requirement that the chief executive officer and the chief financial officer certify the accuracy of the financial statements contained in our Exchange Act filings. In addition, our officers, directors and 10% or greater stockholders will no longer be subject to the short-swing profit recapture provisions and reporting requirements of Section 16 of the Exchange Act. See “Special Factors - Effects of the Transaction” beginning on page 13.

The Company Will No Longer Have the Potential Benefits Normally Associated with Public Reporting Company Status. Another potential disadvantage of the Transaction is that we will no longer have the Public Company Benefits, such as better access to the capital markets for issuances of securities. We would still have access to capital markets, but if we were to conduct a public offering of our securities, we would have to again become a reporting company, and the expenses that we are seeking to eliminate would then be reinstated. We believe that the cost savings from ceasing to be a public reporting company outweigh the drawbacks of losing more ready access to the capital markets.

Certain Stockholders Will Not Participate in Future Increases in Our Value. Following the Transaction, stockholders who own less than 501 pre-Reverse Stock Split shares will no longer have an equity interest in the Company and will not participate in our future earnings or any increases in the value of our assets or operations. See “Special Factors - Effects of the Transaction” beginning on page 13.

Although potentially relevant to a determination of fairness of the Transaction, the factors listed below, for the reasons given, were determined by the Special Committee to not be applicable to the Company and were not considered or were not given any weight by the Special Committee.

Liquidation Value. The Special Committee viewed the liquidation value of the Company to be an inappropriate measure for the purpose of evaluating the fairness of the Cash Payment. There is no present intention of liquidating the Company. Further, the Transaction will only result in the termination of an equity interest by the stockholders reduced to fractional shares as a result of the Reverse Stock Split. The total of all such shares represents approximately 20.5% of our outstanding pre-Reverse Stock Split shares. A liquidation process would also involve additional legal fees, costs of sale and other expenses that would reduce any amounts that stockholders might receive upon a liquidation. Given the other factors considered by the Special Committee as described in this Proxy Statement, the Special Committee did not pursue a liquidation value approach.

No Firm Offers. We have not received during the last two years any firm, unconditional offers for a merger or consolidation with or into another company, or vice versa, or the sale or transfer of all or substantially all of our assets to another company, or a purchase of our securities by another person that would involve a change in our control on terms satisfactory to the Company.

The Special Committee believes that all of the factors mentioned above, both favorable and unfavorable, when viewed together support a conclusion that the Transaction is substantively fair to the unaffiliated stockholders, including those stockholders who will be cashed out as a result of the Transaction and those who will continue to be stockholders of the Company after the Transaction. Based upon the updated valuation analysis provided to the Special Committee by Roth as of October 21, 2013, the Special Committee determined the amount of the Cash Payment to be fair based on the factors described above, and in particular, the premium that the Cash Payment represents over the historic trading prices as discussed above.

Fairness Opinion of Roth. The Special Committee considered the financial analyses reviewed and discussed with the Special Committee by representatives of Roth and the opinion of Roth delivered on October 24, 2013 with respect to the fairness, from a financial point of view, of the Cash Payment. The Special Committee interviewed different professional firms and made comparisons among candidates. The Special Committee chose Roth because Roth has a team located in China that was able to do their due diligence more expeditiously and their fee was more reasonable given the workload they estimated. Roth also is familiar with the Company, the Company’s industry and with U.S.-listed Chinese companies, and has excellent qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions. Other than the services provided by Roth pursuant to its engagement letter with the Special Committee, including the fairness opinion and a related valuation analysis prepared by Roth at the request of the Special Committee in August 2013, there has been no material relationship between the Company and Roth during the last two years, nor is there any material relationship mutually understood to be contemplated in the future.

Procedural Fairness of the Transaction. In addition to the fairness of the substance of the Transaction, the Special Committee believes that the process by which decisions were made regarding the Transaction is fair to the Company’s unaffiliated stockholders. The approval of the Reverse Split by holders of a majority of the voting power, was structured so that approval of at least a majority of unaffiliated stockholders was not required.

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The Special Committee noted that, although trading is limited, stockholders can still purchase, subject to availability, prior to the effective date of the Reverse Stock Split, such additional shares of our Common Shares through the market in order to make their holdings of our Common Shares exceed 501 shares, thereby avoiding the result of fractional shares from the Reverse Stock Split.

The Special Committee has not granted unaffiliated stockholders access to our corporate files nor has it extended the right to retain counsel or appraisal services at our expense and no one has retained any unaffiliated representative to act solely on behalf of unaffiliated stockholders for any purpose. With respect to unaffiliated stockholders’ access to our corporate files, the Special Committee believes that this Proxy Statement, together with our other filings with the SEC, provide adequate information for unaffiliated stockholders. In deciding not to adopt these additional procedures, the Special Committee also took into account factors such as our size and financial capacity and the costs of such procedures.

Summary of Valuation Analysis

Pursuant to an engagement letter dated August 21, 2013, the Special Committee retained Roth to provide a valuation analysis of the Company or render a fairness opinion to the Special Committee.

On August 21, 2013, Roth delivered a valuation analysis to the Special Committee, which valuation analysis was updated and delivered on October 20, 2013. Roth’s valuation analysis provided only a range of implied values for the Company’s stock. Roth’s valuation analysis was not an opinion or recommendation to the Special Committee, Board of Directors, any stockholder or other person as to the value of the Company or its stock price.

In arriving at its valuation analysis, Roth:

•	reviewed certain publicly available financial statements and other business and financial information of the Company;
•	reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;
•	reviewed certain financial projections prepared by the management of the Company (the “Financial Projections”), which were delivered to Roth on August 20, 2013, a copy of which are attached as Exhibit D to this Proxy Statement;
•	discussed the past and current operations, financial condition and the prospects of the Company with senior executives of the Company; and
•	reviewed the financial terms, to the extent publicly available, of certain precedent acquisition transactions.

For its analysis, Roth assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by the Company, and further relied upon the assurances of the management of the Company that information furnished by them for purposes of its analysis did not contain any material omissions or misstatements of material fact. With respect to the Financial Projections, Roth was advised by the management of the Company and assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company, and Roth expressed no view as to the assumptions on which they are based. The Financial Projections formed the primary basis for Roth’s discounted cash flows analysis of the Company. The Financial Projections that were material to such analysis are disclosed in the summary of the Discounted Cash Flows set forth below. The complete Financial Projections are attached as Exhibit D to this Proxy Statement.

Roth did not make any independent valuation or appraisal of the assets or liabilities (fixed, contingent or otherwise) of the Company, nor was it furnished with any such valuations or appraisals. Roth did not evaluate the solvency of the Company under any law of any jurisdiction relating to bankruptcy, insolvency or similar matters.

Roth is not a legal, tax, accounting or regulatory advisor. Roth is a financial advisor only and has relied upon, without independent verification, the assessment of the Company and its legal, tax, accounting and regulatory advisors with respect to legal, tax, accounting and regulatory matters.

Summary of Material Financial Analysis

The following is a summary of the material financial analyses performed by Roth in connection with Roth’s valuation analysis.  In performing its analyses, Roth made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Roth does not assume any responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below.

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Selected Publicly Traded Comparable Companies.

In order to assess how the public market values shares of publicly traded companies similar to the Company, Roth reviewed and compared certain financial information relating to the Company with selected companies, which, in the exercise of its professional judgment and based on its knowledge of the industry, Roth deemed relevant to the Company. In selecting comparable companies, Roth considered U.S.-listed pharmaceutical products companies primarily focused on the China market with an enterprise value greater than $10M and less than $200M. Roth chose an enterprise value range of $10M to $200M because companies significantly smaller or larger than the Company may be valued differently and not as comparable as companies of a similar size. Roth did not exclude any company that met the criteria considered. Although none of the selected companies is identical to the Company, Roth selected these companies because they had publicly traded equity securities and were deemed to be similar to the Company in one or more respects including the nature of their business, size, financial performance, geographic concentration and listing jurisdiction. The selected comparable companies were:

•	Aoxing Pharmaceutical
•	Bohai Pharamceuticals
•	China BCT Pharmacy Group, Inc.
•	China Pharma Holdings
•	Shengtai Pharmaceuticals, Inc.

For the Company and each of the selected companies, Roth calculated and compared various financial multiples and ratios of the Company and the selected comparable companies based on each respective company’s public filings for historical information and third-party research estimates from Capital IQ for forecasted information.

In its review of the selected companies, Roth considered, among other things, (i) market capitalizations (computed using closing stock prices as of August 16, 2013), (ii) enterprise values (“EV”), (iii) EV as a multiple of reported revenue for the latest twelve-month period (“LTM”), (iv) EV as a multiple of reported earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the LTM estimated EBITDA, and (v) price as a multiple of reported earnings for the LTM. This information and the results of these analyses are summarized in the following table:

($ in millions, except per share amounts		Share Price	Diluted	Market	Enterprise	LTM	LTM	LTM	EV/LTM	EV/LTM	P/
Company[1]	Ticker	8/16/13	Shares	Cap ($M)	Value ($M)	Revenue ($M)	EBITDA ($M)	Net Income ($M)	Revenue[2]	EBITDA[2]	LTM E3
Aoxing Pharmaceutical	AMEX:AXN	$0.21	49.8	10.5	30.4	10.5	(3.0)	(20.0)	2.9x	NM	NM
Bohai Pharmaceuticals	OTCPK:BOPH	$0.42	17.9	7.5	37.8	147.4	32.2	17.8	0.3x	1.2x	0.4x
China BCT Pharmacy Group, Inc.	OTCPK:CNBI	$0.15	38.2	5.7	37.5	237.2	25.3	16.7	0.2x	1.5x	0.3x
China Pharma Holdings	AMEX:CPHI	$0.20	43.6	8.7	9.3	40.1	(5.5)	(7.2)	0.2x	NM	NM
Shengtai Pharmaceutical Inc.	OTCPK:SGTI	$1.00	9.6	9.6	92.2	218.8	15.9	0.7	0.4x	5.8x	13.3x

	Minimum	$0.15	9.6	5.7	9.3	10.5	(5.5)	(20.0)	0.2x	1.2x	0.3x
	25th Percentile	$0.20	17.9	7.5	30.4	40.1	(3.0)	(7.2)	0.2x	1.3x	0.4x
	Median	$0.21	38.2	8.7	37.5	147.4	15.9	0.7	0.3x	1.5x	0.4x
	75th Percentile	$0.42	43.6	9.6	37.8	218.8	25.3	16.7	0.4x	3.6x	6.9x
	Maximum	$1.00	49.8	10.5	92.2	237.2	32.2	17.8	2.9x	5.8x	13.3x

American Oriental Bioengineering	OTCPK:AOBI	$0.60	36.6	22.0	75.6	133.2	(39.7)	(18.9)	0.5x	NM	NM

1)           All EV/EBITDA multiples below 0x and above 50x are considered “NM”.

2)           All P/E multiples below 0x and above 50x are considered “NM”.

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Roth considered that although the selected companies were used for comparison purposes, no business of any selected company was either identical or directly comparable to the Company’s business. Accordingly, Roth’s comparison of selected companies to the Company and analyses of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and the Company.

Selected Precedent Transaction Analysis.  Roth reviewed and compared the purchase prices and financial multiples paid in selected other transactions that occurred between 08/20/2008-08/20/2013 for companies that manufacture and sell pharmaceutical products in China where the enterprise value was between $10 million and $200 million and where there was a change of control. Roth chose an enterprise value range of $10M to $200M because companies significantly smaller or larger than the Company may be valued differently and the resulting valuation multiples not as comparable as companies of a size similar to the Company. Roth did not exclude any transaction that met the selection criteria except for transactions where there were no transaction multiples to compare against. For each of the selected transactions, Roth reviewed the enterprise value in the transaction as a multiple of LTM revenue and LTM EBITDA and reviewed the price to earnings in the transaction as a multiple of the LTM price to earnings. Such multiples for the selected transactions were based on publicly available information at the time of the relevant transaction. The selected transactions analyzed are set out in the following table:

Date	Target	Buyer	Transaction Value ($M)	EV/ LTM Revenue	EV/ LTM EBITDA	P/ LTM E
7/1/13	Yangling Dongke Maidisen Pharmaceuticals	Renhe Pharmacy (SZSE:000650)	58.7	-	-	35.8x
6/20/13	AVIC (Tieling) Pharmaceutical	AVIC Investment Holdings (SHSE:600705)	12.1	1.4x	-	7.5x
6/4/13	CSPC Zhongrun Pharmaceutical (Inner Mongolia)	Best Century Group Limited	47.0	0.3x	-	-
3/22/13	Guizhou Baixiang Pharmaceutical	Guizhou Miao Medicine Pharmaceutical	80.4	2.8x	-	NM
12/27/12	Zhejiang Conba Group Medical Health-care Products	Zhejiang Conba Group	15.0	0.5x	-	13.0x
8/8/12	Inner Mongolia Conba Pharmaceutical	Zhejiang Conba Pharmaceutical (SHSE:600572)	31.4	-	-	-
4/17/12	Shengtai Pharmaceutical Inc. (OTCPK:SGTI)	-	87.4	0.5x	5.6x	8.2x
11/29/11	Hunan Dehai Medicine Trading	Hunan Hongxin Holding Ltd.	11.6	3.8x	-	-
9/22/11	Wuhan Kernel Bio Tech	Grand Pharmaceutical (China) Company	17.2	2.0x	-	28.3x
4/7/11	Guangdong Huazhou Traditional Chinese Medicine	Xiangxue Pharmaceutical (SZSE:300147)	11.6	0.6x	-	17.9x
12/8/10	Sichuan Hezheng Pharmaceutical	Chongqing Lummy Pharmaceutical (SZSE:300006)	13.5	0.2x	-	11.1x
8/11/10	Hunan Kangyuan Pharmaceutical	Chongqing Lummy Pharmaceutical (SZSE:300006)	25.1	1.6x	-	29.1x
5/3/10	Zhejiang Xianju Xianle Pharmaceutical	China Grand Pharmaceutical and Healthcare (SEHK:512)	13.7	0.9x	-	10.0x
6/11/09	Chongqing Carelife Pharmaceutical	YaoPharma Co.	17.3	-	-	18.6x
5/22/09	Hebei Hong Yuan Chemical	CSPC Pharmaceutical Group (SEHK:1093)	16.1	0.4x	-	3.2x
3/3/09	Fuzhou Neptunus Fuyao Pharmaceutical	Shenzhen Neptunus Interlong Bio-Technique (SEHK:8329)	46.1	1.1x	-	13.2x
11/28/08	China Shijiazhuang Pharmaceutical	-	92.4	0.1x	-	1.3x
11/2/08	China Biopharmaceuticals Holdings	Neostem, Inc. (NasdaqCM:NBS)	53.5	1.1x	6.2x	23.0x

		Minimum	11.6	0.1x	5.6x	1.3x
		25th Percentile	14.0	0.5x	5.7x	8.7x
		Median	21.2	0.9x	5.9x	13.1x
		75th Percentile	51.9	1.5x	6.0x	21.9x
		Maximum	92.4	3.8x	6.2x	35.8x

Roth compared the Company's implied enterprise value as a multiple of LTM revenue and LTM EBITDA to the corresponding multiples for the selected transactions described above. Roth also compared the Company’s implied LTM price to earnings multiple to the LTM price to earnings multiples for the selected transactions.

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Discounted Cash Flow Analysis. Roth performed a discounted cash flow analysis on the Company by calculating ranges of the estimated net present value of the unlevered, after-tax free cash flows attributable to shareholders of the Company that the Company forecasted to generate from August 16, 2013 through fiscal year 2018. All of the information used in Roth’s analysis was based on publicly available sources and the Financial Projections provided by the Company’s management. The following table sets forth are the free cash flows and implied price per share calculations used in Roth’s analysis:

($ millions except per share data)							DCF Assumptions & Output (Using Exit EBITDA Multiple)		DCF Assumptions & Output (Using Exit Revenue Multiple)
Cash Flow Projections
	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	Discount Rate:	13.6%	Discount Rate:	13.6%

Revenue	$86.3	$96.7	$111.2	$131.2	$154.9	$182.7	Terminal EBITDA Multiple:	6.0x	Terminal Revenue Multiple:	1.0x
EBITDA	($44.4)	($32.9)	($26.1)	($16.8)	($3.9)	$1.8
							Terminal Value:	$10.7	Terminal Value:	$182.73
EBIT	($51.8)	($45.9)	($39.7)	($30.4)	($15.0)	($9.5)
NOPAT	($38.9)	($34.4)	($29.8)	($22.8)	($11.2)	($7.1)	PV of Terminal Value:	$5.7	PV of Terminal Value:	$98.5
Depreciation & Amortization	$7.4	$13.0	$13.6	$13.6	$11.1	$11.3	Sum of PV of Cash Flows:	($74.4)	Sum of PV of Cash Flows:	($74.4)
Decrease/(Increase) in NWC	$12.3	$4.4	$3.9	($14.1)	($8.0)	($15.6)	Enterprise Value:	($68.6)	Enterprise Value:	$24.1
CapEx	($2.0)	($14.2)	($4.0)	($1.8)	($1.8)	($1.8)
							Terminal Value % EV:	NM	Terminal Value % EV:	757.3%

Unlevered Free Cash Flow	($7.6)	($31.3)	($16.3)	($25.1)	($10.0)	($13.3)	Enterprise Value:	($68.6)	Enterprise Value:	$24.1
Pres. Value of Free Cash Flow	($2.7)	($28.1)	($12.9)	($17.4)	($6.1)	($7.2)	Balance Sheet Adjustments:	($53.6)	Balance Sheet Adjustments:	($53.6)
							Implied Equity Value:	($122.2)	Implied Equity Value:	($29.4)
End of Year Discount	0.36	1.36	2.36	3.36	4.36	5.36
Mid-Year Discount	0.18	0.86	1.86	2.86	3.86	4.86	Implied Price Per Share	($3.33)	Implied Price Per Share	($0.80)

In performing its discounted cash flow analysis, Roth calculated ranges of the estimated present values of the Company’s unlevered, after-tax free cash flows attributable to shareholders of the Company that the Company forecasted to generate for partial year 2013 to year 2018 by applying discount rates ranging from 11.6% to 15.6%, reflecting Roth’s estimates of the Company’s weighted-average cost of capital. The weighted-average cost of capital was calculated by adding (a) the market value of equity as a percentage of the total market value of the Company’s capital multiplied by the Company’s estimated cost of equity, and (b) the market value of debt as a percentage of the total market value of the Company’s capital multiplied by the Company’s estimated after-tax market cost of debt. The Company’s estimated cost of equity was calculated using the Capital Asset Pricing Model which took into account the Company’s beta, betas of comparable companies, the risk-free rate, a historical equity market risk premium, a historical small capitalization risk premium, which risk premiums were sourced from the Ibbotson SBBI 2012 Valuation Yearbook, and a country risk premium. Following is the calculation for the Company’s weighted-average cost of capital:

Roth used the following companies to calculate the portfolio beta:

•	Aoxing Pharmaceutical
•	Bohai Pharamceuticals
•	China BCT Pharmacy Group, Inc.
•	China Pharma Holdings
•	Shengtai Pharmaceuticals, Inc.

Roth calculated an implied price per share for the Company’s Common Stock based on two estimations of the terminal value for the Company. First, Roth calculated the ranges of estimated terminal value amounts for the Company by applying a range of terminal EBITDA multiples of 4x to 8x to the Company’s estimated terminal year EBITDA. The range of terminal EBITDA multiples utilized in Roth’s discounted cash flow analysis was based on the EBITDA multiples of precedent transactions. The range of estimated present values of these estimated terminal value amounts was then calculated by applying discount rates ranging from 11.6% to 15.6%. Combining the total present value of the estimated unlevered free cash flows and the present value of the terminal values resulted in a range of implied enterprise values for the Company. Roth then deducted outstanding debt and added outstanding cash and cash equivalents from the Company balance sheet as of July 31, 2013 to determine a range of implied equity values of the Company. The discounted cash flow analysis implied a negative equity value for the Company across all ranges.

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Second, Roth calculated the ranges of estimated terminal value amounts for the Company by applying a range of terminal revenue multiples of 0.5x to 1.5x to the Company’s estimated terminal year revenue. The range of terminal revenue multiples utilized in Roth’s discounted cash flow analysis was based on the revenue multiples of precedent transactions. The range of estimated present values of these estimated terminal value amounts was then calculated by applying discount rates ranging from 11.6% to 15.6%. Combining the total present value of the estimated unlevered free cash flows and the present value of the terminal values resulted in a range of implied enterprise values for the Company. Roth then deducted outstanding debt and added outstanding cash and cash equivalents from the Company balance sheet as of July 31, 2013 to determine a range of implied equity values of the Company. The discounted cash flow analysis implied a per share price of negative $0.80, with a range from negative $2.31 to positive $1.10.

Summary of Fairness Opinion

On October 24, 2013, Roth delivered its opinion to the Special Committee that, as of October 21, 2013, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth in the opinion, the Cash Payment represents a fair price, from a financial point of view, for our Common Shares.

The full text of Roth’s written opinion, dated October 24, 2013, is attached as Exhibit A and is incorporated by reference herein. Stockholders of the Company are urged to read the entire opinion carefully and in its entirety to learn about the assumptions made, procedures followed, matters considered and limits on the scope of the review undertaken by Roth in rendering its opinion. The analysis performed by Roth should be viewed in its entirety; none of the methods of analysis should be viewed in isolation when reaching a conclusion on whether the consideration was fair. The opinion addresses only the fairness of the Cash Payment, from a financial point of view, for the value of our Common Shares as of October 21, 2013, and does not address the Company’s underlying business decision to proceed with or effect the Transaction or the likelihood of consummation of the Transaction. Roth’s opinion was directed to the Special Committee in connection with its consideration of the Transaction and was not intended to be, and was not, a recommendation as to the Special Committee, Board of Directors, any stockholder or other person should vote or act with respect to any matters relating to the Transaction.

In arriving at its opinion, Roth:

•	reviewed certain publicly available financial statements and other business and financial information of the Company;
•	reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;
•	reviewed the Financial Projections prepared by the management of the Company;
•	discussed the past and current operations, financial condition and the prospects of the Company with senior executives of the Company;
•	reviewed the reported prices and trading activity for the Company’s Common Shares;
•	reviewed the financial terms, to the extent publicly available, of certain precedent acquisition transactions;
•	compared the financial performance of the Company and the prices and trading activity of the Company’s Common Shares with that of certain other publicly-traded companies we deemed comparable with the Company and its securities; and
•	performed such other analyses, reviewed such other information and considered such other factors as Roth deemed appropriate.

For its opinion, Roth assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by the Company, and formed a substantial basis for its opinion and further relied upon the assurances of the management of the Company that information furnished by them for purposes of its analysis did not contain any material omissions or misstatements of material fact. With respect to the Financial Projections, Roth was advised by the management of the Company and assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company, and Roth expressed no view as to the assumptions on which they are based. The Financial Projections formed the primary basis for Roth’s discounted cash flows analysis of the Company. The Financial Projections that were material to such analysis are disclosed in the summary of the Discounted Cash Flows set forth below. The complete Financial Projections are attached as Exhibit D to this Proxy Statement. Roth did not consider or pass upon, in any respect, any required corporate, government or third party approvals that may be required in connection with the Reverse Stock Split nor whether the terms of the Reverse Stock Split would be held by a court of competent jurisdiction to be consistent with the duties of the directors of the Company to the Company's stockholders. Roth assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Reverse Stock Split, no delays, limitations, conditions or restrictions will be imposed that would have an adverse effect on the Company.

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Roth did not make any independent valuation or appraisal of the assets or liabilities (fixed, contingent or otherwise) of the Company, nor was it furnished with any such valuations or appraisals. Roth did not evaluate the solvency of the Company under any law of any jurisdiction relating to bankruptcy, insolvency or similar matters.

Roth is not a legal, tax, accounting or regulatory advisor. Roth is a financial advisor only and has relied upon, without independent verification, the assessment of the Company and its legal, tax, accounting and regulatory advisors with respect to legal, tax, accounting and regulatory matters. Roth’s opinion did not address the underlying business decision of the Company to effect the Reverse Stock Split or the relative merits of the Reverse Stock Split as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available.

Roth’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it, as of October 21, 2013. Events occurring after such date may affect the opinion and the assumptions used in preparing it, and Roth did not assume any obligation to update, revise or reaffirm the opinion.

Roth’s opinion addressed only the fairness of the Cash Payment, from a financial point of view, for the value of the Company’s Common Shares as of October 21, 2013. The issuance of Roth’s opinion was approved by a fairness opinion committee of Roth.

Summary of Material Financial Analysis

The following is a summary of the material financial analyses performed by Roth in connection with Roth’s opinion relating to the Cash Payment in connection with the Transaction. The rendering of an opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, this summary does not purport to be a complete description of the analyses performed by Roth. The order of analyses described below does not represent the relative importance or weight given to those analyses by Roth. Some of the summaries of the financial analyses include information presented in tabular format. In order to fully understand Roth’s financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Roth’s financial analyses.

In performing its analyses, Roth made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Roth does not assume any responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below.

Selected Publicly Traded Comparable Companies.

In order to assess how the public market values shares of publicly traded companies similar to the Company, Roth reviewed and compared certain financial information relating to the Company with selected companies, which, in the exercise of its professional judgment and based on its knowledge of the industry, Roth deemed relevant to the Company. In selecting comparable companies, Roth considered U.S.-listed pharmaceutical products companies primarily focused on the China market with an enterprise value greater than $10M and less than $200M. Roth chose an enterprise value range of $10M to $200M because companies significantly smaller or larger than the Company may be valued differently and not as comparable as companies of a similar size. Roth did not exclude any company that met the criteria considered. Although none of the selected companies is identical to the Company, Roth selected these companies because they had publicly traded equity securities and were deemed to be similar to the Company in one or more respects including the nature of their business, size, financial performance, geographic concentration and listing jurisdiction. The selected comparable companies were:

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•	Aoxing Pharmaceutical
•	Bohai Pharamceuticals
•	China BCT Pharmacy Group, Inc.
•	China Pharma Holdings
•	Shengtai Pharmaceuticals, Inc.

For the Company and each of the selected companies, Roth calculated and compared various financial multiples and ratios of the Company and the selected comparable companies based on each respective company’s public filings for historical information and third-party research estimates from Capital IQ for forecasted information.

In its review of the selected companies, Roth considered, among other things, (i) market capitalizations (computed using closing stock prices as of October 17, 2013), (ii) enterprise values (“EV”), (iii) EV as a multiple of reported revenue for the latest twelve-month period (“LTM”), (iv) EV as a multiple of reported earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the LTM estimated EBITDA, and (v) price as a multiple of reported earnings for the LTM. This information and the results of these analyses are summarized in the following table:

($ in millions, except per share amounts)		Share Price	Diluted	Market	Enterprise	LTM	LTM	LTM	EV/LTM	EV/LTM	P/
Company	Ticker	10/17/13	Shares	Cap	Value	Revenue	EBITDA	Net Income	Revenue[1]	EBITDA[1]	LTM E2
Aoxing Pharmaceutical	AMEX:AXN	$ 0.27	49.8	13.5	33.4	10.5	(3.0)	(20.0)	3.2x	NM	NM
Bohai Pharmaceuticals	OTCPK:BOPH	$ 0.47	17.9	8.4	38.7	147.4	32.2	17.8	0.3x	1.2x	0.5x
China BCT Pharmacy Group	OTCPK:CNBI	$ 0.18	38.2	6.9	38.7	237.2	25.3	16.7	0.2x	1.5x	0.4x
China Pharma Holdings	AMEX:CPHI	$ 0.34	43.6	14.8	15.4	40.1	(5.5)	(7.2)	0.4x	NM	NM
Shengtai Pharmaceutical Inc.	OTCPK:SGTI	$ 0.17	9.6	1.6	84.3	218.8	15.9	0.7	0.4x	5.3x	2.3x

	Minimum	$ 0.17	9.6	1.6	15.4	10.5	(5.5)	(20.0)	0.2x	1.2x	0.4x
	25th Percentile	$ 0.18	17.9	6.9	33.4	40.1	(3.0)	(7.2)	0.3x	1.4x	0.4x
	Median	$ 0.27	38.2	8.4	38.7	147.4	15.9	0.7	0.4x	1.5x	0.5x
	75th Percentile	$ 0.34	43.6	13.5	38.7	218.8	25.3	16.7	0.4x	3.4x	1.4x
	Maximum	$ 0.47	49.8	14.8	84.3	237.2	32.2	17.8	3.2x	5.3x	2.3x

1)           All EV/EBITDA multiples below 0x and above 50x are considered “NM”.

2)           All P/E multiples below 0x and above 50x are considered “NM”.

Roth considered that although the selected companies were used for comparison purposes, no business of any selected company was either identical or directly comparable to the Company’s business. Accordingly, Roth’s comparison of selected companies to the Company and analyses of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and the Company.

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Selected Precedent Transaction Analysis.  Roth reviewed and compared the purchase prices and financial multiples paid in selected other transactions that occurred between 08/20/2008-10/17/2013 for companies that manufacture and sell pharmaceutical products in China where the enterprise value was between $10 million and $200 million and where there was a change of control. Roth chose an enterprise value range of $10M to $200M because companies significantly smaller or larger than the Company may be valued differently and the resulting valuation multiples not as comparable as companies of a size similar to the Company. Roth did not exclude any transaction that met the selection criteria except for transactions where there were no transaction multiples to compare against. For each of the selected transactions, Roth reviewed the enterprise value in the transaction as a multiple of LTM revenue and LTM EBITDA and reviewed the price to earnings in the transaction as a multiple of the LTM price to earnings. Such multiples for the selected transactions were based on publicly available information at the time of the relevant transaction. The selected transactions analyzed are set out in the following table:

Announced Date	Consummated?	Target	Buyer	Transaction Value ($M)	EV/ LTM Revenue	EV/ LTM EBITDA	P/ LTM E
7/1/13	No	Yangling Dongke Maidisen Pharmaceuticals	Renhe Pharmacy (SZSE:000650)	58.7	-	-	35.8x
6/20/13	No	AVIC (Tieling) Pharmaceutical	AVIC Investment Holdings (SHSE:600705)	12.1	1.4x	-	7.5x
6/4/13	Yes	CSPC Zhongrun Pharmaceutical (Inner Mongolia)	Best Century Group Limited	47.0	0.3x	-	-
3/22/13	Yes	Guizhou Baixiang Pharmaceutical	Guizhou Miao Medicine Pharmaceutical	80.4	2.8x	-	NM
12/27/12	No	Zhejiang Conba Group Medical Health-care Products	Zhejiang Conba Group	15.0	0.5x	-	13.0x
8/8/12	Yes	Inner Mongolia Conba Pharmaceutical	Zhejiang Conba Pharmaceutical (SHSE:600572)	31.4	-	-	-
4/17/12	No	Shengtai Pharmaceutical Inc. (OTCPK:SGTI)	-	87.4	0.5x	5.6x	8.2x
11/29/11	Yes	Hunan Dehai Medicine Trading	Hunan Hongxin Holding Ltd.	11.6	3.8x	-	-
9/22/11	Yes	Wuhan Kernel Bio Tech	Grand Pharmaceutical (China) Company	17.2	2.0x	-	28.3x
4/7/11	Yes	Guangdong Huazhou Traditional Chinese Medicine	Xiangxue Pharmaceutical (SZSE:300147)	11.6	0.6x	-	17.9x
12/8/10	Yes	Sichuan Hezheng Pharmaceutical	Chongqing Lummy Pharmaceutical (SZSE:300006)	13.5	0.2x	-	11.1x
8/11/10	Yes	Hunan Kangyuan Pharmaceutical	Chongqing Lummy Pharmaceutical (SZSE:300006)	25.1	1.6x	-	29.1x
5/3/10	Yes	Zhejiang Xianju Xianle Pharmaceutical	China Grand Pharmaceutical and Healthcare (SEHK:512)	13.7	0.9x	-	10.0x
6/11/09	Yes	Chongqing Carelife Pharmaceutical	YaoPharma Co.	17.3	-	-	18.6x
5/22/09	Yes	Hebei Hong Yuan Chemical	CSPC Pharmaceutical Group (SEHK:1093)	16.1	0.4x	-	3.2x
3/3/09	Yes	Fuzhou Neptunus Fuyao Pharmaceutical	Shenzhen Neptunus Interlong Bio-Technique (SEHK:8329)	46.1	1.1x	-	13.2x
11/28/08	Yes	China Shijiazhuang Pharmaceutical	-	92.4	0.1x	-	1.3x
11/2/08		China Biopharmaceuticals Holdings	Neostem, Inc. (NasdaqCM:NBS)	53.5	1.1x	6.2x	23.0x

			Minimum	11.6	0.1x	5.6x	1.3x
			25th Percentile	14.0	0.5x	5.7x	8.7x
			Median	21.2	0.9x	5.9x	13.1x
			75th Percentile	51.9	1.5x	6.0x	21.9x
			Maximum	92.4	3.8x	6.2x	35.8x

Roth compared the Company's implied enterprise value as a multiple of LTM revenue and LTM EBITDA to the corresponding multiples for the selected transactions described above. Roth also compared the Company’s implied LTM price to earnings multiple to the LTM price to earnings multiples for the selected transactions.

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Discounted Cash Flow Analysis. Roth performed a discounted cash flow analysis on the Company by calculating ranges of the estimated net present value of the unlevered, after-tax free cash flows attributable to shareholders of the Company that the Company forecasted to generate from October 17, 2013 through fiscal year 2018. All of the information used in Roth’s analysis was based on publicly available sources and the Financial Projections provided by the Company’s management. The following table sets forth are the free cash flows and implied price per share calculations used in Roth’s analysis:

In performing its discounted cash flow analysis, Roth calculated ranges of the estimated present values of the Company’s unlevered, after-tax free cash flows attributable to shareholders of the Company that the Company forecasted to generate for partial year 2013 to year 2018 by applying discount rates ranging from 10.6% to 16.6%, reflecting Roth’s estimates of the Company’s weighted-average cost of capital. The weighted-average cost of capital was calculated by adding (a) the market value of equity as a percentage of the total market value of the Company’s capital multiplied by the Company’s estimated cost of equity, and (b) the market value of debt as a percentage of the total market value of the Company’s capital multiplied by the Company’s estimated after-tax market cost of debt. The Company’s estimated cost of equity was calculated using the Capital Asset Pricing Model which took into account the Company’s beta, betas of comparable companies, the risk-free rate, a historical equity market risk premium, a historical small capitalization risk premium, which risk premiums were sourced from the Ibbotson SBBI 2012 Valuation Yearbook, and a country risk premium. Following is the calculation for the Company’s weighted-average cost of capital:

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Roth used the following companies to calculate the portfolio beta:

•	Aoxing Pharmaceutical
•	Bohai Pharamceuticals
•	China BCT Pharmacy Group, Inc.
•	China Pharma Holdings
•	Shengtai Pharmaceuticals, Inc.

Roth calculated an implied price per share for the Company’s Common Stock based on two estimations of the terminal value for the Company. First, Roth calculated the ranges of estimated terminal value amounts for the Company by applying a range of terminal EBITDA multiples of 4x to 8x to the Company’s estimated terminal year EBITDA. The range of terminal EBITDA multiples utilized in Roth’s discounted cash flow analysis was based on the EBITDA multiples of precedent transactions. The range of estimated present values of these estimated terminal value amounts was then calculated by applying discount rates ranging from 10.6% to 16.6%. Combining the total present value of the estimated unlevered free cash flows and the present value of the terminal values resulted in a range of implied enterprise values for the Company. Roth then deducted outstanding debt and added outstanding cash and cash equivalents from the Company balance sheet as of July 31, 2013 to determine a range of implied equity values of the Company. The discounted cash flow analysis implied a negative equity value for the Company across all ranges.

Second, Roth calculated the ranges of estimated terminal value amounts for the Company by applying a range of terminal revenue multiples of 0.5x to 1.5x to the Company’s estimated terminal year revenue. The range of terminal revenue multiples utilized in Roth’s discounted cash flow analysis was based on the revenue multiples of precedent transactions. The range of estimated present values of these estimated terminal value amounts was then calculated by applying discount rates ranging from 10.6% to 16.6%. Combining the total present value of the estimated unlevered free cash flows and the present value of the terminal values resulted in a range of implied enterprise values for the Company. Roth then deducted outstanding debt and added outstanding cash and cash equivalents from the Company balance sheet as of July 31, 2013 to determine a range of implied equity values of the Company. The discounted cash flow analysis implied a per share price of negative $0.31, with a range from negative $1.93 to positive $1.52.

Analyses of Implied Premia. Roth analyzed the implied premia based on cash out price of $0.50 per share as compared to the following:

•	the closing price of the Company’s shares on October 17, 2013;
•	the volume weighted average price (“VWAP”) of the Company’s shares for each of the 30-day and 90-day periods ended on October 17, 2013; and
•	the 52-week high and low stock prices of the Company.

Roth used the share prices listed above as the most appropriate time frame for comparison in its analysis. The results of this analysis are summarized in the following table:

Time Period	Price for Period Ended on the Reference Date	Implied Premium
October 17, 2013	$0.46	8.7%
30-Day VWAP	$0.43	15.0%
90-Day VWAP	$0.52	(4.2)%
52-Week High	$0.65	(23.1)%
52-Week Low	$0.32	56.3%

General

The summary set forth above does not contain a complete description of the analyses performed by Roth, but does summarize the material analyses performed by Roth in rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Roth believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the Roth opinion. In arriving at its opinion, Roth considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Instead, Roth made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Roth’s view of the actual value of the Company.

Roth is a full service securities firm with offices throughout the United States and in Hong Kong, and is engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. The Company’s Special Committee selected Roth because of its familiarity with the Company, the Company’s industry and with U.S.-listed Chinese companies, as well as its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions. Other than the services provided by Roth pursuant to its engagement letter with the Special Committee, including the fairness opinion and a related valuation analysis prepared by Roth at the request of the Special Committee in August 2013, there has been no material relationship between the Company and Roth during the last two years, nor is there any material relationship mutually understood to be contemplated in the future.

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Pursuant to its engagement letter with Roth, the Company has agreed to pay Roth $200,000 within 10 days of delivery of its valuation analysis or fairness opinion to the Special Committee. Roth’s fee is not contingent upon the Transaction closing. This fee was determined by Roth and proposed to the Special Committee. In addition, the Company has agreed to reimburse Roth for certain out of pocket expenses and to indemnify Roth for certain liabilities that may arise out of its engagement by the Special Committee and the rendering of Roth’s valuation analysis or fairness opinion. In the ordinary course of business, Roth and its affiliates may acquire, hold or sell, for its and its affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company and the other parties to the transaction, and, accordingly, may at any time hold a long or a short position in such securities. Roth and its affiliates may in the future provide investment banking and other financial services to the Company and their respective affiliates for which Roth would expect to receive compensation.

Structure of the Transaction

The Transaction consists of a Reverse Stock Split (with a cash payment in lieu of receipt of a fractional share by stockholders. The Reverse Stock Split is expected to occur no later than March 25, 2014, pending approval by the stockholders of the proposal set forth in this Proxy Statement. On the effective date of the Reverse Stock Split each stockholder of record will receive one share of common shares for every 501 pre-Reverse Stock Split shares held in his or her account as of such date. Any stockholder of record who holds fewer than 501 pre-Reverse Stock Split shares in his or her account at the time of the Reverse Stock Split will receive a Cash Payment Price of $0.50 per pre-Reverse Stock Split share and will no longer be a stockholder of the Company after the Transaction. Any stockholder who after the Reverse Stock Split will continue as stockholders, but own a fractional share, will receive a Cash Payment on the pre-Reverse Stock Split equivalent to their fractional share.

We intend for the Transaction to treat stockholders holding Common Shares in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are held of record in their own names, and nominees will be instructed to effect the Transaction for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees.

In general, the Transaction can be illustrated by the following examples:

Example 1. A stockholder holds 500 shares of our Common Shares in his account before the effective date of the Reverse Stock Split. Instead of receiving a fractional share of our Common Shares immediately after the Reverse Stock Split, the stockholder’s shares will be converted into the right to receive cash. The stockholder would receive $250 ($0.50 x 500 shares). Note: If the stockholder wants to continue the investment in the Company, before the effective date of the Reverse Stock Split, the stockholder can buy at least one more share. The stockholder would have to act far enough in advance of the Reverse Stock Split so that the purchase is completed and the additional share or shares are credited in his account by the effective date.

Example 2. A stockholder holds 501 shares of our Common Shares as of the effective date of the Reverse Stock Split. After the Reverse Stock Split, the stockholder will hold one share of Common Shares.

Example 3. A stockholder has two separate accounts. As of the effective date of the Reverse Stock Split, the stockholder holds 250 shares of our Common Shares in one account and 251 shares of Common Shares in the other. If we can determine that the two separate accounts belong to the same person (based upon the name of the account or the social security number or address associated with the account), then we will treat the two accounts as a single account. Accordingly, the stockholder will be treated as having 501 pre-Reverse Stock Split shares. In the Reverse Stock Split, the stockholder’s stock will be converted into one share of our Common Shares.

If, however, we are unable to determine that the two separate accounts belong to the same person, then the stockholder will receive cash payments equal to the Cash Payment of the Common Shares in each account instead of receiving fractional shares. In this case, the stockholder would receive two checks totaling $250.50 ($0.50 x 250 shares; $0.50 x 251 shares). Note: If the stockholder wants to be certain to continue as a stockholder in the Company, the stockholder can consolidate or transfer two accounts before the effective date of the Reverse Stock Split into an account with at least 501 pre-Reverse Stock Split shares. Alternatively, the stockholder can buy at least 251 more shares for the first account and 250 more shares for the second account, and hold them in such stockholder’s respective accounts. The stockholder would have to act far enough in advance of the Reverse Stock Split so that the consolidation or the purchase is completed by the effective date.

Example 4. A stockholder holds 500 shares of our common shares in street name in a brokerage account as of the effective date of the Reverse Stock Split. We intend for the Transaction to treat stockholders holding shares of our Common Shares in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names. Nominees will be instructed to effect the Transaction for their beneficial holders. If this occurs, the stockholder will receive, through the stockholder’s broker, a check for $250 ($0.50 x 500). However, nominees may have a different procedure and stockholders holding shares of our Common Shares in street name should contact their nominees.

Exchange of Certificates for Cash Payment.

Computershare N.A. has been appointed as the Exchange Agent to carry out the exchange of certificates for the cash payment of $0.50 per pre-Reverse Stock Split share.

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As soon as practicable after the effective date, holders of fewer than 501 shares will be notified and sent a letter of transmittal and instructed how to transmit their certificates representing Common Shares to the Exchange Agent. Upon proper completion and execution of the letter of transmittal, and the return of the letter of transmittal and accompanying share certificate(s) to the Exchange Agent, each stockholder entitled to receive payment will receive payment from the Exchange Agent as outlined in the letter of transmittal. Stockholders should allow for approximately five business days after mailing for the Exchange Agent to receive the letter of transmittal and accompanying stock certificate and approximately 10 business days following receipt of properly completed materials by the Exchange Agent for payment to be made. In the event we are unable to locate a stockholder, or if a stockholder fails to properly complete, execute and return the letter of transmittal and accompanying stock certificate to the Exchange Agent, any funds payable to such stockholder pursuant to the Transaction will be held in escrow until a proper claim is made, subject to applicable abandoned property laws. Holders of fewer than 501 Common Shares on the effective date of the Reverse Stock Split will receive in exchange a cash payment in the amount of $0.50 per pre-Reverse Stock Split share. Holders of at least 501 common shares will continue to hold Common Shares, with no cash payment.

No service charges will be payable by stockholders in connection with the exchange of certificates for cash. All such expenses will be borne by us except for expenses, if any, imposed by your nominee. In the event that any certificate representing Common Shares is not presented, the applicable cash payment will be administered in accordance with the relevant state abandoned property laws. Until the cash payments have been delivered to the appropriate public official pursuant to the abandoned property laws, such payments will be paid to the holder of the eligible certificate or his, her or its designee, without interest, at such time as the common shares have been properly presented for exchange.

Reservation

Although the Special Committee has approved the Transaction and subsequent termination of registration of our Common Shares under the Exchange Act and suspension of our duty to file periodic reports and other information with the SEC thereunder, the Special Committee reserves the right to abandon, postpone or modify the Transaction and such termination and suspension at any time before they are consummated for any reason. A number of factors or circumstances could cause our Board of Directors to abandon, postpone or modify the Transaction and such deregistration and suspension, including, without limitation, the following:

•	If, immediately prior to the Transaction, the Special Committee does not believe that the Transaction will sufficiently reduce the number of record holders of our Common Shares to a level that reasonably assures us that the Company would not be required under the Exchange Act to revert to a public reporting company in the foreseeable future after the Transaction is completed, then the Special Committee may elect to abandon, postpone or modify the Transaction.

•	The Special Committee may elect to abandon, postpone or modify the Transaction if the aggregate cash payments to Discontinued Stockholders necessary to complete the Transaction is expected to exceed $4.0 million.

•	Even if the aggregate cash payments to Discontinued Stockholders necessary to complete the Transaction is within the budgetary guideline set by the Special Committee, the Special Committee may elect to abandon, postpone or modify the Transaction if the then economic conditions or the financial condition of the Company, or their outlook, be such that, in the judgment of the Special Committee, it is no longer advisable to use the Company’s cash resources to effect the Transaction.

•	If the Special Committee determines that it is in the best interest of the Company and its stockholders for the Company to enter into any other strategic transaction that may arise in the future, such as an asset or stock sale or a business combination transaction, then the Special Committee may elect to abandon, postpone or modify the Transaction.

•	If for any other reason, the Special Committee determines that the Transaction is no longer in the best interest of the Company and its stockholders, then the Special Committee may elect to abandon, postpone or modify the Transaction. If the Special Committee decides to abandon, postpone or modify the Transaction, then the Company will notify the stockholders of such decision in accordance with applicable rules and regulations.

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CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This Proxy Statement contains certain statements that are “forward-looking statements.” Those statements may include statements regarding the intent, belief or current expectations of the Company or its officers with respect to: (i) the Company’s strategic plans and ability to complete and benefit from the Transaction; (ii) the expenses associated with the Transaction and the subsequent deregistration of our Common Shares under the Exchange Act and suspension of our duty to file periodic reports and other information with the SEC thereunder; (iii) the number of stockholders following the Reverse Stock Split; and (iv) the Company’s financial condition, results of operations, capital resources and business prospects following the Transaction. These forward-looking statements are based on a number of assumptions and currently available information, and are subject to a variety of risks and uncertainties. Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or nonoccurrence of future events. There is no assurance that the forward-looking statements contained in this Proxy Statement will prove to be accurate. The inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that its objectives will be achieved. The “safe-harbor” provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act do not apply to going-private transactions.

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PROPOSAL 1

APPROVAL OF REVERSE STOCK SPLIT

Actions by Board of Directors

By unanimous written consent dated as of October 31, 2013, a copy of which is attached hereto as Exhibit C, the Board of Directors of the Company adopted a resolution approving the Reverse Stock Split of the Company’s Common Shares at a ratio of 1-for-501.

Purpose of the Reverse Stock Split

The Reverse Stock Split is part of a transaction structured to reduce the number of record holders of Common Shares to less than 300, allowing us to suspend our reporting obligations under Section 13(a) of the Exchange Act and terminate registration of our Common Shares under Section 12(g) of the Exchange Act (the “Transaction”). This will eliminate the significant expense required to comply with the reporting and related requirements of being a publicly traded company in the U.S. Often referred to as a “going private” transaction, the Transaction will consist of a Reverse Stock Split of our Common Shares, whereby every 501 issued and outstanding shares of our Common Shares will be converted into one whole Common Share and in lieu of us issuing fractional shares to stockholders holding fractional shares as a result of the Reverse Stock Split, we will pay cash equal to $0.50 multiplied by the number of pre-Reverse Stock Split shares held by such stockholder (the “Cash Payment”).

After careful consideration, our Board of Directors has concluded that the costs associated with being a public reporting company in the U.S. are not justified by the benefits. After the Transaction, the termination of the registration of our Common Shares and suspension of our duty to file periodic reports and other information with the SEC, we will no longer be subject to the reporting and related requirements under the Exchange Act and we will cease to file reports and information with the SEC.

In determining the ratio of the Reverse Stock Split and the Cash Payment, the Special Committee assessed numerous factors including, but not limited to, analysis of our most recent fiscal quarter, general economic conditions, the existing and expected marketability and liquidity of our Common Shares and the trading price of our Common Shares on the Over-the-Counter Markets on the Pink Sheets.

Effect of the Reverse Stock Split

Based on 36,568,669 shares of the Company’s Common Shares issued and outstanding as of February 12, 2014, the Company expects that following consummation of the Reverse Stock Split, the number of outstanding shares of the Company’s Common Shares would be decreased by approximately 99.9% from 36,568,669 to approximately 58,007 shares. The Company is not reducing the amount of authorized shares of its Common Shares in connection with the Transaction and the Company does not have any plans after the Transaction with respect to the authorized Common Shares that will be available as a result of the Reverse Stock Split.

Effective Date

Upon approval of the Reverse Stock Split by the stockholders, the Board will set the date to effect the Reverse Stock Split, which shall be no later than March 25, 2014.

No Exchange of Stock Certificates Required

Upon the Reverse Stock Split becoming effective, stockholders who will continue as stockholders after the Reverse Stock Split (at their option and at their expense) may exchange their stock certificates representing pre-Reverse Stock Split shares of Common Shares for new certificates representing post-Reverse Stock Split shares of Common Shares. Stockholders are not required to exchange their stock certificates. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNLESS REQUESTED TO DO SO.

REQUIRED VOTE

Approval of the Reverse Stock Split requires the vote of stockholders holding a majority of the voting power of the Company’s Common Shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE REVERSE STOCK SPLIT.

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GENERAL INFORMATION ABOUT VOTING

Who can vote?

You can vote your shares of Common Stock and Series A Preferred Stock if our records show that you owned the shares on the Record Date. As of the close of business on the Record Date, a total of 36,568,669 shares of Common Stock and 1,000,000 shares of Series A Preferred Stock are entitled to vote at the Special Meeting. Each share of Common Stock is entitled to one vote on matters presented at the Special Meeting. The holder of the Series A Preferred Stock is entitled to an aggregate of 12,189,556 votes, representing 25% of the voting power of Company’s issued Common Shares.

How do I vote by proxy?

All of our registered holders have received a printed copy of the Proxy Statement, proxy card and return mail envelope. You may simply complete, sign and return your proxy card. You may simply follow the instructions below on how to cast your vote to submit your proxy on the Internet or by telephone.

If I am a stockholder of record, how do I cast my vote?

If you are a stockholder of record, you may vote in person at the Special Meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or you will not be attending the Special Meeting, you may vote by proxy. You may vote by proxy using the enclosed proxy card, complete, sign and date your proxy card and return it promptly in the envelope provided.

If you are a stockholder of record, you may vote by proxy over the Internet by going to www.investorvote.com to complete an electronic proxy card or you may vote by calling 1-800-652-VOTE using the control number provided on your proxy card. This website and phone number are for stockholders of record only. If you hold your shares through a broker, your broker will provide you with instructions on how to vote.

If you vote by proxy, your vote must be received by 11:59 p.m. U.S. Eastern Standard Time on March 13, 2014 to be counted.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Can I change my vote after I return my proxy card?

Yes. You can revoke your proxy at any time before it is exercised at the Special Meeting in any of three ways:

•	by submitting written notice revoking your proxy card to the Secretary of the Company;
•	by submitting another proxy via the Internet or by mail that is later dated and, if by mail, that is properly signed;
•	by calling 1-800-652-VOTE; or
•	by voting in person at the Special Meeting.

Can I vote in person at the Special Meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card, vote by proxy on the Internet or by telephone to ensure that your vote is counted, you can attend the Special Meeting and vote your shares in person.

How are votes counted?

We will hold the Special Meeting if holders representing a majority of the shares of Common Stock and Series A Preferred Stock issued and outstanding and entitled to vote in person or by proxy either sign and return their proxy cards, submit their proxy on the Internet, call in their vote, or attend the meeting. If you sign and return your proxy card, submit your proxy on the Internet, or vote by calling, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on the proposal listed on the proxy card. The proposal must be approved by the vote of stockholders holding a majority of the voting power of the shares of Common Stock. Unless otherwise stated, the enclosed proxy will be voted in accordance with the instructions thereon. Brokers holding shares of the Common Stock in street name who do not receive instructions from the beneficial owners of those shares may not vote on the proposal. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

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Who pays for this proxy solicitation?

We do. In addition to sending you these materials and posting them on the Internet, some of our employees may contact you by telephone, by mail, by fax, by email, or in person. None of these employees will receive any extra compensation for doing this. We may reimburse brokerage firms and other custodians for their reasonable out-of-pocket costs in forwarding these proxy materials to stockholders.

Why are we seeking stockholder approval for these proposals?

The Nevada Revised Statutes require stockholder approval to effect the Reverse Stock Split.

OUTSTANDING SHARES AND VOTING RIGHTS

Stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof, are stockholders of record at the close of business on the Record Date. Persons who are not stockholders of record on the Record Date will not be allowed to vote at the Special Meeting. At the close of business on the Record Date there were 36,568,669 shares of Common Stock and 1,000,000 shares of Series A Preferred Stock issued and outstanding. We have issued no other voting securities as of the Record Date. Each share of Common Stock is entitled to one (1) vote on each matter to be voted upon at the Special Meeting. The holder of the Series A Preferred Stock is entitled to an aggregate of 12,189,556 votes, representing 25% of the voting power of the Company’s issued and outstanding Common Stock.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one proxy statement and one annual report will be delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Upon written or oral request the Company will deliver a separate copy of this proxy statement and annual report to a stockholder at a shared address to which a single copy of the this proxy statement and annual report was delivered. If you wish to receive a separate copy of this proxy statement and annual report, please notify the Company by calling or sending a letter to the Secretary of the Company, c/o American Oriental Bioengineering, Inc., 1 Liangshuihe First Avenue, Beijing E-Town Economic and Technology Development Area, E-Town, Beijing 100176, People’s Republic of China, Telephone No. (86-10)-5982-2039. Also, stockholders who share an address and receive multiple copies of this proxy statement and annual report can notify the Company in writing or orally at the above provided address and telephone number and request that the Company delivers a single copy of these materials.

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OTHER MATTERS RELATED TO THE TRANSACTION

Potential Conflicts of Interest

Our directors, executive officers, 5% stockholders and their affiliates may have interests in the Transaction that are different from other unaffiliated stockholder interest, and may have relationships that present conflicts of interest. As of February 12, 2014, 8,357,072 shares of our Common Shares, or approximately 22.9% of the issued and outstanding shares of Common Shares on such date, were held collectively by our directors and executive officers. Upon the effectiveness of the Transaction, the aggregate number of shares of our Common Shares owned by our directors and executive officers will decrease, however, their beneficial ownership of shares of our Common Shares will increase by approximately 6% as a result of the reduction of the number of shares of our Common Shares outstanding. Some of our executive officers and directors hold options to acquire shares of our Common Shares. The Transaction will not affect the exercise period or vesting schedule of these stock options and they will remain outstanding and continue to vest after the Transaction; however, the exercise price and number of shares underlying such options shall be adjusted. We do not have any agreement, arrangement or understanding, whether written or unwritten, with any of our affiliates pursuant to which we are obligated to pay to any officer any additional cash compensation, whether present, deferred or contingent, that is based on, or otherwise relates to, the Transaction or the subsequent deregistration of our common shares under the Exchange Act or the suspension of our duty to file periodic reports and other information with the SEC thereunder. At this time all of our officers and directors will continue as officers and directors of the Company after the Transaction and they will continue to receive their equity compensation, salary and other benefits after the Transaction that they received prior to the Transaction. Such equity compensation will be adjusted to give effect to the Reverse Stock Split.

Name	Position	Equity ownership (Post-Reverse Stock Split)	Options under the Incentive Plan to be issued	Salary	Other benefits (travel fee)
Tony Liu	Chief Executive Officer and Chairman of the Board	25.50[1]%	0	200,000	80,000
Jun Min	Vice President and Director	2.03%	0	120,000	40,000
Yanchun Li	Chief Financial Officer, Secretary and Director	1.93%	0	160,000	40,000
Cosimo J. Patti	Independent Director	0.62%	0	50,000	0
Xianmin Wang	Independent Director	0.11%	0	50,000	0
Baiqing Zhang	Independent Director	0.07%	0	50,000	0
Xiaopeng Xu	Chief Operations Officer		0	160,000	0
Yan Gao	Chief Accounting Officer		0	58,000	0

1 Does not include the series A preferred stock ownership.

By deregistering our Common Shares under the Exchange Act and suspending our duty to file periodic reports with the SEC thereunder, subsequent to the consummation of the Transaction we will no longer be prohibited, pursuant to Section 402 of the Sarbanes-Oxley Act of 2002, from making personal loans to our directors or executive officers and they will no longer be subject to Section 16 of the Exchange Act with respect to reporting requirements and short swing profits recapture provisions.

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Stockholder Approval under Nevada Law

Pursuant to Sections 78.2055 and Section 78.390 of the Nevada Revised Statutes (the “NRS”), the Company’s Board of Directors approved the Reverse Stock Split. Section 78.2055 of the NRS requires stockholder approval of the Reverse Stock Split.

No vote, approval or consent of the Company’s stockholders is required in connection with the termination of the registration of the Company’s Common Shares under Section 12(g) of the Exchange Act and the subsequent suspension of the Company’s reporting obligation under Section 13(a) of the Exchange Act. The Board of Directors of the Company knows of no other matters other than that described in this Proxy Statement which have been recently approved or considered by the holders of the Company’s Common Shares.

Dissenters’ Rights

Pursuant to Chapter 92A (Section 300 through 500 inclusive) of the Nevada Revised Statutes (“Chapter 92A”), any stockholder receiving a Cash Payment of the Company is entitled to dissent to the Reverse Stock Split, and obtain payment of the fair value of the shares. In the context of the Reverse Stock Split, Chapter 92A provides that stockholders may elect to have the Company purchase pre-Reverse Stock Split shares that would become fractional shares as a result of the Reverse Stock Split for a cash price that is equal to the “fair value” of such shares, as determined in a judicial proceeding in accordance with the provisions of Chapter 92A. The fair value of the shares of any stockholder means the value of such shares immediately before the effectuation of the Reverse Stock Split, excluding any appreciation or depreciation in anticipation of the Reverse Stock Split, unless exclusion of any appreciation or depreciation would be inequitable.

Chapter 92A is set forth in its entirety in Exhibit B to this Proxy Statement. If you wish to exercise your dissenters’ rights or preserve the right to do so, you should carefully review Exhibit B to this Proxy Statement. If you fail to comply with the procedures specified in Chapter 92A in a timely manner, you may lose your dissenters’ rights. Because of the complexity of those procedures, you should seek the advice of counsel if you are considering exercising your dissenters’ rights.

Chapter 92A sets forth that, if a stockholder wishes to assert dissenter’s rights with respect to its Company Common Shares, the stockholder (a) must deliver to the Company, before the vote is taken, written notice of the stockholder’s intent to demand payment for his or her, and (b) must not vote, or cause or permit to be voted, any of his or her Common Shares in favor of the proposed action.

Stockholders who have not validly tendered their Common Shares will be entitled to exercise dissenters’ rights. Stockholders who perfect their dissenters’ rights by complying with the procedures set forth in Chapter 92A will have the fair value of their shares determined by the Nevada state court and will be entitled to receive a cash payment equal to such fair value. Any such judicial determination of the fair value of shares could be based upon any valuation method or combination of methods the court deems appropriate. The value so determined could be more or less than the $0.50 per share to be paid in connection with the Reverse Stock Split. In addition, stockholders who invoke dissenters’ rights may be entitled to receive payment of a fair rate of interest from the effective time of the transaction on the amount determined to be the fair value of their shares.

Within 10 days after the effectuation of the Reverse Stock Split, the Company will send a written notice (a “Dissenters’ Rights Notice”) to all the record stockholders of the Company entitled to dissenters’ rights. The Dissenters’ Rights Notice will be accompanied by (i) a form for demanding payment from the Company that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not they acquired beneficial ownership of the shares before that date; (ii) a copy of the provisions of Chapter 92A; and (iii) a brief description of the procedures that a stockholder must follow to exercise dissenter’s rights.

In order to maintain eligibility to exercise dissenters’ rights under Chapter 92A, you must take the following actions within 30 days of the date that the Dissenters’ Rights Notice was delivered: (i) deliver a written demand for payment on the form provided in the Dissenters’ Rights Notice; (ii) certify whether you acquired beneficial ownership of the shares before the date set forth in the Dissenters’ Rights Notice; and (iii) deliver the certificates representing the dissenting shares to the Company.

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Within 30 days after receipt of a demand for payment, the Company must pay each dissenter who complied with the provisions of Chapter 92A the amount the Company estimates to be the fair value of such shares, plus interest from the effective date of the Reverse Stock Split. The rate of interest shall be the average rate currently paid by the Company on its principal bank loans. The payment will be accompanied by the following: (i) financial statements for the Company for the year ended December 31, 2012 and the most recent interim financial statements; (ii) a statement of the Company’s estimate of the fair value of the shares; (iii) an explanation of how the interest was calculated; (iv) a statement of the dissenter’s rights to demand payment for the difference between the Company’s estimate of the fair value of the shares and the stockholder’s estimate of the fair value of the shares; and (v) a copy of Chapter 92A. If the Company does not deliver payment within 30 days of receipt of the demand for payment, the dissenting stockholder may enforce the dissenter’s rights by commencing an action in Clark County, Nevada or if the dissenting stockholder resides or has its registered office in Nevada, in the county where the dissenter resides or has its registered office.

If a dissenting stockholder disagrees with the amount of the Company’s payment, then the dissenting stockholder may, within 30 days of such payment, (i) notify the Company in writing of the dissenting stockholder’s own estimate of the fair value of the dissenting shares and the amount of interest due, and demand payment of such estimate, less any payments made by the Company, or (ii) reject the offer by the Company if the dissenting stockholder believes that the amount offered by the Company is less than the fair value of the dissenting shares or that the interest due is incorrectly calculated. If a dissenting stockholder submits a written demand as set forth above and the Company accepts the offer to purchase the shares at the offer price, then the stockholder will be sent a check for the full purchase price of the shares within 30 days of acceptance.

If a demand for payment remains unsettled, the Company must commence a proceeding in the Clark County, Nevada district court within 60 days after receiving the demand. Each dissenter who is made a party to the proceeding shall be entitled to a judgment in the amount, if any, by which the court finds the fair value of the dissenting shares, plus interest, exceeds the amount paid by the Company. If a proceeding is commenced to determine the fair value of the common shares, the costs of such proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court, shall be assessed against the Company, unless the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable against the Company if the court finds that (i) the Company did not comply with Chapter 92A or (ii) against either the Company or a dissenting stockholder, if the court finds that such party acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Chapter 92A.

A person having a beneficial interest in shares that are held of record in the name of another person, such as a broker, fiduciary, depository or other nominee, must act to cause the record holder to follow the requisite steps properly and in a timely manner to perfect dissenters’ rights of appraisal. If the shares are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, the written demand for dissenters’ rights of appraisal must be executed by or for the record owner. If shares are owned of record by more than one person, as in joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal for a stockholder of record, provided that the agent identifies the record owner and expressly discloses, when the demand is made, that the agent is acting as agent for the record owner. If a stockholder owns shares through a broker who in turn holds the shares through a central securities depository nominee such as CEDE & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the record holder of such shares.

A record holder, such as a broker, fiduciary, depository or other nominee, who holds shares as a nominee for others, will be able to exercise dissenters’ rights of appraisal with respect to the shares held for all or less than all of the beneficial owners of those shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by the demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares outstanding in the name of such record owner.

The foregoing summary of the rights of dissenting stockholders under Chapter 92A does not purport to be a complete statement of the procedures to be followed by stockholders desiring to exercise any dissenters’ rights of appraisal rights available under Chapter 92A. The preservation and exercise of dissenters’ rights of appraisal require strict adherence to the applicable provisions of Chapter 92A, and the foregoing summary is qualified in its entirety by reference to Exhibit B to this Proxy Statement.

The Company has not made any provision to obtain counsel or appraisal services for unaffiliated stockholders.

U.S. Federal Income Tax Consequences

Summarized below are U.S. federal income tax consequences to our stockholders resulting from the Transaction. This summary is based upon U.S. federal income tax law, as currently in effect, which is subject to differing interpretations or change, possibly on a retroactive basis. This summary addresses only those stockholders who hold their shares as capital assets. This summary does not discuss all aspects of U.S. federal income taxation that may be important to stockholders in light of their individual circumstances. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. The summary below of the U.S. federal income tax consequences to a “U.S. stockholder” generally will apply to a beneficial owner of our shares that is a United States person as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and the summary below of the U.S. federal income tax consequences to a “non-U.S. stockholder” generally will apply to a beneficial owner of our shares that is not defined herein as a U.S. stockholder. This summary, however, does not address the tax treatment of partnerships or other pass through entities for U.S. federal income tax purposes or persons who hold our shares through such entities, persons who received their shares as compensation, persons who exercise dissenters’ rights or persons who are otherwise subject to special rules under the Code. We will not apply for any ruling from the Internal Revenue Service (“IRS”), nor will we receive an opinion of counsel, with respect to any of the tax consequences of the Transaction. Each stockholder should consult his, her or its tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the Transaction to such stockholder, in light of his, her or its specific circumstances.

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U.S. Stockholders

Stockholders Who Do Not Receive a Cash Payment for Fractional Shares. A U.S. stockholder who receives no Cash Payment as a result of the Transaction, but continues to hold our Common Shares directly immediately after the Transaction, generally will not recognize any gain or loss for U.S. federal income tax purposes. The aggregate adjusted tax basis of the shares held by such stockholder immediately after the Transaction generally will equal the aggregate adjusted tax basis of the shares held immediately prior to the Transaction, and the holding period of the shares will generally be the same as immediately prior to the Transaction.

Stockholders Whose Entire Interest in our Common Shares, Both Directly and Indirectly, is Terminated. A U.S. stockholder who receives a Cash Payment for a fractional share of our Common Shares as a result of the Transaction and does not continue to hold our shares directly, or indirectly by virtue of certain constructive ownership rules, immediately after the Transaction, generally will recognize capital gain or loss, for U.S. federal income tax purposes, equal to the difference between the cash received for the fractional share and the aggregate adjusted tax basis in such share.

Stockholders Whose Entire Interest in our Common Shares, Directly or Indirectly, is Not Terminated. A U.S. stockholder who receives a Cash Payment for a fractional share as a result of the Transaction, but who continues to hold our shares directly immediately after the Transaction or is treated as a person who continues to hold our shares immediately after the Transaction by virtue of certain constructive ownership rules, generally will recognize capital gain or loss in the same manner as set forth in the previous paragraph, provided that the receipt of cash either (1) is “not essentially equivalent to a dividend,” or (2) constitutes a “substantially disproportionate redemption of stock.” The receipt of cash is “not essentially equivalent to a dividend” if there is a reduction in the stockholder’s proportionate interest in us resulting from the Transaction (taking into account for this purpose the shares deemed owned by the stockholder under certain constructive ownership rules), and such reduction is considered a “meaningful reduction” given the stockholder’s particular facts and circumstances. The IRS has ruled that a small reduction by a minority stockholder whose relative share interest is minimal and who exercises no control over the affairs of the corporation will generally satisfy this test. The receipt of a Cash Payment in the Transaction generally will be a “substantially disproportionate redemption of stock” if (1) immediately after the Transaction, the stockholder owns or is deemed to own (under certain constructive ownership rules) less than 50% of the total combined voting power of all classes of our shares entitled to vote, and (2) the percentage of our voting shares owned or deemed owned (under certain constructive ownership rules) by the stockholder immediately after the Transaction is less than 80% of the percentage of shares of voting stock owned or deemed owned by the stockholder immediately before the Transaction.

If the receipt of the Cash Payment in exchange for a fractional share is not treated as resulting in a capital gain or loss under any of the above tests, such payment generally will constitute a distribution that will be treated first as ordinary dividend income to the extent paid out of our current or accumulated earnings and profits, and then as a tax-free return of capital to the extent of the stockholder’s aggregate adjusted tax basis in our Common Shares, with any remaining amount being treated as capital gain.

Capital gain or loss recognized in connection with the Transaction will be long-term if the U.S. stockholder’s holding period with respect to the fractional share surrendered is more than one year at the time of the Transaction. Capital gain or loss will be calculated separately with respect to each block of shares (that is, shares acquired at the same price per share in a single transaction) exchanged in the Transaction. The deductibility of capital losses is subject to various limitations. In the case of a non-corporate U.S. stockholder, long-term capital gain and dividend income should generally be subject to U.S. federal income tax at more favorable rates under current law than short-term capital gain or ordinary income.

Non-U.S. Stockholders

A non-U.S. stockholder generally will not be subject to U.S. federal income tax in respect of gain recognized in connection with the Transaction unless such gain is effectively connected (or treated as effectively connected) with the conduct of a trade or business within the United States (and, under certain applicable income tax treaties, is attributable to a U.S. permanent establishment or fixed based maintained by the non-U.S. stockholder) or certain other special rules apply. A non-U.S. stockholder that is treated as receiving a dividend distribution as a result of the Transaction that is not effectively connected with the non-U.S. stockholder’s conduct of a trade or business in the United States generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend, unless such stockholder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). Any such dividends that are effectively connected with the non-U.S. stockholder’s conduct of a trade or business in the United States generally will not be subject to U.S. federal withholding tax, provided that the non-U.S. stockholder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, any such dividends, as well as any gain, that is effectively connected (or treated as effectively connected) with the non-U.S. stockholder’s conduct of a trade or business in the United States (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. stockholder) generally will be subject to regular U.S. federal income tax, net of certain deductions, at the same regular U.S. federal income tax rates applicable to a comparable U.S. stockholder and, if the non-U.S. stockholder is a corporation, may also be subject to an additional “branch profits tax” at a rate of 30% (or a lower applicable tax treaty rate).

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Information Reporting and Backup Withholding

A U.S. stockholder (other than an exempt recipient) that receives a Cash Payment generally will be subject to information reporting with respect to the Cash Payment. Furthermore, backup withholding may apply to such amount unless the stockholder provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed IRS Form W-9). A non-U.S. stockholder generally may eliminate the requirement for information reporting (other than with respect to distributions, as described above) and backup withholding by providing certification of its foreign status, under penalties of perjury, on a properly completed and executed applicable IRS Form W-8 or by otherwise establishing an exemption. Any amounts withheld under the backup withholding rules generally will be allowed as a credit against the stockholder’s U.S. federal income tax liability and may entitle the stockholder to a refund, provided that the required information is timely furnished to the IRS.

The foregoing discussion summarizing certain U.S. federal income tax consequences does not refer to the particular facts and circumstances of any specific stockholder and does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder. We recommend that stockholders consult their own tax advisors for more specific and definitive advice as to the U.S. federal income and other tax consequences to them of the Transaction, as well as advice as to the application and effect of state, local and foreign income and other tax laws.

Source and Amount of Funds

Based on estimates of the record ownership of our Common Shares, the number of our Common Shares outstanding and other information as of February 12, 2014, and assuming that approximately 7,500,000 pre-Reverse Stock Split shares of our Common Shares are cancelled in the Reverse Stock Split, the Company estimates that the total funds required to consummate the Transaction will be approximately $4.1 million. Approximately $3.7 million of this amount will be used to pay the consideration to stockholders entitled to receive cash for their fractional shares in the Reverse Stock Split and approximately $400,000 will be used to pay the costs of the Transaction, estimated as follows:

SEC Filing Fees	$956
Legal Fees	$150,000
Printing and Mailing Costs	$10,000
Transfer and Exchange Agent fees	$15,000
Other miscellaneous fees and expenses	$224,000

Final costs of the Transaction may be more or less than the estimates shown above. The Company expects to pay the costs of the Transaction, including the amounts to be paid to stockholders for their fractional shares, out of funds available.

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COMPANY INFORMATION

The Company

American Oriental Bioengineering, Inc., a Nevada corporation, has its principal executive offices at 1 Liangshuihe First Ave., Beijing E-Town Economic and Technology Development Arca E-Town, Beijing, 100176 PRC. The Company’s telephone number is + 86-10-5982-2039.

Company Securities

As of February 12, 2014, there were: (i) 75,000,000 Common Shares and 2,000,000 preferred shares authorized, of which 36,568,669 Common Shares and 1,000,000 preferred shares were issued and outstanding; and (ii) approximately 359 record owners, of our Common Shares , which number includes those brokers who hold shares on behalf of beneficial holders . In March 2004, our Board of Directors formally adopted a Stock Option Plan (the “2004 Plan”). Under the 2004 Plan, we were authorized to grant non-qualified options to purchase up to 2,900,000 shares of our Common Shares to our employees, officers, directors and consultants. The Company replaced the 2004 Plan with a new Equity Incentive Plan that was adopted by the Board and approved by the Stockholders in 2006 (“2006 Plan”). The 2006 Plan provides a maximum of 5,000,000 shares for future grants but the Company does not intend to grant more than 1,000,000 shares in one calendar year. As of December 31, 2013, (a) options exercisable to purchase 761,331 Common Shares were outstanding under the 2006 Plan; and (b) 4,238,669 Common Shares were available for future grants under the 2006 Plan.

Our common shares are quoted on the Pink Sheets under the symbol “AOBI”. The high and low bid and high and low trade price per Common Share as reported on the consolidated reporting system are set forth below for the periods indicated.

Year Ending December 31, 2014	High	Low
First Quarter ( through February 12)	$0.20	$0.10

Year Ending December 31, 2013	High	Low
First Quarter	$0.60	$0.34
Second Quarter	0.60	0.37
Third Quarter	0.65	0.40
Fourth Quarter (through October 24)	1.40	0.30

Year Ending December 31, 2012	High	Low
First Quarter	$1.86	$1.11
Second Quarter	0.60	0.35
Third Quarter	0.80	0.35
Fourth Quarter	0.75	0.32

Holders

As of February 12, 2014, there were approximately 359 stockholders of record of our Common Shares , which number includes those brokers who hold shares on behalf of beneficial holders.

Dividends

We have not paid any cash dividends in the past and do not intend to pay cash dividends on our capital stock for the foreseeable future. Instead, we intend to retain all earnings, if any, for use in the operation and expansion of our business. The payment of any dividends in the future will be at the sole discretion of our Board of Directors.

Equity Repurchases

On March 20, 2011, the Board of Directors authorized the Company to repurchase up to $20 million of the Company’s outstanding Common Shares over the next two years in the open market, in privately negotiated transactions, block trades and accelerated stock repurchase transactions or otherwise, as determined by the Company and funded from available working capital. The timing and extent of any purchases depend upon the trading price of the Company’s common stock, general business and market conditions and other investment opportunities. The Company entered into a share buyback program and engaged a financial institution to act as a broker on behalf of the Company to repurchase common stock based on a predetermined quantity and price range (“Share Buyback Program”).

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During the quarter ended June 30, 2011 the Company repurchased 449,163 Common Shares at prices ranging from $1.28 to $1.82. During the quarter ended March 31, 2012, the Company repurchased 1,003,336 Common Shares at prices ranging from $1.3418 to $1.2045.

The repurchase prices disclosed here were evaluated, but were not a material factor in determining the fairness of the Cash Payment to unaffiliated stockholders. The transactions disclosed above were executed almost two years ago when our Common Shares were still listed on the New York Stock Exchange (“NYSE”). Since that time certain events, including the de-listing of our Common Shares have eroded the value of the Company’s shares. As a result the Cash Payment is significantly less than our prior equity repurchases.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of common shares, as of February 12, 2014, by each of Company’s directors and executive officers; all executive officers and directors as a group, and each person known to Company to own beneficially more than 5% of Company’s common shares. Except as otherwise noted, the persons identified have sole voting and investment powers with respect to their shares. As of February 12, 2014, there were 36,568,669 shares of Common Stock of the Company issued and outstanding.

Name of Affiliate	Common Stock Pre-Reverse Stock Split[1]	Percentage[2]	Common Stock Post-Reverse Stock Split[3]	Percentage[4]

Tony Liu*	7,410,856	20.27%	14,792.13	25.50%
Yanchun Li	560,812	1.53%	1,119.39	1.93%
Jun Min	588,963	1.61%	1,175.58	2.03%
Cosimo J. Patti	179,896	0.49%	359.074	0.62%
Xianmin Wang	31,633	0.09%	63.139	0.11%
Baiqing Zhang	20,474	0.06%	40.866	0.07%
Xiaopeng Xu	1,234	*	2.463	*
Yan Gao	2,700	0.01%	5.389	0.01%
Total	8,796,568	24.05%	17,558.02	30.27%

*	The 1,000,000 shares of series A preferred stock, which gives Mr. Liu 25% of the combined voting power, will be unchanged as a result of the reverse stock split.
[1]	the number of Common Shares including 180,237 Common Shares issuable to Tony Liu upon exercise of options; 150,871 Common Shares issuable to Yanchun Li upon exercise of options; 113,154 Common Shares issuable to Jun Min upon exercise of options.
[2]	the percentage calculation is based on 36,568,669 Common Shares outstanding as of February 12 , 2014.
[3]	the post-reverse split shares include fractional shares for affiliated persons, as they will not receive cash
[4]	the percentage calculation is based the assumption that 58,007 Common Shares will remain outstanding after the 1 for 501 reverse stock split

41

Management

The table sets forth below the names and ages of all our directors and executive officers as of February 12, 2014. All of our directors serve until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Executive officers serve at the pleasure of our Board of Directors until their successors are elected and qualified. Also provided below is a brief description of the business experience of each director and executive officer during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Exchange Act.

Name	Age	Position	Date of Initial Appointment
Tony Liu(4)	60	Chief Executive Officer and Chairman of the Board	December 18, 2001
Jun Min (4)	54	Vice President and Director	May 8, 2002
Yanchun Li (4)	44	Chief Financial Officer, Secretary and Director	May 8, 2002
Cosimo J. Patti (1)(2)(3)(4)	63	Independent Director	September 27, 2004
Xianmin Wang (2)(3)(4)	70	Independent Director	January 1, 2005
Baiqing Zhang (3)(4)	60	Independent Director	December 15, 2006
Xiaopeng Xu (4)	64	Chief Operations Officer	March 11, 2010
Yan Gao (4)	41	Chief Accounting Officer	February 22, 2012

______________

(1) Serves as a member of the Audit Committee.

(2) Serves as a member of the Compensation Committee.

(3) Serves as a member of the Nominating and Corporate Governance Committee.

(4) Serves as a member of the Disclosure Committee.

TONY LIU – CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS. Tony Liu is the principal founder of our Company and has served as our Chief Executive Officer and the Chairman of our Board of Directors since 2001. He served in the army for over 19 years. After Mr. Liu left the army, he began working for the government in the Heilongjiang province in northeastern China. In addition to serving as a representative to the National People’s Congress in China, with his practical work experience in the Chinese community for many years, Mr. Liu has witnessed and participated in the massive macroeconomic changes for the past thirty years. He has many years of experience in managing the army, government agencies and pharmaceutical companies. Mr. Liu was named the Outstanding Chinese Entrepreneur of the World and he is currently the Vice Chairman of the World Eminence Chinese business Association. Mr. Liu graduated with a major in Communications & Commands from Wuhan Communication College in 1986 and studied Integrated Marketing and Media at the University of Hong Kong in 2004. Mr. Liu studied in the Program of Sustainable Growth of Large Corporations sponsored by the School of Engineering and the School of Business at Stanford University. Mr. Liu passed the dissertation for his Doctor of Business Administration degree in September 2010 at Tarlac State University through a program jointly run by Beijing Normal University and Tarlac State University. This program is accredited by The Philippines Department of Education and China Department of Education.

JUN MIN – VICE PRESIDENT AND DIRECTOR. Jun Min is one of our partner founders and has served as our Vice President and as a member of our Board of Directors since 2002. Mr. Min worked at the Price Checking Department Bureau of Heilongjiang Province from 1987 to 1992. Subsequently, he worked for Three- Happiness Bioengineering, Co. Ltd. from 1994. In November 2008, Mr. Min joined the board of directors of China Aoxing Pharmaceuticals Co., Inc. (OTCBB:CAXG), a specialty pharmaceutical company specializing in research, development, manufacturing and distribution of a variety of narcotics and pain-management products. He has over 20 years of experience in operations management and has an extensive knowledge of the consumer and pharmaceutical products industries in China. Mr. Min received a BA in Business Management from Harbin Broadcast & TV University in 1986.

42

YANCHUN LI – CHIEF FINANCIAL OFFICER, SECRETARY AND DIRECTOR. Yanchun Li one of our partner founders and has served as Chief Financial Officer since May 2007. Prior to her appointment as Chief Financial Officer, she had been the Acting Chief Financial Officer since May 2002, Chief Operating Officer from October 2003 until March 2010 and Secretary since October 2003 and has worked at the Company and served as a member of the Board of Directors since 2002. Ms. Li has fifteen years of experience in management in the food industry and the pharmaceutical industry in China. In particular, she has extensive experience and innovative insight in marketing, management, brand building, corporate strategy, human resource and financial capital management. Before joining us, Ms. Li worked for China Ruida Food Limited Company and successfully established the Ruida brand as the number one brand in the instant frozen food industry. Ms. Li joined Three-Happiness Bioengineering, Co. Ltd. in 1994 and was in charge of the marketing and sales. Under her leadership, the functional drink of the Three-Happiness brand has reached stunning achievement nationwide across China. The Three-Happiness brand was later awarded the Top Ten Well-known Brands in China. Ms. Li won the China Golden Award in Marketing of Year 2005 and was elected into the Who is Who of Chinese Origin Worldwide. Ms. Li received her BA in English from Beijing University of Industry and Commerce in 1993 and completed the Owner/President Management Program in 2008, an advanced program, at Harvard Business School.

COSIMO J. PATTI – INDEPENDENT DIRECTOR. Cosimo J. Patti has served on our Board of Directors since 2004. Before joining us, Mr. Patti was an arbitrator for the National Association of Securities Dealers and the New York Stock Exchange for 18 years. Since August 1999, Mr. Patti has been the President and Chairman of Technology Integration Group, Inc. In May 2009, Mr. Patti was appointed to the board of directors of China XD Plastics Company Limited (NASDAQ:CXDC), a company engaged in the development, manufacturing, and distribution of modified plastics primarily for use in automotive applications. In June 2007, Mr. Patti joined the board of directors of Advanced Battery Technologies, Inc. (NASDAQ:ABAT), a company engaged in the business of designing, manufacturing and marketing rechargeable polymer lithium-ion batteries. From 2002 to 2004, Mr. Patti was the Senior Director of Applications Planning with iCi/ADP. He was the Director of Strategic Cross-border Business with Cedel Bank from 1996 to 1999, and President and Founder of FSI Advisors Group from 1998 to 2002. Since 1986 Mr. Patti has served as an appointed arbitrator to the New York Stock Exchange and the National Association of Securities Dealers adjudicating cases involving client disputes within government, equity, derivative and fixed income securities trading activities. Mr. Patti contributes to our Board of Directors his forty years of experience successfully managing corporate teams in domestic and international operations, compliance and sales organizations. Mr. Patti attended Brooklyn College from 1968 to 1970.

XIANMIN WANG – INDEPENDENT DIRECTOR. Xianmin Wang has served on our Board of Directors since 2005. He was the Vice Governor of Heilongjiang Province from 1998 to 2003, where he was in charge of Financial and Economic affairs. Mr. Wang was Secretary of Daqing Municipal Party Committee from 1996 to 1998, and Vice Secretary of Harbin Municipal Party Committee from 1991 to 1992. Mr. Wang received a post graduate degree in Philosophy from Renmin University of China in 1964. He also holds a bachelor’s degree in Economics from Northeast Forest University and postgraduate degrees in Philosophy from Heilongjiang University and Renmin University of China.

BAIQING ZHANG – INDEPENDENT DIRECTOR. Baiqing Zhang has served on our Board of Directors since 2006. Mr. Zhang brings to us two decades of experience in the Chinese government’s regulatory and supervisory divisions. From 1997 until Mr. Zhang retired in 2005, Mr. Zhang served as Deputy Director, Division Chief of the Heilongjiang Regulatory Bureau of the China Securities Regulatory Commission, or CSRC, where he managed and imposed regulatory compliance for all Heilongjiang-based securities issuances, as well as supervised securities trading, investment funds and legal affairs. The CSRC is China’s primary regulatory body overseeing the country’s financial markets. Prior to this, he spent ten years as a member of the Discipline Inspection Committee in the Department of Supervision of the Heilongjiang Province, and previously was the Vice Principal of Hebei Institute of Mechanical and Electrical Technology, where he taught college courses. Since 2005, Mr. Zhang has been a consultant in the fields of law and economics, public policy, and business strategy. He also consults and lectures about regulatory issues in the Chinese securities markets, based on his significant experience at the CSRC. Mr. Zhang received a degree in Management of Economics from the Tianjin Normal University and a degree in Accounting from the Heilongjiang Economics Management Academy.

XIAOPENG XU – CHIEF OPERATING OFFICER. Xiaopeng Xu has served as Chief Operating Officer since March, 2010. Since July 2009, Mr. Xu was employed by the Company as general manager of manufacturing. Prior to joining the Company in 2009, Mr. Xu, has served in a number of senior positions in the pharmaceutical industry in China, including the General Manager of China National Pharmaceutical Industry Co., Ltd. from 2005 to 2006, Executive Deputy General Manager of Harbin Pharmaceutical Group Co., Ltd., (Shanghai Stock Exchange: 600664) from 2004 to 2005 and the Factory Director of Harbin Pharmaceutical Group General Industry Co., Ltd. from 1996 to 2004. Currently Mr. Xu also serves in the following capacity for the following entities: Independent Director of Heibei Aoxing Pharmaceutical Co., Inc. since August 2009, Independent Director of Harbin Baida Pharmaceutical Co., Ltd. since 2005, Visiting Professor of Shenyang Pharmaceutical University since 2004, Vice Chairman of China Pharmaceutical Industry Association since 2002, and Vice Chairman of China Anesthetic Association since 2003 (both of the latter associations are industry oriented academic organizations). Mr. Xu graduated from Harbin CCP School in 1985 and completed graduate level programs in CEO courses from Tsinghua University in 2002.

43

YAN GAO – CHIEF ACCOUNTING OFFICER. Yan Gao has served as Chief Accounting Officer since February 22, 2012. Prior to being appointed as CAO on February 22, 2012, Mr. Gao was an in-house senior accountant for the Company on the financial reporting team, preparing draft reports and responsible for overseeing financial management matters. He joined the Company in 2006 as the Financial Controller for Guangxi Lingfeng Pharmaceutical Ltd., a wholly owned subsidiary of the Company, and served as the General Manager of the Company's Finance Department in 2009, during which he was in charge of financial planning, cash flow management, internal control compliance, business consolidations and reporting. Mr. Gao graduated with a major in Accounting from Heilongjiang College with a professional certificate in 1994.

Family Relationships

There are no family relationships among our executive officers and directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, with respect to any of our directors, executive officers, promoters or control persons, there have been (i) no events under any bankruptcy act at any time, (ii) no convictions in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years, (iii) any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, and (iv) no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any such person during the past ten years.

Citizenship

With the exception of Mr. Cosimo Patti, who is a citizen of the United States of America, all directors and officers are citizens of the People’s Republic of China.

Certain Relationships and Related Transactions

There are no transactions, since January 1, 2011 the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and in which any related person had or will have a direct or indirect material interest. It is the Company’s policy that the Company will not enter into any related party transactions unless the Audit Committee or another independent body of the Board of Directors first reviews and approves the transactions.

We do not have any agreement, arrangement or understanding, whether written or unwritten, with any of our officers or directors pursuant to which we are obligated to pay to any officer any type of compensation, whether present, deferred or contingent, that is based on, or otherwise relates to, the Transaction or the subsequent deregistration of our common shares under the Exchange Act or the suspension of our duty to file periodic reports and other information with the SEC thereunder.

None of our officers or directors is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

44

FINANCIAL INFORMATION

The following summary consolidated financial information was derived from, and should be read in conjunction with, the Company’s audited consolidated financial statements and notes thereto included in Part IV, Item 15 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and from the Company’s unaudited consolidated financial statements and notes thereto included in Part I, Item 1 of the Company’s Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2013, all of which are incorporated herein by reference.

The Company’s net book value as of September 30, 2013, the most recent balance sheet date for which the Company’s auditors reviewed the Company’s financial statements, was $271,885,089, or $7.44 per share. Net book value is defined as total assets less liabilities, intangible assets and minority interest.

SUMMARY FINANCIAL INFORMATION

	As of September 30, 2013	As of December 31, 2012
	(Unaudited)
Cash and equivalents	3,230,995	7,097,098
Total Current Assets	64,777,035	95,448,481
Total Long-term Assets	362,847,903	350,860,443

Total Current Liabilities	126,313,850	106,211,564
Total Long-term Liabilities	17,634,838	12,510,654

Preferred Stock	1,000	1,000
Net Book Value	271,885,089	314,470,326
Common Shares Outstanding	36,566,765	36,644,288
Net Book Value Per Share	7.44	8.58

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues	$17,936,408	29,493,459	59,167,308	82,685,661
Cost of sales	14,828,508	23,037,097	49,572,599	65,355,231
GROSS PROFIT	3,107,900	6,456,362	12,594,709	17,330,430

LOSS FROM OPERATIONS	(18,972,997)	(19,196,919)	(48,310,885)	(56,506,400)

NET LOSS	(21,176,605)	(19,132,771)	(55,132,361)	(23,822,253)
(Income) Loss Attributable to Non-controlling Interest		(15,320)		(4,418)
INCOME (LOSS0 PER COMMON SHARE, BASIC	$(0.58)	$0.51	$(1.51)	$(0.62)
DILUTED	$(0.58)	$0.50	$(1.51)	$(0.62)

45

 PRO FORMA FINANCIAL INFORMATION

The pro forma information below reflects the effect of the Reverse Stock Split, to the extent material, on (1) our balance sheet as of September 30, 2013; (2) our statement of income, earnings per share, for December 31, 2012 and the three and nine months ended September 30, 2013 (the latest interim period for which we have financial statements); and (3) our net book value per share as of the date of the most recent balance sheet.

	As of September 30, 2013 (actual)	As of September 30, 2013 (as adjusted)

Cash And Cash Equivalents	$3,230,995	$(869,005)	(1)
Net Book Value	$271,885,089	$265,996,878
Number Of Common Shares	$36,566,765	$58,007
Net Book Value Per Shares	$7.44	$4,585.60

	Three months ended September 30, 2013	Three months ended September 30, 2013	Nine months ended September 30, 2013	Nine months ended September 30, 2013	Year ended December 31, 2012	Year ended December 31, 2012
	(actual)	(as adjusted)	(actual)	(as adjusted)	(actual)	(as adjusted)

NET LOSS	$(21,176,605)	$(21,576,605)	$(55,132,361)	$(55,532,361)	$(59,725,397)	$(60,125,397)
Weighted average common shares outstanding, Basic and diluted	36,539,591	58,007	36,559,336	58,007	38,301,543	58,007
LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.58)	$(371.97)	$(1.51)	$(957.34)	$(1.56)	$(1,036.52)

(1) During the course of the year, the Company’s cash balance fluctuates as accounts receivables are collected. Subsequent to the quarter end the Company collected approximately $4.3 million in accounts receivables.

46

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission (“SEC”). Copies of any financial statements and information incorporated by reference in this Proxy Statement by reference to any other document filed by the Company with the SEC may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of such documents may be obtained from the SEC at prescribed rates. Information regarding the operation of the Public Reference Room may be obtained by called the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov. The Company will also make copies of such financial statements and information to stockholders upon written request to the Company’s headquarters.

INFORMATION INCORPORATED BY REFERENCE

A copy of the Company’s Annual Report for the Fiscal Year ended December 31, 2012, which has been incorporated by reference in this Proxy Statement, will be delivered with this Proxy Statement to the stockholders of record. Representatives of Weinberg & Company, P.A, the Company’s principal accountants will not be present at the Special Meeting.

STOCKHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE SPECIAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED FEBRUARY , 2014. STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS OTHERWISE DISCLOSED.

By Order of the Board of Directors

/s/ Tony Liu

Tony Liu
Chairman, and Chief Executive Officer

Dated: February , 2014

47

PRELIMINARY COPY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY
FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
AMERICAN ORIENTAL BIOENGINEERING, Inc.
To be held on MARCH 14, 2014

The stockholder(s) hereby appoints Tony Liu and Yanchun Li, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card and as they shall determine regarding such other business as may properly come before the meeting, all of the shares of common stock and shares of series A preferred stock of AMERICAN BIOENGINEERING, INC. that the stockholder is entitled to vote at the special meeting of stockholders to be held on March 14, 2014, at 9:00 p.m. Beijing Standard Time (local time), which is equivalent to March 14, 2014, 2011 at 8:00 a.m. U.S. Eastern Standard Time (the “Special Meeting”), at 1 Liangshuihe First Avenue, Beijing E-Town Economic and Technology Development Area, E-Town, Beijing 100176, People’s Republic of China, and any adjournment or postponement thereof with like effect as if the stockholder were personally present and voting and hereby revokes any proxy or proxies heretofore given.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

1. THE APPROVAL OF A 1-FOR-501 REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK.

☐ FOR	☐ AGAINST	☐ ABSTAIN

______________________________________________________________________________

PLEASE MARK, DATE AND SIGN YOUR PROXY CARD AND MAIL IT IN THE ACCOMPANYING POSTAGE PAID ENVELOPE AS SOON AS POSSIBLE.

     ☐     I plan on attending the Special Meeting.

Name as it appears on certificate___________________________________________________

          (print please)

Certificate No(s).____________________________Share Quantity_______________________

Signature________________________________________ Date__________________

Signature________________________________________ Date__________________

NOTE:   Please mark, date and sign this proxy card and return it in the accompanying envelope.  Please sign as your name appears hereon.  If shares are registered in more than one name, all owners should sign.  If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority.  Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.

Please use the space below to update address information if applicable:

_________________________

_________________________

_________________________

_________________________

EXHIBIT A

FAIRNESS OPINION

October 24, 2013

Special Committee of the Board of Directors

American Oriental Bioengineering, Inc.

Beijing Economic and Technology Development Zone

1 First Liangshuihe Street

E-town, Beijing 100176

People’s Republic of China

Members of the Special Committee:

ROTH Capital Partners, LLC (“we” or “ROTH”) understands that American Oriental Bioengineering, Inc. (“AOB” or the “Company”) proposes to reverse split the Company’s common stock (“Reverse Split”) and cash out the fractional shares at a per share price of $0.50 per share (the “Cash Out Price”).

You have asked for our opinion as to whether the Cash Out Price is a fair price, from a financial point of view, for the AOB common stock (the “AOB Common Stock”).

For purposes of the opinion set forth herein, we have, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of AOB;

•	reviewed certain internal financial statements and other financial and operating data concerning AOB prepared by the management of AOB;

•	reviewed certain financial projections prepared by the management of AOB (the “Financial Projections”);

•	discussed the past and current operations, financial condition and the prospects of AOB with senior executives of AOB;

•	reviewed the reported prices and trading activity for AOB Common Stock;

•	reviewed the financial terms, to the extent publicly available, of certain precedent acquisition transactions;

•	compared the financial performance of AOB and the prices and trading activity of AOB Common Stock with that of certain other publicly-traded companies we deemed comparable with AOB and its securities; and

•	performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

A-1

American Oriental Bioengineering, Inc.

October 24, 2013

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by AOB, and formed a substantial basis for this opinion and have further relied upon the assurances of the management of AOB that information furnished by them for purposes of our analysis does not contain any material omissions or misstatements of material fact. With respect to the Financial Projections, we have been advised by the management of AOB and assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of AOB of the future financial performance of AOB and we express no view as to the assumptions on which they are based. We have not considered or passed upon, in any respect, any required corporate, government or third party approvals that may be required in connection with the Reverse Split nor whether the terms of the Reverse Split would be held by a court of competent jurisdiction to be consistent with the duties of the directors of the Company to the Company's shareholders. We have also assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Reverse Split, no delays, limitations, conditions or restrictions will be imposed that would have an adverse effect on AOB. We are not legal, tax, accounting or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of AOB and its legal, tax, accounting and regulatory advisors with respect to legal, tax, accounting and regulatory matters. Our opinion does not address the underlying business decision of AOB to effect the Reverse Split or the relative merits of the Reverse Split as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. To date, we have not been authorized to solicit and have not solicited indications of interest in a transaction with AOB from any party. We have not made any independent valuation or appraisal of the assets or liabilities (fixed, contingent or otherwise) of AOB, nor have we been furnished with any such valuations or appraisals. We have not evaluated the solvency of AOB under any law of any jurisdiction relating to bankruptcy, insolvency or similar matters. As you know, we are not legal experts, and for purposes of our analysis, we have not made any assessment of the status of any outstanding litigation involving the Company and have excluded the effects of any such litigation in our analysis. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, October 21, 2013. Events occurring after such date may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have acted as financial advisor to the Special Committee of the Board of Directors of AOB in connection with this opinion and will receive a fee for our services. The fee for this opinion is not contingent upon the consummation of the Reverse Split. In addition, AOB has agreed to indemnify us for certain liabilities and other items arising out of our engagement.

ROTH is a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of AOB, and, accordingly, may at any time hold a long or a short position in such securities. ROTH and its affiliates may in the future provide investment banking and other financial services to AOB its respective affiliates for which we would expect to receive compensation.

This opinion has been approved by a committee of ROTH investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Special Committee of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing AOB is required to make with the Securities and Exchange Commission in connection with this transaction in accordance with the terms of our engagement letter with the Special Committee, if such inclusion is required by applicable law. In addition, ROTH expresses no opinion or recommendation as to how the shareholders of AOB should vote at any shareholders' meeting to be held in connection with the Reverse Split and this opinion does not in any manner address the prices at which shares of AOB Common Stock will trade at any time.

On the basis of and subject to the foregoing, and such other factors as we deemed relevant, we are of the opinion that, as of October 21, 2013, the Cash Out Price is a fair price, from a financial point of view, for the value of the AOB Common Stock.

Very truly yours,

ROTH Capital Partners, LLC

A-2

EXHIBIT B

NEVADA REVISED STATUTES

(“NRS”)

NRS 92A.300	Definitions.
NRS 92A.305	“Beneficial stockholder” defined.
NRS 92A.310	“Corporate action” defined.
NRS 92A.315	“Dissenter” defined.
NRS 92A.320	“Fair value” defined.
NRS 92A.325	“Stockholder” defined.
NRS 92A.330	“Stockholder of record” defined.
NRS 92A.335	“Subject corporation” defined.
NRS 92A.340	Computation of interest.
NRS 92A.350	Rights of dissenting partner of domestic limited partnership.
NRS 92A.360	Rights of dissenting member of domestic limited-liability company.
NRS 92A.370	Rights of dissenting member of domestic nonprofit corporation.
NRS 92A.380	Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.
NRS 92A.390	Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.
NRS 92A.400	Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.
NRS 92A.410	Notification of stockholders regarding right of dissent.
NRS 92A.420	Prerequisites to demand for payment for shares.
NRS 92A.430	Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.
NRS 92A.440	Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.
NRS 92A.450	Uncertificated shares: Authority to restrict transfer after demand for payment.
NRS 92A.460	Payment for shares: General requirements.
NRS 92A.470	Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.
NRS 92A.480	Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.
NRS 92A.490	Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.
NRS 92A.500	Assessment of costs and fees in certain legal proceedings.

NRS 92A.300. Definitions

As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

NRS 92A.305. “Beneficial stockholder” defined

“Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

NRS 92A.310. “Corporate action” defined

“Corporate action” means the action of a domestic corporation.

NRS 92A.315. “Dissenter” defined

“Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

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NRS 92A.320. “Fair value” defined

“Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:

1. Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

2. Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

3. Without discounting for lack of marketability or minority status.

NRS 92A.325. “Stockholder” defined

“Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

NRS 92A.330. “Stockholder of record” defined

“Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

NRS 92A.335. “Subject corporation” defined

“Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

NRS 92A.340. Computation of interest

Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

NRS 92A.350. Rights of dissenting partner of domestic limited partnership

A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

NRS 92A.360. Rights of dissenting member of domestic limited-liability company

The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

NRS 92A.370. Rights of dissenting member of domestic nonprofit corporation

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

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2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

NRS 92A.380. Right of stockholder to dissent from certain corporate actions and to obtain payment for shares

1. Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.

(c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.

(d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

(f) Any corporate action not described in this subsection that will result in the stockholder receiving money or scrip instead of fractional shares except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207.

2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to the stockholder or the domestic corporation.

3. From and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented.

NRS 92A.390. Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger

1. There is no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series which is:

(a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

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(b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

(c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and which may be redeemed at the option of the holder at net asset value, unless the articles of incorporation of the corporation issuing the class or series provide otherwise.

2. The applicability of subsection 1 must be determined as of:

(a) The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter’s rights; or

(b) The day before the effective date of such corporate action if there is no meeting of stockholders.

3. Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action requiring dissenter’s rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective.

4. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

5. There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

NRS 92A.400. Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder

1. A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter’s rights as to shares held on his or her behalf only if the beneficial stockholder:

(a) Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b) Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

NRS 92A.410. Notification of stockholders regarding right of dissent

1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A. 300 to 92A.500, inclusive, must accompany the meeting notice sent to those record stockholders entitled to exercise dissenter’s rights.

2. If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

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NRS 92A.420. Prerequisites to demand for payment for shares

1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder’s intent to demand payment for his or her shares if the proposed action is effectuated; and

(b) Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

2. If a proposed corporate action creating dissenters’ rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenters’ rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

3. A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

NRS 92A.430. Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents

1. The subject corporation shall deliver a written dissenter’s notice to all stockholders entitled to assert dissenters’ rights.

2. The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.440. Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process

1. A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:

(a) Demand payment;

(b) Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c) Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

2. If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.

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3. Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

4. A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.

5. The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.

NRS 92A.450. Uncertificated shares: Authority to restrict transfer after demand for payment

The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

NRS 92A.460. Payment for shares: General requirements

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the subject corporation’s principal office is located;

(b) If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or

(c) At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

(b) A statement of the subject corporation’s estimate of the fair value of the shares; and

(c) A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.

NRS 92A.470. Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements

1. A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

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2. To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment, the subject corporation shall notify the dissenters described in subsection 1:

(a) Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

(b) Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

(c) That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

(d) That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

(e) That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.

3. Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.

4. Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

NRS 92A.480. Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate

1. A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

2. A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

NRS 92A.490. Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

2. A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in the State, it shall commence the proceeding in the county where the principal office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located. If the principal office of the subject corporation and the domestic corporation merged with or whose shares were acquired is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

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5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

NRS 92A.500. Assessment of costs and fees in certain legal proceedings

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

6. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

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EXHIBIT C

MINUTES OF A MEETING OF

THE BOARD OF DIRECTORS OF

AMERICAN ORIENTAL BIOENGINEERING, INC.

October 31, 2013

A meeting of the Board of Directors (the “Board”) of American Oriental Bioengineering, Inc., a Nevada corporation (the “Company”), was held on October 31, 2013 at 10:00 pm Beijing time by telephone conference call by which the individuals participating in the call could hear each other. Present by telephone were the following individuals, constituting a quorum of the Board: Tony Liu, Yanchun Li, Cosimo Patti, Jun Min, Xianmin Wang and Baiqing Zhang.

The Board has formed a special committee of the Board comprised solely of independent directors (the "Special Committee") for the purpose of, among other things, evaluating and considering for recommendation to the full Board the recent “going private” proposal, which would consist of a 1- for 501 reverse stock split (the “Reverse Stock Split”) of the issued and outstanding common shares, par value $0.002 per share of the Company (the “Common Shares), with a cash payment made to all stockholders owning a fractional share as a result of the Reverse Stock Split of: (a) $0.50 per pre-Reverse Stock Split Share for all stockholders owning less than 501 pre-Reverse Stock Split shares; and (b) $0.50 based on the pre-Reverse Stock Split share equivalent of the fractional shares held by stockholders owning at least 501 pre-Reverse Stock Split shares.

Following the Reverse Stock Split, the Company will have fewer than 300 stockholders of record, and as a result, the Company will be eligible to, and intends to, suspend its reporting obligations under Section 13(a) of the Exchange Act, after which time the Company will no longer be subject to the reporting requirements under the Exchange Act (the “Transaction”). The Special Committee has recommended that the Board approve the Transaction.

After discussion, it was:

RESOLVED, that the Board hereby adopts each recommendation of the Special Committee regarding the Reverse Stock Split and the transaction without amendment, and approves the Reverse Stock Split, the Cash Payment and the Transaction as recommended by the Special Committee, and it is further

RESOLVED, that any and all actions heretofore taken by any officer or director of the Company in connection with or otherwise in contemplation of the transactions contemplated by any of the foregoing resolutions be, and they hereby are, ratified, confirmed and approved; and it is further

RESOLVED, that the officers of the Company be, and each of them acting alone hereby is, authorized and empowered, in the name and on behalf of the Company, to take or cause to be taken all actions and to execute and deliver all such documents and instruments which the officers of the Company approve as necessary or desirable in connection with the foregoing resolutions, such approval to be conclusively evidenced by the taking of any such action or the execution and delivery of any such document or instrument by an officer of the Company.

/s/ Yanchun Li

Respectfully submitted

Yanchun Li

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 EXHIBIT D

American Oriental Bioengineering, Inc.’s (the "Company") management does not as a matter of course make public its internal Financial Projections as to future performance or earnings, and is especially wary of making projections for extended periods due to the unpredictability of the underlying assumptions and estimates. However, Financial Projections prepared by management of the Company and as provided to Roth Capital Partners are being filed herewith. The inclusion of this information should not be regarded as an indication that the Company's management or Roth Capital Partners considered, or now considers, it to be a reliable prediction of future results.

The Financial Projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to the Company's business, all of which are difficult to predict and many of which are beyond the Company's control. As a result, there can be no assurance that the projected results will be realized or that actual results will not differ materially from these Financial Projections. The Financial Projections cover multiple years and such information by its nature becomes less reliable with each successive year. The Financial Projections, and the underlying estimates and assumptions, are prepared based on the best information available to management at the time they are prepared, and subsequent financial projections reflect updated and/or different estimates and assumptions. As a result, estimates and projections prepared at different points in time may not provide a reliable reference for comparison over time.

The Financial Projections were prepared for internal use and for the use of Roth in preparing its opinion and not with a view toward public disclosure or toward complying with Generally Accepted Accounting Principles, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Financial Projections included below were prepared by, and are the responsibility of, the Company's management. Neither the Company's independent registered public accounting firm, nor Roth, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

Readers are cautioned not to place undue reliance on the Financial Projections set forth below. The inclusion of Financial Projections in this Disclosure Statement should not be regarded as an indication that such projections will be an accurate prediction of future events, and they should not be relied on as such.

Unit for currency USD’000

	Q1 2013 Actual	Q2 2013 Actual	Jul.-Dec. 2013	2013y	2014y	2015y	2016y	2017y	2018y
Sales	21.01	20.22	45.12	86.35	96.71	111.22	131.24	154.86	182.73
Cost of goods sold	16.29	15.01	33.52	64.82	71.57	80.08	91.21	103.29	121.88
Sales tax	0.21	0.23	0.70	1.14	1.16	1.18	1.21	1.28	1.45
Gross profit	4.51	4.98	10.90	20.38	23.98	29.96	38.82	50.28	59.40
Selling and marketing expenses	5.94	5.15	12.00	23.09	23.42	23.69	24.04	24.13	25.82
Advertising costs	3.65	2.71	3.00	9.35	6.00	5.00	5.00	5.00	5.00
R&D	1.41	1.72	1.20	4.33	3.50	3.50	4.00	5.00	6.00
G&A	6.54	5.87	13.00	25.41	23.00	23.00	22.55	22.03	22.80
Depreciation & amortization	1.86	1.86	3.73	7.45	12.97	13.58	13.65	11.13	11.27
Provision for doubtful accounts	1.76	(2.00)	1.00	0.77	0.00	0.00	0.00	0.00	0.00
Long term crop inventory costs	2.36			2.36	1.80	1.80	1.00	1.00	1.00
Total operating expenses	23.52	15.31	33.93	72.76	70.70	70.56	70.23	68.28	71.89
Financial expenses	0.76	0.80	1.80	3.36	4.06	7.09	5.86	5.04	3.77
Other incomes	(0.01)	0.19	0.40	0.58	0.81	0.88	1.00	3.00	3.00
Equity in earnings (losses) from equity method investments	(0.97)	(1.00)	(0.80)	(2.77)	(0.50)	0.00	0.00	0.00	0.00
Gain on extinguishment of convertible notes				0.00	15.98	15.98
Income (Loss) Before Income Tax	(20.76)	(11.94)	(25.23)	(57.93)	(34.49)	(30.83)	(36.28)	(20.04)	(13.26)
Provision for income taxes	0.35	0.70	0.30	1.35	1.30	1.30	1.30	1.30	1.30
NET INCOME (LOSS)	(21.11)	(12.64)	(25.53)	(59.28)	(35.79)	(32.13)	(37.58)	(21.34)	(14.56)
EBITDA	(18.14)	(9.28)	(19.70)	(47.13)	(33.43)	(26.15)	(16.77)	(3.87)	1.78
Revenue Growth rate		-3.8%	9.4%		12.0%	15.0%	18.0%	18.0%	18.0%
% Cost of Revenue	77.53%	74.23%	74.30%	75.07%	74.00%	72.00%	69.50%	66.70%	66.70%
GP Margin	21.45%	24.63%	24.15%	23.60%	24.80%	26.94%	29.58%	32.47%	32.51%
% Selling of Revenue	28.28%	25.48%	26.60%	26.74%	24.22%	21.30%	18.32%	15.58%	14.13%
% R&D of Revenue	6.69%	8.52%	2.66%	5.01%	3.62%	3.15%	3.05%	3.23%	3.28%
% G&A of Revenue	31.14%	29.03%	28.81%	29.43%	23.78%	20.68%	17.18%	14.23%	12.48%

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AOBO Projections - Cash Flow

									In millions
	2013 Q1	2013 Q2	2013 Q3-Q4	2014y	2015y	2016y	2017y	2018y	说明
Cash at the beginning	7.10	6.42	7.00	8.81	11.75	3.88	11.91	15.39
add: Cash inflow
1. Receive from AR	19.10	11.54	20.07	39.74	47.32	54.16	63.62	75.07	Assumed receivable percent for two years before is 10%, a year before is 40%
2. Receive from current period sales	12.74	10.00	34.54	48.36	66.73	76.12	85.17	96.85	Assumed receivable percent from current is 40%
Available Cash	38.94	27.96	61.61	96.90	125.80	134.16	160.70	187.30
less:Cash outflow
I. Operating expenses
1. Cost of good sold	13.55	14.50	27.02	51.71	47.68	55.64	68.70	78.75
2. SG&A	11.20	10.00	23.75	42.71	42.95	42.86	42.46	44.73
3. AD expenses	3.65	2.71	3.00	6.00	5.00	5.00	5.00	5.00
4. R&D expenses	0.83	1.20	1.20	3.50	3.50	4.00	5.00	6.00
5. Agricultural costs	2.36		0.00	1.80	1.80	1.00	1.00	1.00
6. Interst payment for bank loans	0.11	0.11	0.60	1.20	1.20	1.20	1.20	1.20
7. Income tax payment	0.50	0.04	0.40	1.30	1.30	1.30	1.30	1.30
Sub-total operating expenses	32.20	28.56	55.97	108.21	103.43	111.00	124.67	137.99
II.Capital expenditures
1. Purchases of property, plant and equipment	0.01	0.40	0.30	11.08	2.00	1.00	1.00	1.00
2. CIP expenditure	0.31	0.08	0.90	3.16	2.00	0.80	0.80	0.80
Sub-total capital expenditures	0.32	0.48	1.20	14.24	4.00	1.80	1.80	1.80
III.Convertible notes
1. Repurchase of convertible notes				8.60	8.60				Assumed repurchase price is 35%
2. Interst payment to convertible notes				1.23	1.23
Sub-total convertible notes			0.00	9.83	9.83
Total Cash outflow	32.52	29.04	57.17	132.29	117.26	112.80	126.47	139.79
Cash savings or less	6.42	(1.08)	4.44	(35.38)	8.54	21.36	34.23	47.52
Receive from bank loans		8.08	4.80	50.00					borrowings RMB 360 millions
Repayment of bank loans		4.20				4.80	15.00	15.00
Interst payment for bank loans			0.43	2.86	4.66	4.66	3.84	2.57	r=8.5%
Cash at the end	6.42	7.00	8.81	11.75	3.88	11.91	15.39	29.95

D-2

EXHIBIT E

Company	Symbol	Announcement Date	Deal Status	Pre-Deal Buyer Ownership %	Bid Price Per Share or ADS	Deal Size ($m)	Price 1-Day Prior to Announcement	Premium Over Prior Day Close(1)	Premium over 30 Day VWAP(1)	Premium over 90 Day VWAP(1)
Le Gaga	GAGA	5/22/2013	Under Review	49.1%	$4.01	$91.8	$3.34	20.1%	21.1%	14.6%
Pactera Technology	PACT	5/20/2013	Under Review	NA	$7.50	$631.2	$5.26	42.6%	38.1%	17.2%
UT Starcom	UTSI	3/27/2013	Under Review	20.8%	$3.20	$100.1	$2.36	35.6%	22.6%	11.1%
Ambow Education Holding	AMBO	3/18/2013	Under Review	2.0%	$1.46	$103.6	$1.55	-5.8%	0.7%	-17.5%
Camelot Information Systems	CIS	3/12/2013	Under Review	52.2%	$1.85	$39.4	$1.50	23.3%	27.6%	51.6%
Simcere Pharmaceutical	SCR	3/11/2013	Under Review	37.0%	$9.56	$319.6	$7.96	20.1%	21.9%	20.3%
New Energy Systems Group	NEWN	3/4/2013	Under Review	13.7%	$1.30	$16.4	$0.37	251.4%	217.1%	176.6%
China Shenghuo Pharma	CKUN.PK	2/15/2013	Under Review	77.3%	$0.15	$0.7	NA	NA	NA	NA
Trunkbow International Holdings, Inc.	TBOW	11/2/2012	Under Review	43.9%	$1.46	$30.1	$1.17	24.8%	44.6%	53.7%
China Shengda Packaging Group	CPGI	10/15/2012	Under Review	54.0%	$1.40	$25.0	$0.91	53.8%	40.3%	47.8%
American Lorain Corp	ALN	10/15/2012	Under Review	46.5%	$1.60	$29.6	$1.15	39.1%	26.4%	34.0%
Yongye International Inc.	YONG	10/15/2012	Under Review	30.7%	$6.60	$231.8	$4.79	37.8%	47.2%	70.4%
Ninetowns Internet Technology Group(2)	NINE	10/12/2012	Under Review	NA	$1.90	$78.1	$1.15	65.2%	68.1%	72.7%
Feihe International	ADY	10/03/2012	Closed	10.8%	$7.40	$130.6	$6.10	21.3%	25.6%	15.3%
7 Days Group Holdings Limited	SVN	09/26/2012	Closed	32.5%	$12.70	$422.7	$10.57	20.2%	31.2%	32.6%
3SBio, Inc.	SSRX	08/13/2012	Closed	10.8%	$15.00	$303.9	$11.59	29.4%	30.2%	25.2%
LJ International	JADE	08/13/2012	Board Approved	10.8%	$2.00	$56.8	$1.63	22.7%	23.1%	28.4%
Focus Media Holding Limited	FMCN	08/13/2012	Closed	18.3%	$27.00	$2,940.4	$23.38	15.5%	34.1%	25.9%
ShangPharma(3)	SHP	07/06/2012	Closed	66.1%	$9.00	$1,694.2	$6.88	30.8%	44.7%	24.2%
Yucheng Technologies	YTEC	05/21/2012	Closed	17.0%	$3.90	$64.0	$3.08	26.6%	27.9%	41.8%
China Mass Media Corp.	CMMCY	05/04/2012	Closed	72.4%	$5.00	$3.5	$2.50	100.0%	139.1%	-2.7%
China Nuokang Bio-Pharm	NKBP	05/09/2012	Closed	61.2%	$5.80	$43.3	$3.70	56.8%	68.0%	100.9%
Shengtai Pharmaceutical	SGTI	04/17/2012	Under Review	40.5%	$1.65	$9.4	$1.10	50.0%	71.4%	52.1%
Winner Medical Group	WWIN	04/02/2012	Closed	74.0%	$4.30	$27.6	$3.40	26.5%	25.0%	41.2%
Zhongpin	HOGS	03/27/2012	Closed	17.5%	$13.50	$415.2	$9.21	46.6%	45.6%	39.8%
Gushan Environmental Energy	GU	02/24/2012	Closed	34.8%	$1.62	$17.8	$1.23	31.7%	26.8%	7.9%
China Transinfo Technology	CTFO	02/21/2012	Closed	27.8%	$5.80	$105.9	$5.15	12.6%	27.2%	52.6%
Pansoft Company	PSOF	01/09/2012	Closed	64.0%	$4.15	$8.1	$2.01	106.5%	82.3%	91.0%
Jingwei International	JNGW	01/06/2012	Closed	41.1%	$2.20	$26.5	$1.34	64.2%	67.1%	55.0%
WSP Holdings Limited	WH	12/13/2011	Board Approved	50.9%	$0.60	$6.0	$0.40	50.0%	39.6%	36.4%
Andatee China Marine Fuel Services	AMCF	11/23/2011	Under Review	50.5%	$4.21	$20.0	$3.49	20.6%	36.8%	36.8%
China GrenTech	GRRF	11/14/2011	Closed	32.4%	$3.15	$49.4	$2.56	23.0%	33.2%	44.6%
China Real Estate Information Corp	CRIC	10/28/2011	Closed	54.1%	$6.77	$440.4	$5.40	25.4%	42.0%	11.1%
Shanda Interactive	SNDA	10/17/2011	Closed	69.7%	$41.35	$717.9	$33.48	23.5%	26.2%	20.4%
SOKO Fitness & Spa Group	SOKF	07/25/2011	Closed	90.8%	$4.50	$8.8	$3.70	21.6%	34.6%	24.1%
Tiens Biotech Group	TBV	06/26/2011	Closed	95.1%	$1.72	$6.0	$1.03	67.0%	42.2%	26.6%
Funtalk China	FTLK	03/25/2011	Closed	77.1%	$7.20	$87.6	$6.15	17.1%	34.1%	26.7%
China Security & Surveillance Technology	CSR	03/08/2011	Closed	20.9%	$6.50	$894.5	$4.10	58.5%	38.3%	29.7%
China Fire & Security	CFSG	03/07/2011	Closed	59.1%	$9.00	$110.3	$6.26	43.8%	52.2%	28.3%
Chemspec International	CPC	11/11/2010	Closed	55.8%	$8.10	$426.4	$6.32	28.2%	28.6%	23.2%
Fushi Copperweld	FSIN	11/03/2010	Closed	29.2%	$11.50	$311.6	$9.10	26.4%	20.7%	31.0%
Harbin Electric	HRBN	10/11/2010	Closed	40.6%	$24.00	$446.0	$19.96	20.2%	36.3%	37.7%
Tongjitang Chinese Medicines	TCM	04/08/2009	Closed	83.0%	$4.50	$165.5	$3.78	19.0%	22.3%	20.8%
Sinoenergy	SNEN	04/09/2009	Closed	39.1%	$1.90	$18.4	$1.28	48.4%	78.3%	33.8%

Mean	44.6%	$265.4	41.0%	44.4%	37.6%
Median	42.5%	$82.9	28.2%	34.6%	31.0%
High	95.1%	$2,940.4	251.4%	217.1%	176.6%
Low	2.0%	$0.7	-5.8%	0.7%	-17.5%

(1)	VWAP calculated using CapitalIQ. 30-day VWAP and 90-day VWAP are calculated using the 30 trading days and 90 trading days, respectively, prior the the announcement date.
(2)	Bid price of Ninetowns is $1.80-$2.00 per share. We use the median price of $1.90 per share to calculate the premium.
(3)	Bid price of SHP is $8.50-9.50 per share. We use median price of $9.00 per share to calculate the premium.

E-1

EXHIBIT F

Project Alpha | August 21, 2013 CONFIDENTIAL Project Alpha Presentation to the Special Committee of the Board of Directors August 21, 2013

F-1

2 Project Alpha | August 21, 2013 CONFIDENTIAL This presentation was prepared by ROTH Capital Partners, LLC (“ROTH”) and provided to the Special Committee (the “Special Committee”)oftheBoardofDirectorsofAlpha(the“Company”)inconnectionwiththeirconsiderationofpotentialstrategicoptions. This presentationhasbeenprovidedtotheSpecialCommitteebyROTHandmaynotbeusedorrelieduponforanypurposewithoutthe written consent ofROTH. The informationcontained herein is confidential. By acceptingthis presentationyou agreeto use itfor informationalpurposesonlyandwill notdiscloseanysuchinformationtoanyotherpartywithoutthewrittenconsentofROTH.This presentationhasnotbeenpreparedwithaviewtowardpublicdisclosureunderstateorfederalsecuritieslawsorotherwise.Reproduction, dissemination,quotation,summarizationorreferencetothispresentationwithoutourwrittenconsentisprohibited. TheinformationutilizedinpreparingthispresentationwasobtainedfromtheCompanyandotherpublicsources.ROTHassumesno responsibilityforindependentinvestigationorverificationofsuchinformationandhasreliedonsuchinformationbeingcompleteand accurateinallmaterialrespects. Totheextentsuchinformationincludesestimatesand/orforecastsoffutureperformancepreparedby Companymanagement,wehaveassumedthatsuchestimatesandforecastshavebeenreasonablypreparedonbasesreflectingthe bestcurrentlyavailableestimatesandjudgmentsofCompanymanagement. Norepresentationorwarranty,expressorimplied,ismade astotheaccuracyorcompletenessofsuchinformationandnothingcontainedhereinis,orshallberelieduponas,arepresentation, whetherastothepastorthefuture.ROTHhasnoobligation,expressorimplied,toupdateanyoralloftheinformationcontainedinthis presentationortoadviseyouofanychanges. BecausethispresentationwaspreparedforuseinthecontextofanoralpresentationtotheSpecialCommittee,whichisfamiliarwiththe businessandaffairsoftheCompany,ROTHdoesnottakeanyresponsibilityfortheaccuracyorcompletenessofanyofthematerial includedinthispresentationifusedbypersonsotherthantheSpecialCommittee. Thispresentationisnotintendedtoprovidethesole basisforevaluating,andshouldnotbeconsideredarecommendationwithrespectto,anytransactionorothermatter. Priortoentering intoanytransactiontheCompanyandtheSpecialCommitteeshoulddetermine,withoutrelianceonROTH,theeconomicmeritsand risksaswellasthelegal,taxandaccountingconsequencesofanysuchtransaction. Thispresentationdoesnotconstituteanopinion.Inpreparingthispresentation,ROTHhasmadecertainassumptionsregardingthe informationcontainedhereinandcertainlimitationsapplytosuchinformation.

F-2

Table of Contents

Project Alpha | August 21, 2013
CONFIDENTIAL

I. Situation Overview

II. Valuation Analysis

III. Appendix

ROTH Capital Partners

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3 Project Alpha | August 21, 2013 CONFIDENTIAL Table of Contents I. Situation Overview II. Valuation Analysis III. Appendix

F-3

Project Alpha | August 21, 2013
CONFIDENTIAL

I. Situation Overview

ROTH Capital Partners
4

4 Project Alpha | August 21, 2013 CONFIDENTIAL I. Situation Overview 4

F-4

5 Project Alpha | August 21, 2013 CONFIDENTIAL Situation Overview Current Status of the Company ▪ The Company has a market capitalization of only $22.0 million and trades on the Pink Sheets ▪ The Company trades less than $15K average daily volume, resulting in very limited liquidity for shareholders ▪ The Company has significantly underperformed the S&P 500 Index as well as the Halter USX China Index ▪ The Company’s business has been severely impacted by pricing pressures, rising costs and regulatory changes in China, resulting in decreasing sales and negative EBITDA, net income and operating cash flows ▪ Although the Company expects sales to recover slowly, it expects EBITDA, net income and operating cash flows to remain negative for the foreseeable future ▪ The Company is in default on approximately $49 million of its senior unsecured convertible notes ▪ The Company is currently subject to several class action and derivative lawsuits as well as a default lawsuit from certain holders of the convertible notes

F-5

Project Alpha | August 21, 2013
CONFIDENTIAL

Situation Overview
5 Year Relative Performance

Five Year Relative Stock Price Performance

50.00%
30.00%
10.00%
-10.00%
-30.00%
-50.00%
-70.00%
-90.00%
-110.00%
-130.00%
-150.00%
Aug-19-2008
Oct-30-2008
Jan-14-2009
Mar-30-2009
Jun-11-2009
Aug-24-2009
Nov-04-2009
Jan-20-2010
Apr-05-2010
Jun-16-2010
Aug-27-2010
Nov-09-2010
Jan-24-2011
Apr-06-2011
Jun-20-2011
Aug-31-2011
Nov-11-2011
Jan-27-2012
Apr-11-2012
Jun-22-2012
Sep-05-2012
Nov-19-2012
Feb-04-2013
Apr-18-2013
Jul-01-2013
Alpha - Share Pricing
S&P 500 Index
Halter USX China Index

1) Source: Capital IQ.

ROTH Capital Partners
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6 Project Alpha | August 21, 2013 CONFIDENTIAL Situation Overview 5 Year Relative Performance Five Year Relative Stock Price Performance 1) Source: Capital IQ. -150.00% -130.00% -110.00% -90.00% -70.00% -50.00% -30.00% -10.00% 10.00% 30.00% 50.00% Alpha - Share Pricing S&P 500 Index Halter USX China Index

F-6

Situation Overview
Trade Volume Distribution

Project Alpha | August 21, 2013
CONFIDENTIAL

60%
50%
40%
30%
20%
10%
0%
7%
24%
52%
6%
5%
5%
< $0.40
< $0.50
< $0.60
< $0.70
< $0.80
< $0.90

ROTH Capital Partners

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7 Project Alpha | August 21, 2013 CONFIDENTIAL Situation Overview Trade Volume Distribution 0% 10% 20% 30% 40% 50% 60% < $0.40 < $0.50 < $0.60 < $0.70 < $0.80 < $0.90 7% 24% 52% 6% 5% 5% Prices at Which Shares Have Traded Over the Last 12 Months

F-7

8 Project Alpha | August 21, 2013 CONFIDENTIAL II. Valuation Analysis 8

F-8

9 Project Alpha | August 21, 2013 CONFIDENTIAL Comparable Companies Transaction Comparables ▪ Compared Alpha’s offer multiple against multiples of comparable companies ▪ Compared Alpha against similar manufacturers of pharmaceutical products in China ▪ ROTH applied a 8% EBITDA margin and 2% net margin to the Alpha’s TTM revenue based on a normalized business model using the Company’s past and projected earnings ▪ Compared Alpha’s offer multiple against multiples paid in comparable transactions ▪ Reviewed comparable transactions within the last 5 years for companies that manufacture and sell pharmaceutical products in China. ROTH analyzed transactions with implied enterprise values between $10 million and $200 million and where there was a change of control ▪ ROTH applied a 8% EBITDA margin and 2% net margin to the Alpha’s TTM revenue based on a normalized business model using the Company’s past and projected earnings Discounted Cash Flow (“DCF”) Other Data and Considerations ▪ Estimated the value of Alpha based on Company management’s cash flow projections: • 6-year unlevered DCF model • Management financial projections (2013-2018) • Considered EBITDA exit multiple range of 4.0x to 8.0x • Considered Revenue exit multiple range of 0.5x to 1.5x • Considered weighted average cost of capital (“WACC”) range of 11.6% to 15.6% ▪ ROTH also considered the following other facts and data: • High and low trading prices for Alpha’s stock over the 52 weeks prior to the last trade date • That there is limited trading in the Company’s stock • That the Company is in default on $49.2 million of its unsecured senior convertible notes • That the Company is subject to several class action, derivative and other material lawsuits Valuation Analysis Valuation Methodologies and Key Assumptions

F-9

Project Alpha | August 21, 2013
CONFIDENTIAL

Implied Per Share Valuation[1]

$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
($1.00)
($2.00)
($3.00)
Closing Price of Alpha's Stock on 8/21/13 was $0.60
Red line and figures represent the median value for the given analysis
$0.07
($0.53)
($0.62)
($0.40)
($1.03)
($1.08)
($1.08)
$0.50
$0.03
$0.03
$3.90
$1.80
$0.19
$0.29
$0.25
$0.21
$1.59
$0.95
$0.63
Results not meaningful because implied equity value is negative across all variables
$1.10
($0.80)
($2.31)
Comparable Public Company Trading Analysis
EV / LTM Revenue
EV / LTM EBITDA²
P / LTM Net Income²
Precedent Transaction Analysis
EV / LTM Revenue
EV / LTM EBITDA²
P / LTM Net Income²
DCF Analysis EBITDA Multiple
DCF Analysis Revenue Multiple

ROTH Capital Partners
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10 Project Alpha | August 21, 2013 CONFIDENTIAL ($0.62) ($1.08) $0.03 $0.19 $0.21 $0.63 ($2.31) $0.07 ($0.40) $0.50 $3.90 $0.29 $1.59 $1.10 ($3.00) ($2.00) ($1.00) $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 Implied Per Share Valuation 1 Comparable Public Company Trading Analysis 1) ROTH used the 25 th percentile to the 75 th percentile for the range of values, except for the DCF, where ROTH used the high and low 2) ROTH applied an EBITDA margin of 8% and Net Margin of 2% to the Company’s TTM revenue based on a normalized business modelusing the Company’s past and projected earnings DCF Analysis EBITDA Multiple EV / LTM EBITDA 2 EV / LTM Revenue Precedent Transaction Analysis Red line and figures represent the median value for the given analysis P / LTM Net Income 2 EV / LTM EBITDA 2 EV / LTM Revenue P / LTM Net Income 2 ($0.53) ($1.08) $0.03 $1.80 $0.25 $0.95 Closing Price of Alpha’s Stock on 8/21/13 was $0.60 ($1.03) Results not meaningfu l because implied equity value is negative across all variables DCF Analysis Revenue Multiple ($0.80)

F-10

11 Project Alpha | August 21, 2013 CONFIDENTIAL Valuation Analysis Comparable Company Multiples 1 ($ in millions, except per share amounts Share Price Diluted Market Enterprise LTM LTM LTM EV/LTM EV/LTM P/ Company 1 Ticker 8/16/13 Shares Cap ($M) Value ($M) Revenue ($M) EBITDA ($M)Net Income ($M) Revenue 2 EBITDA 2 LTM E 3 Aoxing Pharmaceutical AMEX:AXN $0.21 49.8 10.5 30.4 10.5 (3.0) (20.0) 2.9x NM NM Bohai Pharmaceuticals OTCPK:BOPH $0.42 17.9 7.5 37.8 147.4 32.2 17.8 0.3x 1.2x 0.4x China BCT Pharmacy Group, Inc. OTCPK:CNBI $0.15 38.2 5.7 37.5 237.2 25.3 16.7 0.2x 1.5x 0.3x China Pharma Holdings AMEX:CPHI $0.20 43.6 8.7 9.3 40.1 (5.5) (7.2) 0.2x NM NM Shengtai Pharmaceutical Inc. OTCPK:SGTI $1.00 9.6 9.6 92.2 218.8 15.9 0.7 0.4x 5.8x 13.3x Minimum $0.15 9.6 5.7 9.3 10.5 (5.5) (20.0) 0.2x 1.2x 0.3x 25th Percentile $0.20 17.9 7.5 30.4 40.1 (3.0) (7.2) 0.2x 1.3x 0.4x Median $0.21 38.2 8.7 37.5 147.4 15.9 0.7 0.3x 1.5x 0.4x 75th Percentile $0.42 43.6 9.6 37.8 218.8 25.3 16.7 0.4x 3.6x 6.9x Maximum $1.00 49.8 10.5 92.2 237.2 32.2 17.8 2.9x 5.8x 13.3x American Oriental Bioengineering OTCPK:AOBI $0.60 36.6 22.0 75.6 133.2 (39.7) (18.9) 0.5x NM NM 1) Roth considered U.S.-listed pharmaceutical products companies focused on the China market with an enterprise value greater than $10M and less then $500M. Source: CapitalIQ 2) EV/EBITDA multiples less than 0 and greater than 50 considered "NM" 3) P/E multiples less than 0 and greather than 50 considered "NM" 4) P/Tangible Book multiples less than 0 and greater than 5 considered "NM" 5) LTM figures from Company management

F-11

Project Alpha | August 21, 2013
CONFIDENTIAL

Valuation Analysis

DCF Analysis Based on Management Projections[1]

DCF Assumptions & Output (Using Exit EBITDA Multiple)	
Discount Rate:	13.6%
Terminal EBITDA Multiple:	6.0x
Terminal Value:	$10.7
PV of Terminal Value:	$5.7
Sum of PV of Cash Flows:	($74.4)
Enterprise Value:	**($68.6)**
Terminal Value % EV:	NM
Enterprise Value:	($68.6)
Balance Sheet Adjustments:	($53.6)
Implied Equity Value:	**($122.2)**
Implied Price Per Share	**($3.33)**

DCF Assumptions & Output (Using Exit Revenue Multiple)	
Discount Rate:	13.6%
Terminal Revenue Multiple:	1.0x
Terminal Value:	$182.73
PV of Terminal Value:	$98.5
Sum of PV of Cash Flows:	($74.4)
Enterprise Value:	**$24.1**
Terminal Value % EV:	757.3%
Enterprise Value:	$24.1
Balance Sheet Adjustments:	($53.6)
Implied Equity Value:	**($29.4)**
Implied Price Per Share	**($0.80)**

ROTH Capital Partners
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12 Project Alpha | August 21, 2013 CONFIDENTIAL Valuation Analysis DCFAnalysis Based on Management Projections 1 1) Roth assumes a valuation date of 08/16/13 and uses a mid-year convention to discount cash flows 2) Balance Sheet Adjustment = Cash -Debt ($ millions except per share data) DCF Assumptions & Output (Using Exit EBITDA Multiple) DCF Assumptions & Output (Using Exit Revenue Multiple) Cash Flow Projections FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 Discount Rate: 13.6% Discount Rate: 13.6% Revenue $86.3 $96.7 $111.2 $131.2 $154.9 $182.7 Terminal EBITDA Multiple: 6.0x Terminal Revenue Multiple: 1.0x EBITDA ($44.4) ($32.9) ($26.1) ($16.8) ($3.9) $1.8 Terminal Value: $10.7 Terminal Value: $182.73 EBIT ($51.8) ($45.9) ($39.7) ($30.4) ($15.0) ($9.5) NOPAT ($38.9) ($34.4) ($29.8) ($22.8) ($11.2) ($7.1) PV of Terminal Value: $5.7 PV of Terminal Value: $98.5 Depreciation & Amortization $7.4 $13.0 $13.6 $13.6 $11.1 $11.3 Sum of PV of Cash Flows: ($74.4) Sum of PV of Cash Flows: ($74.4) Decrease/(Increase) in NWC $12.3 $4.4 $3.9 ($14.1) ($8.0) ($15.6) Enterprise Value: ($68.6) Enterprise Value: $24.1 CapEx ($2.0) ($14.2) ($4.0) ($1.8) ($1.8) ($1.8) Terminal Value % EV: NM Terminal Value % EV: 757.3% Unlevered Free Cash Flow ($7.6) ($31.3) ($16.3) ($25.1) ($10.0) ($13.3) Enterprise Value: ($68.6) Enterprise Value: $24.1 Pres. Value of Free Cash Flow ($2.7) ($28.1) ($12.9) ($17.4) ($6.1) ($7.2) Balance Sheet Adjustments: ($53.6) Balance Sheet Adjustments: ($53.6) Implied Equity Value: ($122.2) Implied Equity Value: ($29.4) End of Year Discount 0.36 1.36 2.36 3.36 4.36 5.36 Mid-Year Discount 0.18 0.86 1.86 2.86 3.86 4.86 Implied Price Per Share ($3.33) Implied Price Per Share ($0.80)

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13 Project Alpha | August 21, 2013 CONFIDENTIAL Valuation Analysis Discounted Cash Flow –WACC Calculation Footnotes: a)Beta was found using Capital IQ. Capital IQ calculates beta on a monthly basis. Roth uses mid-year conventions to discount cash flows as Roth assume that cash flows come in continuously throughout the year. b)B(u) = B(l) / (1+(1-Tax Rate) x Debt-to-Equity) c)Assumes debt as of July 31, 2012. Further assumes this amount of leverage persists as the Company's target leverage ratio. d)Effective tax rate provided by management e)Source: 10-Year Treasury yield at 08/21/13 f)Source: US Market Premium -Ibbotson 2012 g)CAPM Cost Equity Capital Calculation: Risk Free Rate + (Equity Beta x Equity Risk Premium) h)Source: Bloomberg i)Source: Size Premium -Ibbotson 2012 pg 92 –Size premium of decile 10z j)Cost of debt estimated by using yield on the Merrill Lynch CCC-Rated High Yield Bond Index as of 08/21/13 k)Weighted Average Cost of Capital = (Debt-to-Capital x Cost of Debt x (1-Tax Rate)) + (Equity-to-Capital x Cost of Equity Capital) Calculation of Weighted Avg. Cost of Capital WACC Step 1 -Calculate Avg. Portfolio Beta (a) Average Portfolio Equity Beta 1.30 Step 2 -Unlever Portfolio Beta (b) Avg. Debt-to-Equity Ratio 494.2% Avg. Tax Rate 17.2% Unlevered Average Portfolio Equity Beta 0.40 Step 3 -Arrive at Alpha Equity Beta Unlevered Average Portfolio Equity Beta 0.40 Alpha Debt-to-Equity Ratio (c) 275.5% Effective Tax Rate (d) 25.0% Levered Equity Beta 1.23 Step 4 Risk Free Rate (e) 2.9% Equity Risk Premium (f) 6.6% Levered Equity Beta 1.23 Cost of Equity Capital (g) 11.0% Plus: Country Premium (h) 11.1% Plus: Size Premium (i) 11.8% Alpha Adjusted Cost of Equity Capital 33.8% Step 5 Debt-to-Capital Ratio 73.4% Equity-to-Capital Ratio 26.6% Pre-tax Cost of Debt (j) 8.3% After-tax Cost of Debt 6.2% Cost of Equity Capital 33.8% Weighted Average Cost of Capital (k) 13.6%

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14 Project Alpha | August 21, 2013 CONFIDENTIAL Valuation Analysis Discounted Cash Flow –Beta Derivation 1 1) Source: Capital IQ. Capital IQ calculates 5-Year Beta’s on a monthly basis. 2) Effective tax rate as of latest quarterly filings. Tax rate for Alpha as provided by Management Levered Equity Unlevered Name Ticker Beta Debt Value Tax Rate 2 Beta Aoxing Pharmaceutical Company, Inc. AMEX:AXN 1.67 23.6 10.5 15.9% 0.58 Bohai Pharmaceuticals Group, Inc. OTCPK:BOPH 0.77 34.0 7.5 0.0% 0.14 China BCT Pharmacy Group, Inc. OTCPK:CNBI 1.24 54.6 5.7 40.6% 0.19 China Pharma Holdings, Inc. AMEX:CPHI 1.36 4.9 8.7 21.0% 0.94 Shengtai Pharmaceutical Inc. OTCPK:SGTI 1.48 90.4 9.6 8.4% 0.15 Average 1.30 41.5 8.4 17.2% 0.40 Alpha 1.81 60.6 19.4 25.0% 0.54 Levered Beta & WACC Calculation Unlevered Equity Levered Beta Debt 3 Value Tax Rate Beta Alpha 0.40 60.6 22.0 25.0% 1.23

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15 Project Alpha | August 21, 2013 CONFIDENTIAL Valuation Analysis 1,2 Comparable Transactions 1) Source: Capital IQ 2) ROTH reviewed transactions that occurred between 08/20/2008-08/20/2013 for companies that manufacture and sell pharmaceutical products in China where the enterprise value was between $10 million and $200 million and where there was a change of control Date Target Buyer Transaction Value ($M) EV/ LTM Revenue EV/ LTM EBITDA P/ LTM E 7/1/13 Yangling Dongke Maidisen Pharmaceuticals Renhe Pharmacy (SZSE:000650) 58.7 - - 35.8x 6/20/13 AVIC (Tieling) Pharmaceutical AVIC Investment Holdings (SHSE:600705) 12.1 1.4x - 7.5x 6/4/13 CSPC Zhongrun Pharmaceutical (Inner Mongolia) Best Century Group Limited 47.0 0.3x - - 3/22/13 Guizhou Baixiang Pharmaceutical Guizhou Miao Medicine Pharmaceutical 80.4 2.8x - NM 12/27/12 Zhejiang Conba Group Medical Health-care Products Zhejiang Conba Group 15.0 0.5x - 13.0x 8/8/12 Inner Mongolia Conba Pharmaceutical Zhejiang Conba Pharmaceutical (SHSE:600572) 31.4 - - - 4/17/12 Shengtai Pharmaceutical Inc. (OTCPK:SGTI) - 87.4 0.5x 5.6x 8.2x 11/29/11 Hunan Dehai Medicine Trading Hunan Hongxin Holding Ltd. 11.6 3.8x - - 9/22/11 Wuhan Kernel Bio Tech Grand Pharmaceutical (China) Company 17.2 2.0x - 28.3x 4/7/11 Guangdong Huazhou Traditional Chinese Medicine Xiangxue Pharmaceutical (SZSE:300147) 11.6 0.6x - 17.9x 12/8/10 Sichuan Hezheng Pharmaceutical Chongqing Lummy Pharmaceutical (SZSE:300006) 13.5 0.2x - 11.1x 8/11/10 Hunan Kangyuan Pharmaceutical Chongqing Lummy Pharmaceutical (SZSE:300006) 25.1 1.6x - 29.1x 5/3/10 Zhejiang Xianju Xianle Pharmaceutical China Grand Pharmaceutical and Healthcare (SEHK:512) 13.7 0.9x - 10.0x 6/11/09 Chongqing Carelife Pharmaceutical YaoPharma Co. 17.3 - - 18.6x 5/22/09 Hebei Hong Yuan Chemical CSPC Pharmaceutical Group (SEHK:1093) 16.1 0.4x - 3.2x 3/3/09 Fuzhou Neptunus Fuyao Pharmaceutical Shenzhen Neptunus Interlong Bio-Technique (SEHK:8329) 46.1 1.1x - 13.2x 11/28/08 China Shijiazhuang Pharmaceutical - 92.4 0.1x - 1.3x 11/2/08 China Biopharmaceuticals Holdings Neostem, Inc. (NasdaqCM:NBS) 53.5 1.1x 6.2x 23.0x Minimum 11.6 0.1x 5.6x 1.3x 25th Percentile 14.0 0.5x 5.7x 8.7x Median 21.2 0.9x 5.9x 13.1x 75th Percentile 51.9 1.5x 6.0x 21.9x Maximum 92.4 3.8x 6.2x 35.8x

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Project Alpha | August 21, 2013
CONFIDENTIAL

Valuation Analysis

52-Week Stock Trading History[1]

Current Price
$0.60
$0.90
$0.80
$0.70
$0.60
$0.50
$0.40
$0.30
$0.20
$0.10
$0.00
500,000
400,000
300,000
200,000
100,000
0
8/19/08
11/19/08
2/19/09
5/19/09
8/19/09

1) Source: Capital IQ

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16 Project Alpha | August 21, 2013 CONFIDENTIAL 0 100,000 200,000 300,000 400,000 500,000 $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 $0.90 8/19/08 11/19/08 2/19/09 5/19/09 8/19/09 Valuation Analysis 52-Week Stock Trading History 1 1) Source: Capital IQ Current Price $0.60 Premium/ Discount to CloseDate Price Closing Price 8/21/13 $0.60 30 Day VWAP $0.56 7.1% 90 Day VWAP $0.54 11.1% 52 Week High 9/17/12 $0.80 -25.0% 52 Week Low 12/27/12 $0.32 87.5%

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Project Alpha | August 21, 2013
CONFIDENTIAL

III. Appendix

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17 Project Alpha | August 21, 2013 CONFIDENTIAL III. Appendix

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18 Project Alpha | August 21, 2013 CONFIDENTIAL Appendix Management Projections –Profit and Loss Statement 1 1) Source: Management projections ($ millions) 2012A 2013E 2014E 2015E 2016E 2017E 2018E Sales 145.1 86.3 96.7 111.2 131.2 154.9 182.7 Cost of goods sold 100.7 64.8 71.6 80.1 91.2 103.3 121.9 Sales tax 1.1 1.2 1.2 1.2 1.3 1.5 Gross profit 44.4 20.4 24.0 30.0 38.8 50.3 59.4 Selling and marketing expenses 49.7 23.1 23.4 23.7 24.0 24.1 25.8 Advertising costs 29.0 9.4 6.0 5.0 5.0 5.0 5.0 R&D 6.2 4.3 3.5 3.5 4.0 5.0 6.0 G&A 25.4 23.0 23.0 22.5 22.0 22.8 Depreciation & amortization 7.2 7.4 13.0 13.6 13.6 11.1 11.3 Provision for doubtful accounts 7.1 0.8 0.0 0.0 0.0 0.0 0.0 Long term crop inventory costs 2.4 1.8 1.8 1.0 1.0 1.0 Total operating expenses 99.3 72.8 70.7 70.6 70.2 68.3 71.9 31.4 Financial expenses 5.8 3.4 4.1 7.1 5.9 5.0 3.8 Other income / loss (2.9) 0.6 0.8 0.9 1.0 3.0 3.0 Equity in earnings (losses) from equity method investments (2.8) (2.8) (0.5) 0.0 0.0 0.0 0.0 Gain on extinguishment of convertible notes 40.4 0.0 16.0 16.0 Income (Loss) Before Income Tax (57.5) (57.9) (34.5) (30.8) (36.3) (20.0) (13.3) Provision for income taxes 2.2 1.4 1.3 1.3 1.3 1.3 1.3 NET INCOME (LOSS) (59.7) (59.3) (35.8) (32.1) (37.6) (21.3) (14.6)

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19 Project Alpha | August 21, 2013 CONFIDENTIAL Appendix Management Projections –Balance Sheet 1 1) Source: Management projections ($ millions) July. 1, 2013 Dec. 31, 2013 Dec. 31, 2014 Dec. 31, 2015 Dec. 31, 2016 Dec. 31, 2017 Dec. 31, 2018 Cash 7.0 8.8 11.8 3.9 11.9 16.8 29.9 Accounts receivable 29.4 31.1 34.8 40.0 47.2 48.5 54.6 Inventories 21.3 21.4 26.3 27.1 28.7 33.5 35.0 Advances to suppliers and prepaid expenses 7.6 6.1 5.8 5.9 6.0 6.0 6.1 Other current assets 2.4 1.4 0.6 0.6 0.6 0.6 Total current assets 67.7 68.8 79.2 77.5 94.4 105.4 125.6 Long-term investments 1.5 0.7 0.2 0.2 0.2 0.2 0.2 Property, plant and equipment, net 138.3 134.2 126.2 168.1 160.7 155.6 150.4 Construction in progress 34.6 35.0 48.0 2.0 Land use rights, net 146.6 144.8 141.3 137.7 134.2 130.6 127.1 Capitalized agricultural costs 17.8 17.8 15.8 13.8 11.8 6.8 4.8 Acquired intangible assets, net 12.2 11.4 9.9 8.8 8.0 7.2 6.5 Other long term assets 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Total long term assets 351.1 343.9 341.5 330.7 314.8 300.5 289.0 TOTAL ASSETS 418.8 412.8 420.7 408.2 409.3 405.9 414.7 Accounts payable 12.0 22.9 33.1 35.2 38.0 41.0 45.6 Current bank loans 10.9 14.8 14.8 19.6 29.8 29.8 29.8 Convertible notes 49.2 49.2 24.6 Other payables and accrued expenses 19.5 22.0 24.9 24.9 24.9 24.9 24.9 Other liabilities 0.3 0.3 2.0 2.0 2.0 2.0 2.0 Total current liabilities 91.8 109.1 99.3 81.7 94.6 97.6 102.2 Long-term bank loans 0.5 4.8 54.8 50.0 35.0 20.0 5.0 Deferred tax liabilities 12.6 12.9 12.9 12.9 12.9 12.9 12.9 Unrecognized tax benefits 11.8 11.9 11.9 11.9 11.9 11.9 11.9 Total L-T liabilities 24.9 29.5 79.5 74.7 59.7 44.7 29.7 TOTAL LIABILITIES 116.7 138.6 178.8 156.4 154.4 142.4 131.9 TOTAL EQUITY 302.1 274.2 241.9 251.8 254.9 263.6 282.8 TOTAL LIABILITIES & EQUITY 418.8 412.8 420.7 408.2 409.3 405.9 414.7

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EXHIBIT G

Project Alpha | October 17, 2013 CONFIDENTIAL Project Alpha Presentation to the Special Committee of the Board of Directors October 17, 2013

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2 Project Alpha | October 17, 2013 CONFIDENTIAL This presentation was prepared by ROTH Capital Partners, LLC ( “ ROTH ” ) and provided to the Special Committee (the “ Special Committee ” ) of the Board of Directors of Alpha (the “ Company ” ) in connection with their consideration of potential strategic options . This presentation has been provided to the Special Committee by ROTH and may not be used or relied upon for any purpose without the written consent of ROTH . The information contained herein is confidential . By accepting this presentation you agree to use it for informational purposes only and will not disclose any such information to any other party without the written consent of ROTH . This presentation has not been prepared with a view toward public disclosure under state or federal securities laws or otherwise . Reproduction, dissemination, quotation, summarization or reference to this presentation without our written consent is prohibited . The information utilized in preparing this presentation was obtained from the Company and other public sources . ROTH assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects . To the extent such information includes estimates and/or forecasts of future performance prepared by Company management, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Company management . No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future . ROTH has no obligation, express or implied, to update any or all of the information contained in this presentation or to advise you of any changes . Because this presentation was prepared for use in the context of an oral presentation to the Special Committee, which is familiar with the business and affairs of the Company, ROTH does not take any responsibility for the accuracy or completeness of any of the material included in this presentation if used by persons other than the Special Committee . This presentation is not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter . Prior to entering into any transaction the Company and the Special Committee should determine, without reliance on ROTH, the economic merits and risks as well as the legal, tax and accounting consequences of any such transaction . This presentation does not constitute an opinion . In preparing this presentation, ROTH has made certain assumptions regarding the information contained herein and certain limitations apply to such information .

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Table of Contents

Project Alpha | October 17, 2013
CONFIDENTIAL

I. Situation Overview

II. Valuation Analysis

III. Appendix

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3 Project Alpha | October 17, 2013 CONFIDENTIAL Table of Contents I. Situation Overview II. Valuation Analysis III. Appendix

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Project Alpha | October 17, 2013
CONFIDENTIAL

I. Situation Overview

ROTH Capital Partners
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4 Project Alpha | October 17, 2013 CONFIDENTIAL I. Situation Overview 4

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5 Project Alpha | October 17, 2013 CONFIDENTIAL Situation Overview Current Status of the Company ▪ The Company has a market capitalization of only $22.0 million and trades on the Pink Sheets ▪ The Company trades less than $15K average daily volume, resulting in very limited liquidity for shareholders ▪ The Company has significantly underperformed the S&P 500 Index as well as the Halter USX China Index ▪ The Company’s business has been severely impacted by pricing pressures, rising costs and regulatory changes in China, resulting in decreasing sales and negative EBITDA, net income and operating cash flows ▪ Although the Company expects sales to recover slowly, it expects EBITDA, net income and operating cash flows to remain negative for the foreseeable future ▪ The Company is in default on approximately $49 million of its senior unsecured convertible notes ▪ The Company is currently subject to several class action and derivative lawsuits as well as a default lawsuit from certain holders of the convertible notes

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Situation Overview
5 Year Relative Performance

Project Alpha | October 17, 2013
CONFIDENTIAL

Five Year Relative Stock Price Performance

150.00%
100.00%
50.00%
0.00%
-50.00%
-100.00%
-150.00%
Oct-17-2008
Apr-17-2009
Oct-17-2009
Apr-17-2010
Oct-17-2010
Apr-17-2011
Oct-17-2011
Apr-17-2012
Oct-17-2012
Apr-17-2013
Oct-17-2013
Alpha Share Price
S&P 500
Halter USX China Index

1) Source: Capital IQ.

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6 Project Alpha | October 17, 2013 CONFIDENTIAL Situation Overview 5 Year Relative Performance Five Year Relative Stock Price Performance 1) Source: Capital IQ. -150.00% -100.00% -50.00% 0.00% 50.00% 100.00% 150.00% Alpha Share Price S&P 500 Halter USX China Index

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Project Alpha | October 17, 2013
CONFIDENTIAL

Situation Overview

Trade Volume Distribution[1]

Prices at Which Shares Have Traded Over the Last 12 Months
70%
60%
50%
40%
30%
20%
10%
0%
6.3%
29.2%
61.4%
3.0%
< $0.40
$0.40-$0.49
$0.50-$0.59
$0.60-$0.69

1) From 10/17/12 - 10/17/13

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7 Project Alpha | October 17, 2013 CONFIDENTIAL Situation Overview Trade Volume Distribution 1 6.3% 29.2% 61.4% 3.0% 0% 10% 20% 30% 40% 50% 60% 70% < $0.40 $0.40-$0.49 $0.50-$0.59 $0.60-$0.69 Prices at Which Shares Have Traded Over the Last 12 Months 1) From 10/17/12 - 10/17/13

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8 Project Alpha | October 17, 2013 CONFIDENTIAL II. Valuation Analysis 8

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9 Project Alpha | October 17, 2013 CONFIDENTIAL Comparable Companies Transaction Comparables ▪ Compared Alpha ’ s offer multiple against multiples of comparable companies ▪ Compared Alpha against similar manufacturers of pharmaceutical products in China ▪ ROTH applied a 8% EBITDA margin and 2% net margin to the Alpha’s TTM revenue based on a normalized business model using the Company’s past and projected earnings ▪ Compared Alpha ’ s offer multiple against multiples paid in comparable transactions ▪ Reviewed comparable transactions within the last 5 years for companies that manufacture and sell pharmaceutical products in China. ROTH analyzed transactions with implied enterprise values between $10 million and $200 million and where there was a change of control ▪ ROTH applied a 8% EBITDA margin and 2% net margin to the Alpha’s TTM revenue based on a normalized business model using the Company’s past and projected earnings Discounted Cash Flow ( “ DCF ” ) Other Data and Considerations ▪ Estimated the value of Alpha based on Company management ’ s cash flow projections: • 6 - year unlevered DCF model • Management financial projections (2013 - 2018) • Considered EBITDA exit multiple range of 4.0x to 8.0x • Considered Revenue exit multiple range of 0.5x to 1.5x • Considered weighted average cost of capital ( “ WACC ” ) range of 9.6% to 15.6% ▪ ROTH also considered the following other facts and data: • High and low trading prices for Alpha ’ s stock over the 52 weeks prior to the last trade date • That there is limited trading in the Company’s stock • That the Company is in default on $49.2 million of its unsecured senior convertible notes • That the Company is subject to several class action, derivative and other material lawsuits Valuation Analysis Valuation Methodologies and Key Assumptions

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Project Alpha | October 17, 2013
CONFIDENTIAL

Implied Per Share Valuation[1]

$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
($1.00)
($2.00)
($3.00)
Closing Price of Alpha's Stock on 10/17/13 was $0.36
Red line and figures represent the median value for the given analysis
Results not meaningful because implied equity value is negative across all variables
Results not meaningful because implied equity value is negative across all variables
$0.10
$0.03
$0.03
$3.90
$1.80
$0.19
$0.29
$0.21
$1.59
$0.95
$0.63
Results not meaningful because implied equity value is negative across all variables
$1.69
($0.31)
($1.90)
Comparable Public Company Trading Analysis
EV / LTM Revenue
EV / LTM EBITDA[2]
P / LTM Net Income[2]
Precedent Transaction Analysis
EV / LTM Revenue
EV / LTM EBITDA[2]
P / LTM Net Income[2]
DCF Analysis EBITDA Multiple
DCF Analysis Revenue Multiple

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10 Project Alpha | October 17, 2013 CONFIDENTIAL $0.03 $0.19 $0.21 $0.63 ($1.90) $0.10 $3.90 $0.29 $1.59 $1.69 ($3.00) ($2.00) ($1.00) $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 Results not meaningfu l because implied equity value is negative across all variables Results not meaningful because implied equity value is negative across all variables Implied Per Share Valuation 1 Comparable Public Company Trading Analysis 1) ROTH used the 25 th percentile to the 75 th percentile for the range of values, except for the DCF, where ROTH used the high and low 2) ROTH applied an EBITDA margin of 8% and Net Margin of 2% to the Company’s TTM revenue based on a normalized business model us ing the Company’s past and projected earnings DCF Analysis EBITDA Multiple EV / LTM EBITDA 2 EV / LTM Revenue Precedent Transaction Analysis Red line and figures represent the median value for the given analysis P / LTM Net Income 2 EV / LTM EBITDA 2 EV / LTM Revenue P / LTM Net Income 2 $0.03 $1.80 $0.25 $0.95 Closing Price of Alpha’s Stock on 10/17/13 was $0.36 Results not meaningful because implied equity value is negative across all variables DCF Analysis Revenue Multiple ($0.31)

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11 Project Alpha | October 17, 2013 CONFIDENTIAL Valuation Analysis Comparable Company Multiples 1 ($ in millions, except per share amounts Share Price Diluted Market Enterprise LTM LTM LTM EV/LTM EV/LTM P/ Company 1 Ticker 10/17/13 Shares Cap ($M) Value ($M) Revenue ($M) EBITDA ($M) Net Income ($M) Revenue 2 EBITDA 2 LTM E 3 Aoxing Pharmaceutical AMEX:AXN $ 0.27 49.8 13.5 33.4 10.5 (3.0) (20.0) 3.2x NM NM Bohai Pharmaceuticals OTCPK:BOPH $ 0.47 17.9 8.4 38.7 147.4 32.2 17.8 0.3x 1.2x 0.5x China BCT Pharmacy Group, Inc. OTCPK:CNBI $ 0.18 38.2 6.9 38.7 237.2 25.3 16.7 0.2x 1.5x 0.4x China Pharma Holdings AMEX:CPHI $ 0.34 43.6 14.8 15.4 40.1 (5.5) (7.2) 0.4x NM NM Shengtai Pharmaceutical Inc. OTCPK:SGTI $ 0.17 9.6 1.6 84.3 218.8 15.9 0.7 0.4x 5.3x 2.3x Minimum $ 0.17 9.6 1.6 15.4 10.5 (5.5) (20.0) 0.2x 1.2x 0.4x 25th Percentile $ 0.18 17.9 6.9 33.4 40.1 (3.0) (7.2) 0.3x 1.4x 0.4x Median $ 0.27 38.2 8.4 38.7 147.4 15.9 0.7 0.4x 1.5x 0.5x 75th Percentile $ 0.34 43.6 13.5 38.7 218.8 25.3 16.7 0.4x 3.4x 1.4x Maximum $ 0.47 49.8 14.8 84.3 237.2 32.2 17.8 3.2x 5.3x 2.3x American Oriental Bioengineering OTCPK:AOBI $ 0.37 36.6 13.6 67.1 133.2 (39.7) (18.9) 0.5x NM NM 1) Roth considered U.S. - listed pharmaceutical products companies focused on the China market with an enterprise value greater th an $10M and less then $500M. Source: CapitalIQ 2) EV/EBITDA multiples less than 0 and greater than 50 considered "NM" 3) P/E multiples less than 0 and greather than 50 considered "NM" 4) LTM figures from Company management

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Valuation Analysis
DCF Analysis Based on Management Projections[1]

Project Alpha | October 17, 2013
CONFIDENTIAL

DCF Assumptions & Output (Using Exit EBITDA Multiple)	
Discount Rate:	12.6%
Terminal EBITDA Multiple:	6.0x
Terminal Value:	$10.7
PV of Terminal Value:	$6.1
Sum of PV of Cash Flows:	($62.4)
Enterprise Value:	**($56.3)**
Terminal Value % EV:	NM
Enterprise Value:	($56.3)
Balance Sheet Adjustments:	($53.6)
Implied Equity Value:	**($109.9)**
Implied Price Per Share	**($3.00)**

DCF Assumptions & Output (Using Exit Revenue Multiple)	
Discount Rate:	12.6%
Terminal Revenue Multiple:	1.0x
Terminal Value:	$182.73
PV of Terminal Value:	$104.5
Sum of PV of Cash Flows:	($62.4)
Enterprise Value:	**$42.1**
Terminal Value % EV:	433.9%
Enterprise Value:	$42.1
Balance Sheet Adjustments:	($53.6)
Implied Equity Value:	**($11.5)**
Implied Price Per Share	**($0.31)**

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12 Project Alpha | October 17, 2013 CONFIDENTIAL Valuation Analysis DCF Analysis Based on Management Projections 1 1) Roth assumes a valuation date of 10/17/13 and uses a mid - year convention to discount cash flows 2) Balance Sheet Adjustment = Cash - Debt ($ millions except per share data) DCF Assumptions & Output (Using Exit EBITDA Multiple) DCF Assumptions & Output (Using Exit Revenue Multiple) Cash Flow Projections FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 Discount Rate: 12.6% Discount Rate: 12.6% Revenue $86.3 $96.7 $111.2 $131.2 $154.9 $182.7 Terminal EBITDA Multiple: 6.0x Terminal Revenue Multiple: 1.0x EBITDA ($44.4) ($32.9) ($26.1) ($16.8) ($3.9) $1.8 Terminal Value: $10.7 Terminal Value: $182.73 EBIT ($51.8) ($45.9) ($39.7) ($30.4) ($15.0) ($9.5) NOPAT ($38.9) ($34.4) ($29.8) ($22.8) ($11.2) ($7.1) PV of Terminal Value: $6.1 PV of Terminal Value: $104.5 Depreciation & Amortization $7.4 $13.0 $13.6 $13.6 $11.1 $11.3 Sum of PV of Cash Flows: ($62.4) Sum of PV of Cash Flows: ($62.4) Decrease/(Increase) in NWC $14.1 $7.3 ($4.0) ($6.1) ($3.1) ($2.5) Enterprise Value: ($56.3) Enterprise Value: $42.1 CapEx ($2.0) ($14.2) ($4.0) ($1.8) ($1.8) ($1.8) Terminal Value % EV: NM Terminal Value % EV: 433.9% Unlevered Free Cash Flow ($4.0) ($28.4) ($24.2) ($17.1) ($5.0) ($0.2) Enterprise Value: ($56.3) Enterprise Value: $42.1 Pres. Value of Free Cash Flow ($0.8) ($26.1) ($19.8) ($12.4) ($3.2) ($0.1) Balance Sheet Adjustments: ($53.6) Balance Sheet Adjustments: ($53.6) Implied Equity Value: ($109.9) Implied Equity Value: ($11.5) End of Year Discount 0.21 1.21 2.21 3.21 4.21 5.21 Mid - Year Discount 0.10 0.70 1.70 2.70 3.70 4.70 Implied Price Per Share ($3.00) Implied Price Per Share ($0.31)

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13 Project Alpha | October 17, 2013 CONFIDENTIAL Valuation Analysis Discounted Cash Flow – WACC Calculation Footnotes: a) Beta was found using Capital IQ. Capital IQ calculates beta on a monthly basis. Roth uses mid - year conventions to discount cash flows as Roth assume that cash flows come in continuously throughout the year. b) B(u) = B(l) / (1+(1 - Tax Rate) x Debt - to - Equity) c) Assumes debt as of July 31, 2012. Further assumes this amount of leverage persists as the Company's target leverage ratio. d) Effective tax rate provided by management e) Source: 10 - Year Treasury yield at 10/17/13 f) Source: US Market Premium - Ibbotson 2012 g) CAPM Cost Equity Capital Calculation: Risk Free Rate + (Equity Beta x Equity Risk Premium) h) Source: Bloomberg i) Source: Size Premium - Ibbotson 2012 pg 92 – Size premium of decile 10z j) Cost of debt estimated by using yield on the Merrill Lynch CCC - Rated High Yield Bond Index as of 10/17/13 k) Weighted Average Cost of Capital = (Debt - to - Capital x Cost of Debt x (1 - Tax Rate)) + (Equity - to - Capital x Cost of Equity Capital) Calculation of Weighted Avg. Cost of Capital WACC Step 1 - Calculate Avg. Portfolio Beta (a) Average Portfolio Equity Beta 1.30 Step 2 - Unlever Portfolio Beta (b) Avg. Debt - to - Equity Ratio 459.5% Avg. Tax Rate 17.2% Unlevered Average Portfolio Equity Beta 0.43 Step 3 - Arrive at Alpha Equity Beta Unlevered Average Portfolio Equity Beta 0.43 Alpha Debt - to - Equity Ratio (c) 446.7% Effective Tax Rate (d) 25.0% Levered Equity Beta 1.87 Step 4 Risk Free Rate (e) 2.6% Equity Risk Premium (f) 6.6% Levered Equity Beta 1.87 Cost of Equity Capital (g) 15.0% Plus: Country Premium (h) 11.1% Plus: Size Premium (i) 11.8% Alpha Adjusted Cost of Equity Capital 37.8% Step 5 Debt - to - Capital Ratio 81.7% Equity - to - Capital Ratio 18.3% Pre - tax Cost of Debt (j) 9.3% After - tax Cost of Debt 7.0% Cost of Equity Capital 37.8% Weighted Average Cost of Capital (k) 12.6%

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14 Project Alpha | October 17, 2013 CONFIDENTIAL Valuation Analysis Discounted Cash Flow – Beta Derivation 1 1) Source: Capital IQ. Capital IQ calculates 5 - Year Beta ’ s on a monthly basis. 2) Effective tax rate as of latest quarterly filings. Tax rate for Alpha as provided by Management Levered Equity Unlevered Name Ticker Beta Debt Value Tax Rate 2 Beta Aoxing Pharmaceutical Company, Inc. AMEX:AXN 1.67 23.6 13.5 15.9% 0.67 Bohai Pharmaceuticals Group, Inc. OTCPK:BOPH 0.77 34.0 8.4 0.0% 0.15 China BCT Pharmacy Group, Inc. OTCPK:CNBI 1.24 54.6 6.9 40.6% 0.22 China Pharma Holdings, Inc. AMEX:CPHI 1.36 4.9 14.8 21.0% 1.08 Shengtai Pharmaceutical Inc. OTCPK:SGTI 1.48 90.4 1.6 8.4% 0.03 Average 1.30 41.5 9.0 17.2% 0.43 Alpha 1.81 60.6 19.4 25.0% 0.54 Levered Beta & WACC Calculation Unlevered Equity Levered Beta Debt 3 Value Tax Rate Beta Alpha 0.43 60.6 13.6 25.0% 1.87

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15 Project Alpha | October 17, 2013 CONFIDENTIAL Valuation Analysis 1,2 Comparable Transactions 1) Source: Capital IQ 2) ROTH reviewed transactions that occurred between 08/20/2008 - 08/20/2013 for companies that manufacture and sell pharmaceutical pr oducts in China where the enterprise value was between $10 million and $200 million and where there was a change of control Date Target Buyer Transaction Value ($M) EV/ LTM Revenue EV/ LTM EBITDA P/ LTM E 7/1/13 Yangling Dongke Maidisen Pharmaceuticals Renhe Pharmacy (SZSE:000650) 58.7 - - 35.8x 6/20/13 AVIC (Tieling) Pharmaceutical AVIC Investment Holdings (SHSE:600705) 12.1 1.4x - 7.5x 6/4/13 CSPC Zhongrun Pharmaceutical (Inner Mongolia) Best Century Group Limited 47.0 0.3x - - 3/22/13 Guizhou Baixiang Pharmaceutical Guizhou Miao Medicine Pharmaceutical 80.4 2.8x - NM 12/27/12 Zhejiang Conba Group Medical Health - care Products Zhejiang Conba Group 15.0 0.5x - 13.0x 8/8/12 Inner Mongolia Conba Pharmaceutical Zhejiang Conba Pharmaceutical (SHSE:600572) 31.4 - - - 4/17/12 Shengtai Pharmaceutical Inc. (OTCPK:SGTI) - 87.4 0.5x 5.6x 8.2x 11/29/11 Hunan Dehai Medicine Trading Hunan Hongxin Holding Ltd. 11.6 3.8x - - 9/22/11 Wuhan Kernel Bio Tech Grand Pharmaceutical (China) Company 17.2 2.0x - 28.3x 4/7/11 Guangdong Huazhou Traditional Chinese Medicine Xiangxue Pharmaceutical (SZSE:300147) 11.6 0.6x - 17.9x 12/8/10 Sichuan Hezheng Pharmaceutical Chongqing Lummy Pharmaceutical (SZSE:300006) 13.5 0.2x - 11.1x 8/11/10 Hunan Kangyuan Pharmaceutical Chongqing Lummy Pharmaceutical (SZSE:300006) 25.1 1.6x - 29.1x 5/3/10 Zhejiang Xianju Xianle Pharmaceutical China Grand Pharmaceutical and Healthcare (SEHK:512) 13.7 0.9x - 10.0x 6/11/09 Chongqing Carelife Pharmaceutical YaoPharma Co. 17.3 - - 18.6x 5/22/09 Hebei Hong Yuan Chemical CSPC Pharmaceutical Group (SEHK:1093) 16.1 0.4x - 3.2x 3/3/09 Fuzhou Neptunus Fuyao Pharmaceutical Shenzhen Neptunus Interlong Bio - Technique (SEHK:8329) 46.1 1.1x - 13.2x 11/28/08 China Shijiazhuang Pharmaceutical - 92.4 0.1x - 1.3x 11/2/08 China Biopharmaceuticals Holdings Neostem, Inc. (NasdaqCM:NBS) 53.5 1.1x 6.2x 23.0x Minimum 11.6 0.1x 5.6x 1.3x 25th Percentile 14.0 0.5x 5.7x 8.7x Median 21.2 0.9x 5.9x 13.1x 75th Percentile 51.9 1.5x 6.0x 21.9x Maximum 92.4 3.8x 6.2x 35.8x

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Project Alpha | October 17, 2013
CONFIDENTIAL

Valuation Analysis

52-Week Stock Trading History[1]

$0.85
$0.75
$0.65
$0.55
$0.45
$0.35
$0.25
500,000
400,000
300,000
200,000
100,000
0
Current Price
$0.36
10/17/12
12/17/12
02/17/13
04/17/13
06/17/13
08/17/13
10/17/13
Alpha Share Volume
Alpha Share Price

1) Source: Capital IQ

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16 Project Alpha | October 17, 2013 CONFIDENTIAL 0 100,000 200,000 300,000 400,000 500,000 $0.25 $0.35 $0.45 $0.55 $0.65 $0.75 $0.85 Alpha Share Volume Alpha Share Price Valuation Analysis 52 - Week Stock Trading History 1 1) Source: Capital IQ Current Price $0.36 Date Price Premium/Discoun t to Close Closing Price 10/17/13 $0.36 30 Day VWAP $0.43 (17.2%) 90 Day VWAP $0.52 (31.0%) 52 Week High 09/03/13 $0.65 (44.6%) 52 Week Low 12/27/12 $0.32 12.5%

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Project Alpha | October 17, 2013
CONFIDENTIAL

III. Appendix

ROTH Capital Partners
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17 Project Alpha | October 17, 2013 CONFIDENTIAL III. Appendix

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18 Project Alpha | October 17, 2013 CONFIDENTIAL Appendix Management Projections – Profit and Loss Statement 1 1) Source: Managemen t projections ($ millions) 2012A 2013E 2014E 2015E 2016E 2017E 2018E Sales 145.1 86.3 96.7 111.2 131.2 154.9 182.7 Cost of goods sold 100.7 64.8 71.6 80.1 91.2 103.3 121.9 Sales tax 1.1 1.2 1.2 1.2 1.3 1.5 Gross profit 44.4 20.4 24.0 30.0 38.8 50.3 59.4 Selling and marketing expenses 49.7 23.1 23.4 23.7 24.0 24.1 25.8 Advertising costs 29.0 9.4 6.0 5.0 5.0 5.0 5.0 R&D 6.2 4.3 3.5 3.5 4.0 5.0 6.0 G&A 25.4 23.0 23.0 22.5 22.0 22.8 Depreciation & amortization 7.2 7.4 13.0 13.6 13.6 11.1 11.3 Provision for doubtful accounts 7.1 0.8 0.0 0.0 0.0 0.0 0.0 Long term crop inventory costs 2.4 1.8 1.8 1.0 1.0 1.0 Total operating expenses 99.3 72.8 70.7 70.6 70.2 68.3 71.9 31.4 Financial expenses 5.8 3.4 4.1 7.1 5.9 5.0 3.8 Other income / loss (2.9) 0.6 0.8 0.9 1.0 3.0 3.0 Equity in earnings (losses) from equity method investments (2.8) (2.8) (0.5) 0.0 0.0 0.0 0.0 Gain on extinguishment of convertible notes 40.4 0.0 16.0 16.0 Income (Loss) Before Income Tax (57.5) (57.9) (34.5) (30.8) (36.3) (20.0) (13.3) Provision for income taxes 2.2 1.4 1.3 1.3 1.3 1.3 1.3 NET INCOME (LOSS) (59.7) (59.3) (35.8) (32.1) (37.6) (21.3) (14.6)

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19 Project Alpha | October 17, 2013 CONFIDENTIAL Appendix Management Projections – Balance Sheet 1 1) Source: Managemen t projections ($ millions) July. 1, 2013 Dec. 31, 2013 Dec. 31, 2014 Dec. 31, 2015 Dec. 31, 2016 Dec. 31, 2017 Dec. 31, 2018 Cash 7.0 8.8 11.8 3.9 11.9 16.8 29.9 Accounts receivable 29.4 31.1 34.8 40.0 47.2 48.5 54.6 Inventories 21.3 21.4 26.3 27.1 28.7 33.5 35.0 Advances to suppliers and prepaid expenses 7.6 6.1 5.8 5.9 6.0 6.0 6.1 Other current assets 2.4 1.4 0.6 0.6 0.6 0.6 Total current assets 67.7 68.8 79.2 77.5 94.4 105.4 125.6 Long - term investments 1.5 0.7 0.2 0.2 0.2 0.2 0.2 Property, plant and equipment, net 138.3 134.2 126.2 168.1 160.7 155.6 150.4 Construction in progress 34.6 35.0 48.0 2.0 Land use rights, net 146.6 144.8 141.3 137.7 134.2 130.6 127.1 Capitalized agricultural costs 17.8 17.8 15.8 13.8 11.8 6.8 4.8 Acquired intangible assets, net 12.2 11.4 9.9 8.8 8.0 7.2 6.5 Other long term assets 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Total long term assets 351.1 343.9 341.5 330.7 314.8 300.5 289.0 TOTAL ASSETS 418.8 412.8 420.7 408.2 409.3 405.9 414.7 Accounts payable 12.0 22.9 33.1 35.2 38.0 41.0 45.6 Current bank loans 10.9 14.8 14.8 19.6 29.8 29.8 29.8 Convertible notes 49.2 49.2 24.6 Other payables and accrued expenses 19.5 22.0 24.9 24.9 24.9 24.9 24.9 Other liabilities 0.3 0.3 2.0 2.0 2.0 2.0 2.0 Total current liabilities 91.8 109.1 99.3 81.7 94.6 97.6 102.2 Long - term bank loans 0.5 4.8 54.8 50.0 35.0 20.0 5.0 Deferred tax liabilities 12.6 12.9 12.9 12.9 12.9 12.9 12.9 Unrecognized tax benefits 11.8 11.9 11.9 11.9 11.9 11.9 11.9 Total L - T liabilities 24.9 29.5 79.5 74.7 59.7 44.7 29.7 TOTAL LIABILITIES 116.7 138.6 178.8 156.4 154.4 142.4 131.9 TOTAL EQUITY 302.1 274.2 241.9 251.8 254.9 263.6 282.8 TOTAL LIABILITIES & EQUITY 418.8 412.8 420.7 408.2 409.3 405.9 414.7

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